UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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CHESAPEAKE ENERGY CORPORATION

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Notice of 2018 Annual Meeting of Shareholders & Proxy Statement MA Y 18, 201 8 // OKLAHOMA CITY, OK

Guide to Chesapeake's Proxy

1	**PROXY OVERVIEW**
1	Letter to Shareholders
2	Notice of 2018 Annual Meeting of Shareholders
4	Governance Overview
8	Compensation Overview
15	Audit Overview
17	Voting and Meeting Information
22	**GOVERNANCE**
22	**PROPOSAL 1:** Election of Directors
25	Board Composition
30	Tone at the Top — Our Core Values
32	Our Board of Directors
38	How We Oversee and Manage Enterprise Risk
39	Investor Outreach
40	**EXECUTIVE COMPENSATION**
40	**PROPOSAL 2:** Advisory Vote to Approve Named Executive Officer Compensation
41	Compensation Discussion and Analysis
42	Shareholder Outreach
43	Pay-for-Performance Compensation Philosophy
44	Our Strategic Transformation and Priorities
45	Process for Determining Executive Compensation
46	Independent Compensation Consultant
47	Chief Executive Officer and Management Role in Executive Compensation Process
47	Primary Executive Compensation Elements for 2017
50	2017 Long-Term Incentive Program
52	Certification of 2015 – 2017 Performance Share Units
53	Other Compensation
54	Changes for 2018 Executive Compensation
56	Other Executive Compensation Matters
59	Compensation Committee Report
59	Executive Compensation Tables
71	2017 Director Compensation
72	Beneficial Ownership
74	**AUDIT**
74	**PROPOSAL 3:** Ratification of PwC as Independent Registered Public Accounting Firm for 2018
76	Independent Auditor Information
77	Audit Committee Report
78	**SHAREHOLDER MATTERS**
78	**PROPOSAL 4:** Shareholder Proposal Relating to Lobbying Activities and Expenditures Report
81	**PROPOSAL 5:** Shareholder Proposal Relating to 2 Degrees Celsius Scenario Assessment Report
85	Submitting Shareholder Proposals for 2019 Annual Meeting
86	Forward-Looking Statements
86	EXHIBIT A

INDEX OF FREQUENTLY REQUESTED INFORMATION

76	Auditor Fees
74	Auditor Tenure
32	Board Leadership
35	Board Meeting Attendance
70	CEO Pay Ratio
43	CEO Realizable Pay
57	Clawback Policy
46	Compensation Consultants
22	Director Biographies
27	Director Independence
25	Director Qualifications
25	Director Retirement Policy
57	Hedging Policy
39	Investor Outreach
50	Long-Term Incentive Program
49	Pay for Performance
54	Peer Group
57	Pledging Policy
37	Political Spending and Lobbying Oversight
85	Proxy Access
29	Related Person Transactions
38	Risk Oversight
69	Severance Benefits
73	Share Ownership for Executives and Directors
56	Share Ownership Requirements
85	Shareholder Proposal Deadlines for 2019

ONLINE PROXY STATEMENT

https://iiwisdom.com/CHK-2018

www.chk.com/investors/annual-meeting

ONLINE ANNUAL REPORT

www.chk.com/investors/annual-report

(first sent or made available on April 6, 2018)

This overview highlights information contained elsewhere in the proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. Proxy Overview Letter to Shareholders 2017 was a year of continued progress in the transformation of Chesapeake Energy. Since assuming responsibilities for the management of Chesapeake in 2013, our leadership team has executed significant financial, operational and cultural improve-ments at the company. Total leverage has declined by approx-imately 50%, cash costs have been significantly reduced and capital efficiency is permitting the company to generate stable levels of production with significantly less investment. These actions, combined with divestitures of non-core assets, have positioned the company to achieve its goal of generating posi-tive cash flow in 2018. Doug Lawler and Brad Martin During the year, overall production grew by 3%, and our oil production grew by approximately 2% year over year, adjusted for asset sales. This occurred with approximately $500 million, or $0.58 per boe, being eliminated from our cost struc-ture. Over the past three years, midstream transportation commitments have been reduced by nearly $7 billion, and, as a result, have changed the economic value of a number of our major assets. Chesapeake’s commitment to operating responsibly and safely was reflected again in 2017, showing significant improvement in our safety and environmental metrics and resulting in the best achievement levels in the company’s history. The accomplishments over the past five years have occurred because of the pas-sionate commitment of our employees and their relentless drive to execute the business strategies of Chesapeake Energy, and to do so with a complete commit-ment to our core values. The foundation has been built to create significant value in the future. We appreciate your investment in Chesapeake Energy. R. Brad Martin Chairman of the Board Robert D. Lawler President, Chief Executive Officer and Director PROXY OVERVIEW 1 2017 PERFORMANCE HIGHLIGHTS ~ 50% Reduction in total leverage since 2012 $510 million Savings in midstream, lease operating and G&A expenses 87% Improvement in Total Recordable Incident Rate over 2016

Notice of 2018 Annual Meeting of Shareholders



You are invited to attend Chesapeake Energy Corporation's 2018 Annual Meeting of Shareholders. This page contains important information about the meeting, including how you can make sure your views are represented by voting today.

Sincerely,

James R. Webb
Executive Vice President – General Counsel and Corporate Secretary

LOGISTICS

Date:	Friday, May 18, 2018
Time:	10:00 a.m. Central Time
Webcast:	www.chk.com/investors
Location:	Chesapeake Headquarters 6100 North Western Avenue Oklahoma City, OK 73118

Attending in Person: You must be a shareholder of Chesapeake as of the record date and you must bring your admission ticket and photo ID. Follow the instructions under the caption "How can I attend the Annual Meeting? Do I need a ticket?" on page 20.

VOTING Q&A

Who can vote? Shareholders of record as of the close of business on the record date, March 19, 2018

How many shares are entitled to vote? 911,878,129 shares of common

How many votes do I get? One vote for each director and one vote on each proposal for each share you hold as of March 19, 2018

How can I vote? You can submit your vote in any of the following ways:

INTERNET VIA COMPUTER: Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

INTERNET VIA TABLET OR SMARTPHONE: By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

TELEPHONE: Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

MAIL: If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.

IN PERSON: By requesting a ballot when you arrive and following all of the instructions under the caption "How can I attend the Annual Meeting? Do I need a ticket?" on page 20. If you are a beneficial holder of shares held in street name, you must also obtain a proxy from your financial institution and bring it with you to hand in with your ballot.

AGENDA

PROPOSAL 1: Elect eight directors named in the proxy for the coming year (read more on page 22).

Your Board recommends a vote FOR each director nominee.

Vote required: *majority of votes cast (pursuant to majority-vote policy).*

PROPOSAL 2: Approve our named executives' compensation in advisory vote (read more on page 40).

Your Board recommends a vote FOR Proposal 2.

Vote required: *plurality of votes cast.*

PROPOSAL 3: Ratify the appointment of Pricewater-houseCoopers LLP (PwC) as independent auditor for 2018 (read more on page 74).

Your Board recommends a vote FOR Proposal 3.

Vote required: *plurality of votes cast.*

PROPOSALS 4 AND 5: Two shareholder proposals if properly presented at the meeting (read more beginning on page 78).

Your Board recommends a vote AGAINST Proposals 4 and 5.

Vote required: *plurality of votes cast.*

Other Business: Shareholders will also transact any other business that properly comes before the meeting.

Abstentions and Broker Non-Votes: For Proposal 3, abstentions will not be counted as a vote for or against and no broker non-votes are expected. For all other proposals, abstentions and broker non-votes will not be counted as a vote for or against.

Roadmap of Voting Items: See "Roadmap of Voting Items" for more detailed information regarding each proposal.

2 CHESAPEAKE ENERGY CORPORATION

Roadmap of Voting Items BOARD RECOMMENDATION VOTING ITEM ROADMAP OF VOTING ITEMS 3 PROPOSAL 1. Election of Directors (page 22) We are asking shareholders to vote on each director nominee to the Board of Directors (“Board”) named in the proxy statement. The Board and Nominating, Governance and Social Responsibility Committee believe that the director nominees have the qualifica-tions, experience and skills necessary to represent shareholder interests through service on the Board. FOR PROPOSAL 2. Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay) (page 40) We have designed our executive compensation program to attract and retain high-performing executives and align executive pay with Company performance and the long-term interests of its shareholders. We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers (NEOs) as described in this proxy statement. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. FOR PROPOSAL 3. Ratification of Appointment of Independent Registered Public Accounting Firm (page 74) The Audit Committee has appointed PwC to serve as the Company’s independent reg-istered public accounting firm for the fiscal year ending December 31, 2018. The Audit Committee and the Board believe that the continued retention of PwC to serve as the inde-pendent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment of PwC. FOR PROPOSALS 4 AND 5. Shareholder Proposals (beginning on page 78) Two shareholder proposals, if properly presented at the meeting. AGAINST

Governance Overview

PROPOSAL 1: Election of Directors

Your vote is needed on Proposal 1: Election of the eight nominees named in the proxy statement for the coming year

Your Board recommends a vote FOR approval of Proposal 1.

	Name	Age	Director Since	Primary Occupation and Other Public Company Boards	Committee Memberships AC	CC	FC	NG
	**Brad Martin**	66	2012	Chairman, Chesapeake Energy Corporation Chairman, RBM Venture Company Former Chairman and Chief Executive Officer, Saks Incorporated *Boards: FedEx Corporation*			C	C
	**Gloria Boyland**	57	2016	Corporate Vice President of Operations and Service Support, FedEx Corporation	■			■
	**Luke Corbett**	71	2016	Former Chairman and Chief Executive Officer, Kerr-McGee Corporation *Boards: Lead Director, OGE Energy Corp.*	F	■		■
	**Archie Dunham**	79	2012	Former Executive Chairman, ConocoPhillips		■		■
	**Leslie Starr Keating**† *(New)*	57	2017	Executive Vice President, Supply Chain Strategy and Transformation, Advance Auto Parts, Inc.	■	■		
	**Doug Lawler**	51	2013	President and Chief Executive Officer, Chesapeake Energy Corporation				
	**Pete Miller**	67	2007	Former Executive Chairman, NOW Inc. *Boards: Chairman, Ranger Energy Services, Inc. and Transocean Ltd.*		C	■	
	**Tom Ryan**	52	2013	President, CEO and Chairman of Service Corporation International *Boards: Service Corporation International and Weingarten Realty Investors*	C/F		■	

AC – Audit Committee
CC – Compensation Committee
FC – Finance Committee

NG – Nominating, Governance and Social Responsibility Committee
† – Ms. Keating is a new director, appointed to the Board in September 2017

C – Chair
F – Audit Committee Financial Expert

Independence
Other than our CEO, all directors are independent

Audit Committee Financial Experts
2 of the 4 Audit Committee members qualify

4 CHESAPEAKE ENERGY CORPORATION

Board Composition

Director Balance and Diversity of Experience

Chesapeake Policy: Build a diverse Board representing a range of backgrounds

The Board seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by making informed decisions. The charter of the Nominating, Governance and Social Responsibility Committee (the "Nominating Committee") was recently amended to ensure that diverse candidates are included in all director searches, taking into account ethnicity, gender, age, cultural background, thought leadership and professional experience. The Nominating Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. The table below summarizes the qualifications that led to each director's selection.

DIRECTOR QUALIFICATIONS	Martin	Boyland	Corbett	Dunham	Keating	Lawler	Miller	Ryan
Operational/Management Leadership	■	■	■	■	■	■	■	■
Current and/or Former Public Company CEO	■		■	■		■	■	■
Exploration and Production Industry			■	■		■	■	
International	■	■	■	■	■	■	■	■
Engineering					■	■	■	
Geoscience			■	■				
Financial Oversight and Accounting	■		■	■		■	■	■
Government/Legal	■	■						
Risk Management	■	■	■	■	■	■	■	■

DIVERSITY OF BACKGROUND

100%	75%	50%	100%	38%	25%	75%	25%	100%
Operational Management	Current &/or Former CEOs	Exploration & Production	International	Engineering	Geoscience	Financial Oversight & Accounting	Government/ Legal	Risk Management
8	6	4	8	3	2	6	2	8

AGE DIVERSITY

62 Average age

50% Younger than 60

80 **Chesapeake Policy: retirement age**

BOARD REFRESHMENT

(two years since 2016 Annual Meeting)

+ JOINED THE BOARD

Boyland
Corbett
Keating

– RETIRED FROM THE BOARD

Intrieri
Lipinski
Querrey

TENURE

(as of 2018 Annual Meeting)

38% 2 years or less

88% 5 years or less

88% 10 years or less

4.5 Average tenure (years)

GOVERNANCE OVERVIEW 5

Active and Engaged Board

Best Practice Governance Initiatives Since January 2012

- Elected independent, non-executive director as Chairman of the Board, separating Chairman and CEO roles
- All directors other than CEO are independent
- Recruited seven new directors, including two in 2016 and one in 2017
- Implemented proxy access at 3% ownership for three years, up to 25% of Board by unlimited number of shareholders
- Adopted anti-hedging/pledging policy
- Formed Finance Committee, composed entirely of independent directors
- Established stock ownership guidelines for non-employee directors
- Declassified Board – annual election of each director
- Majority voting in election of directors
- Eliminated supermajority voting requirements; simple majority voting rights
- Increased Board diversity and corporate social responsibility
- Redesigned incentive compensation programs

Boardroom Culture of Independence and Accountability to Investors

- Annual director elections with majority voting standard
- Quarterly review of investor views and feedback
- Periodic independent director meetings with investors
- Near perfect Board/Committee meeting attendance
- Focus on Company risks
- No perquisites for independent directors

BOARD/COMMITTEE ATTENDANCE


BOARD
AUDIT
COMPENSATION
NOMINATING
95%
90%
100%
100%
0
2
4
6
8
10
12
Number of meetings in 2017


≥95%

Overall attendance

Each director nominee attended at least 84% of the meetings of the Board and committees on which he or she served in 2017.

BOARD ACCOUNTABILITY TO INVESTORS

Annual director elections with majority voting standard + **Proxy access at 3%, 3 years, 25% of Board** + **Quarterly Board review of investor views and feedback** + **Periodic independent director meetings with investors**

INDEPENDENT BOARD LEADERSHIP

4x+/year
Executive sessions at beginning and end of each quarterly Board meeting and periodically at other meetings

28
Board and Committee meetings in 2017 (100% of committee members are independent)

4x+/year
Visits to Chesapeake business by each director

Annual
Review of committee charters and assessment of Board leadership structure

6 CHESAPEAKE ENERGY CORPORATION

Board and Committees

BOARD OF DIRECTORS



R. Brad Martin
Chairman of the Board



Archie Dunham
Chairman Emeritus of the Board

Members: 8 **Independent:** 7 **2017 Meetings:** 11

BOARD RHYTHM

4x/year

- Regular quarterly meetings
- Visits to Company HQ
- Investor feedback review

1x/year

- Board self-assessment and committee charter review
- Budget/strategy session
- Governance review

Periodic teleconferences as deemed necessary

RECENT FOCUS AREAS

- Shareholder engagement
- Director search
- Asset sales
- Credit facility amendment
- Senior note offerings
- Convertible senior note offering
- Renegotiation of gathering, processing and transportation (GP&T) agreements
- Debt reduction/refinancing transactions, including:
  - Open market and negotiated repurchases
  - Tender offers for outstanding senior notes
  - Common stock for senior note exchange transactions
  - Common stock for preferred stock exchange transactions

A TYPICAL BOARD MEETING: 2 DAYS, 4X/YEAR

BEFORE THE MEETING

Chairman and Board committee chairs: Prep meeting agendas with management and outside advisors (e.g., PwC)
Management: Internal prep meetings

THURSDAY (DAY 1)

Daytime: Committee meetings
Afternoon/Evening: Board meeting begins with executive session of independent directors and Board's independent counsel, committee reports and management presentations, in which Board members interact directly with management.

FRIDAY (DAY 2)

Daytime: Continued Board presentations, ending with another executive session of independent directors and Board's independent counsel.

AFTER THE MEETING

Management follow-up sessions to discuss and respond to Board requests.

COMMITTEES

AUDIT



Chairman: Thomas L. Ryan
2017 Meetings: 9
Other Members: Boyland, Corbett, Keating
Purpose: Oversee PwC and audit, tax and consulting fees, financial reporting, internal audit compliance, cybersecurity and related party transactions

FINANCE



Chairman: R. Brad Martin
2017 Meetings: –0–
(in 2017, responsibilities were carried out by the Board)
Other Members: Miller, Ryan
Purpose: Oversee financial and liquidity management strategies and policies, including asset sales, corporate budget, commodity and interest rate hedging, and analysis of opportunities to reduce debt and improve liquidity

COMPENSATION



Chairman: Merrill A. ("Pete") Miller, Jr.
2017 Meetings: 4
Other Members: Corbett, Dunham, Keating
Purpose: Establish and oversee compensation policies and programs that effectively attract, retain and motivate executive officers and employees, including redesign of executive compensation plan in 2017 and selection of new peer group

NOMINATING



Chairman: R. Brad Martin
2017 Meetings: 4
Other Members: Boyland, Corbett, Dunham
Purpose: Oversee corporate governance structure and practices, Board composition, environmental, health and safety initiatives, shareholder outreach, charitable donations and corporate social responsibility matters

Overall attendance ≥**95%**

Individual attendance ≥**84%**

Each director nominee attended at least 84% of the meetings of the Board and committees on which he or she served in 2017

GOVERNANCE OVERVIEW 7

tion Overview Q&A with Merrill A. (“Pete”) Miller, Jr., Compensation Committee Chairman Distinguishing Long-Term vs. Short-Term Compensation Incentives Did the Board and Compensation Committee reach out to shareholders about executive compensation? Yes. The Board and Compensation Com-mittee oversaw another year-round share-holder engagement program. We reached out to Chesapeake’s top 50 shareholders, representing 56% of shares outstanding and 64% of institutional share ownership. In particular, we heard shareholder views about Chesapeake’s compensation plans and incentives and business strategy, including efforts to enhance liquidity, extend debt maturities and reduce secured debt, all in light of a continuously volatile commodity price en-vironment. Any shareholder can communicate with our Board through our website, www.chk.com/about/board-of-directors, or by email, TalktoBoD@chk.com. Did executive compensation increase or decrease in 2017? It decreased, as we again asked management to “do more with less.” There are three points that I would like to empha-size. First, aggregate reported compensation for our named executive officers, as disclosed in the Summary Compen-sation Table (page 59 of the proxy statement), decreased by $4.4 million, from $37.7 million in 2016 to $33.3 million in 2017. Second, realized pay has averaged approximately 25 – 36% of reported pay, primarily because our long-term compensation is aligned with share performance, which has lagged (as reflected in the realized pay chart on page 43 of the proxy statement). Third, aggregate compensation for our entire executive team decreased even more, by $7.4 million, as the number of executive officers decreased from seven at the beginning of 2016 to six in 2017. In response to feedback from shareholders, the Com-pensation Committee continued to evolve Chesapeake’s executive compensation plans. What were the key changes? The Compensation Committee responded to shareholders’ views by taking the following actions: What were the key elements of executive compensation in 2017? We asked management to again “do more with less” by im-posing limitations on capital expenditures, in which manage-ment is rewarded more for spending less. At the same time, we established: • Hiring a New Compensation Consultant. We selected Longnecker & Associates as our new compensation con-sultant in order to gain a fresh perspective on our executive compensation decisions. Adopting a New Peer Group for 2018. We undertook an extensive review of our peer group and, based on share-holder feedback, a report prepared by Longnecker, and our analysis of key metrics, including enterprise value, market capitalization and domestic production we replaced the six peer companies with the largest enterprise values and market capitalizations with six new companies. Designing More Challenging Short-Term and Long-Term Incentive Programs in 2018. To better align com-pensation incentives with shareholder value, we refocused 2018 short-term and long-term compensation metrics on more rigorous financial measures, such as return on in-vested capital, the ratio of EBITDA to capital expenditures, and fewer operating metrics. • financial return goals that incentivized increased margins and return on capital through a focus on increased oil pro-duction and reduced cycle times; liquidity goals that incentivized asset sales, but upon Board approval after reviewing projected long-term improvements in Chesapeake’s operating performance; and EHS goals (TRIR and agency reportable spills) that were even more difficult than the prior year’s record-setting standards. • • • What did the management team accomplish in 2017? Among other things, we successfully refinanced a significant amount of near-term maturities, reduced secured debt and continued to create operating efficiencies by improving cycle times and dramatically reducing production and GP&T ex-penses, both in absolute and on a per barrel of oil equivalent basis. Despite gloomy predictions from certain analysts, our management team responded. • 8 CHESAPEAKE ENERGY CORPORATION

What types of transactions did Chesapeake enter into that aligned with its compensation incentives?

To execute on our long-term corporate strategy over the last two years, management negotiated an unprecedented number of transactions, including an amendment to our credit facility, asset sales, tender offers and repurchases of debt, common stock for debt and preferred stock exchanges, and debt and convertible debt offerings. We also renegotiated or terminated legacy GP&T agreements, which previously contained excessive rates and/or onerous minimum volume commitments, and thereby reduced our net long-term expected commitments by approximately $4.8 billion in the past two years (and by approximately $9.3 billion since June 2013). Each of these transactions contributed to our goals of reducing debt, enhancing our margins, reaching cash flow neutrality and generating improved shareholder returns. However, we are not resting on our laurels, as we have more work to do.

What was the Board's role in reviewing and approving these transactions?

The Board reviewed each transaction in an effort to promote only those transactions that the Board believed to be accretive to shareholder value. Among other things, the Board approved and established price thresholds for material asset sales, debt reduction/refinancing transactions, tender offers, open market repurchases, securities offerings and other transactions. The Board also approved the amendment to our credit agreement and reviewed each amendment to our GP&T agreements.

Why is the goal relating to asset sales difficult to achieve?

Both the Board and management impose very strict standards and will not pursue a proposed asset sale unless they believe there will be a long-term improvement in Chesapeake's operating performance, particularly its net debt to EBITDA ratio. In short, Chesapeake must receive consideration that the Board believes will offset projected reductions in cash flow.

How does the Compensation Committee distinguish long-term goals from short-term goals and why didn't you impose negative discretion on short-term AIP payouts?

The value of our long-term compensation package (RSUs, stock options and PSUs), which represents over 72% of our CEO's total reported compensation for 2017, is determined primarily by Chesapeake's stock price, as well as achievement of long-term PSU performance metrics. In determining short-term performance goals, on the other hand, we:

- incentivize financial discipline and liquidity in all aspects of our business, with the goal of increasing operational flexibility through significantly lower, value-driven spending; and
- intentionally eliminate the influence of Chesapeake's stock price, largely because we believe this will lead to short-term decisions that are not in the long-term interests of shareholders.

This distinction between long-term and short-term goals is extremely important. Our executive team achieved important short-term goals in 2017 and we believe the executives should be rewarded in a manner that is consistent with their achievements. Executives have already been impacted by stock price with respect to the long-term compensation that is directly tied to Chesapeake's stock price, such as RSUs, stock options and PSUs. If we exercised negative discretion to lower the amount of short-term compensation because of the drop in our stock price, we believe that we would be penalizing our executive team for losses that have already been experienced through long-term compensation arrangements. Conversely, we do not apply positive discretion to short-term incentives due to increases in stock price.

Why is it so important that we retain our current management team?

Despite the reduced number of executives, our management team was even more productive over the last two years, as evidenced by the sheer number of transactions that were successfully negotiated and implemented. The Board believes it is essential that we retain our current executive team in order to continue the progress we have made in reducing our secured debt, selling non-core assets, and continue to improve our operating efficiencies. Despite overwhelming obstacles, our management team has continued to "do more with less," and we believe that their performance should be rewarded. I encourage you to read the review of "Chesapeake's Transformation 2013 – 2017" beginning on page 10.

Sincerely,

Merrill A. ("Pete") Miller, Jr.
Compensation Committee Chairman

COMPENSATION OVERVIEW 9

Overview Your Board recommends a vote FOR approval of Proposal 1. Committee Memberships Director Since Name Age Primary Occupation and Other Public Company Boards AC CC FC NG Former Chairman and Chief Executive Officer, Saks Incorporated Martin 57 2016 Corbett Boards: Lead Director, OGE Energy Corp. 79 2012 Former Executive Chairman, ConocoPhillips Executive Vice President, Supply Chain Strategy and Transformation, Keating† (New) 57 2017 51 2013 President and Chief Executive Officer, Chesapeake Energy Corporation Miller Boards: Chairman, Ranger Energy Services, Inc. and Transocean Ltd. Ryan Boards: Service Corporation International and Weingarten Realty Investors 4 CHESAPEAKE ENERGY CORPORATION Audit Committee Financial Experts 2 of the 4 Audit Committee members qualify Independence Other than our CEO, all directors are independent Chairman, Chesapeake Energy Corporation Brad662012Chairman, RBM Venture Company Boards: FedEx Corporation C C GloriaCorporate Vice President of Operations and Service Support, BoylandFedEx Corporation LukeFormer Chairman and Chief Executive Officer, Kerr-McGee Corporation 712016 F Archie Dunham Leslie Starr Advance Auto Parts, Inc. Doug Lawler Pete Former Executive Chairman, NOW Inc. 672007 C Tom President, CEO and Chairman of Service Corporation International 522013 C/F AC – Audit Committee CC – Compensation Committee FC – Finance Committee NG – Nominating, Governance and Social Responsibility Committee † – Ms. Keating is a new director, appointed to the Board in September 2017 C – Chair F – Audit Committee Financial Expert PROPOSAL 1: Election of Directors Your vote is needed on Proposal 1: Election of the eight nominees named in the proxy statement for the coming year

Over the past five years, as a result of the new strategy centered on value creation and focused on improving financial performance, management has made tremendous progress towards transforming the Company and has dramatically improved Chesapeake's competitiveness relative to its peers — all during a period of significantly depressed commodity prices. Accomplishments over the five-year period from 2013 through 2017 include:

- **Reduced 48% of total leverage and financial complexity (approximately $10.2 billion)**
- **Reduced 50% of GP&T commitments (approximately $9.3 billion)**
- **Drastically improved capital efficiency as demonstrated by the Company's 2017 capital expenditures being approximately 83% lower, while adjusted production remained relatively flat**
- **Significantly improved returns profile due to 50% reduction in costs during transformation**
- **Established Chesapeake as an EHS leader in our peer group, achieving approximately 92% improvement across all key EHS metrics**

HOW WE PAY FOR PERFORMANCE IN 2017

While the Board and management team believe the progress over the last five years has allowed Chesapeake to emerge as a stronger and more competitive Company, there is more important work ahead. The significant legacy issues facing the Company, combined with the challenging commodity price environment of recent years, has led to Chesapeake's stock performance lagging behind its peer group. Further, significant proceeds from asset sales were directed to the reduction of $10.2 billion in total leverage (as noted above) and not available to apply directly to activities generating near-term shareholder return — dividends and increased investment in the Company's high quality oil and gas drilling opportunities. ***Appropriately aligned with shareholders' interests, the poor performance of Chesapeake's stock has resulted in the management team's Long Term Incentive being worth 64 – 75% less than what was initially awarded to them.***

To build upon the foundation established by the transformation, and to further drive performance and create value for our shareholders, in 2017 Chesapeake's management team identified four near-term strategic priorities:

1. Achieving $2 – $3 billion of debt reduction and a target 2x debt to EBITDA ratio
2. Enhancing our margins
3. Reaching cash flow neutrality
4. Sustaining top environmental and safety performance

The Company's 2017 Annual Incentive Plan (AIP) metrics directly aligned with these strategic priorities, as they were designed to enhance liquidity, increase financial returns and encourage top-tier environmental and safety performance. Chesapeake is working tirelessly to achieve these priorities as quickly as possible, however, not at the expense of or detriment to longer-value creation for our shareholder.

The 2017 AIP metrics encouraged a disciplined approach from the management team, one which protected long-term value creation over short-term gain, especially important during periods of historically low commodity prices. In general, over the last five years, companies that have grown production faster and shown a willingness to outspend cash flow have seen higher stock price appreciation. However, given our financial challenges, we do not believe that strategy will ultimately deliver long-term value for Chesapeake and our shareholders, and since 2013, our Compensation Committee has instead chosen to compensate our executives through metrics that encourage ***disciplined spending*** and a focus on ***greater return on capital***. This strategy has yielded results which we believe will serve as a critical foundation for generating sustainable, long-term value for our shareholders in the coming years. Since 2013, excluding net proceeds from asset sales, Chesapeake has seen an improvement of approximately 89% in free cash flow[(a)] generation. Additionally, the improvement in our return on capital[(b)], which bottomed in 2016 due to low commodity prices, more than doubled in 2017 (a year-over-year increase of approximately 112%), compared to commodity-weighted oil, gas and NGL revenues per barrel[(c)], which only improved by approximately 38% in 2017.

Chesapeake's management team received between 15% – 21% of their ***reported*** total 2017 compensation through the AIP awards and 58% – 72% of its total compensation through the LTI award, the value of which is directly tied to the Company's equity performance. While the management team's LTI award value has appropriately depreciated due to the performance of Chesapeake's stock, the AIP metrics and award measure the management team's performance in 2017 as demonstrated by the following year-over-year improvements:

- **Adjusted earnings per share (EPS) of $0.82 per share compared to a negative EPS in 2016**
- **60% increase in adjusted earnings before interest, depreciation and amortization (EBITDA)**
- **Lowered cash costs by 18% (over $500 million)[(d)]**
- **Increased total adjusted production by 3% and adjusted daily oil production by 2%**
- **Delivered $949 million in cash from operations (CFO), compared to negative CFO in 2016**

(a) Free cash flow defined as net cash provided by operating activities before changes in components of working capital minus capital expenditures.
(b) Return on capital defined as cash flow from operations divided by net debt plus shareholder equity.
(c) Revenues per barrel defined as oil, natural gas and NGL revenues divided by total production.
(d) Includes production expenses, general and administrative expenses (including stock-based compensation) and GP&T expenses. Excludes restructuring and other termination costs and interest expense.

COMPENSATION OVERVIEW 11

As a result of these improvements, the Compensation Committee believes it is appropriate to fund management's AIP grant at the level detailed in the following pages. The Compensation Committee also believes that choosing to deploy negative discretion when the management team continues to improve the Company's competitiveness and financial performance would be counterproductive and potentially lead to retention challenges, which would ultimately hinder performance and Chesapeake's ability to deliver long-term value to its shareholders.

Executive Compensation Profile

WHAT WE DO	WHAT WE DON'T DO
• Consistently gather, analyze and respond to shareholder feedback • 87% of the CEO's compensation is at-risk • 63% of the CEO's compensation is subject to achievement of objective, pre-established performance goals tied to financial, operational and strategic objectives • All equity awards under our 2014 Long Term Incentive Plan (LTIP) are subject to "double-trigger" change-of-control vesting provisions • Apply robust stock ownership guidelines • Maintain a clawback policy to recapture unearned incentive payments • Use a representative and relevant peer group • Our Compensation Committee is made up solely of independent directors and uses an independent compensation consultant	• No tax gross ups on change in control payments • No cash payments upon death or disability • No "single-trigger" change-of-control payments • No repricing of underwater stock options • No hedging or pledging of Company stock by executive officers or directors • No excessive perquisites

Primary Executive Compensation Elements for 2017

	COMPENSATION COMPONENT	DELIVERY METHOD	PURPOSE
Fixed Compensation	Base Salary	Cash	To competitively compensate executives to reflect levels of responsibility and contribution to the success of the Company
Performance Based Compensation[(a)]	Annual Incentive Awards	Cash	To provide an incentive focused on short-term, one-year performance of established metrics
	Long-term Incentive Awards	Time-Based RSUs *33% of the total value*	To ensure executives experience long-term value linked to shareholder value by linking ultimate award to share price movement
		Options *33% of the total value*	To link executives directly to increases in shareholder value with three-year vesting and a 10-year term
		Performance Share Units *33% of the total value (payable in cash)*	To focus executives on delivery of longer-term measures designed to drive enhanced shareholder value

(a) Please refer to page 50 for limitations with respect to Mr. Lawler's award.

12 CHESAPEAKE ENERGY CORPORATION

Aligning Pay with Performance

2017 AIP Performance Goals and Calculation of Payout Factor

For the 2017 annual incentive program, which operates under the 2013 Annual Incentive Plan, the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately reflected factors that would positively impact shareholder value during 2017 and beyond. Each metric was focused on delivery of the following three long-term corporate objectives:

Enhanced liquidity + Increased financial return + Top-tier environmental and safety programs

The targets were drawn from the Company's forecast, which is developed in consultation with the Board. The metrics and the AIP cash payout calculation are shown in the table below:

2017 EXECUTIVE BONUS POOL CALCULATION

Goal	Goal Weighting	Threshold 0%	Target 100%	Maximum 200%	Performance Goal	2017 Actuals	Achievement Level (% of Target)	Goal Payout Factor (Performance based on payout scale)	Weighted Goal (Goal Weighting Goal Payout Factor)
Asset Sales[a]	20%	$0.3	$1.0	$1.5	$1.0B	$0.66B	66%	52%	10.4%
Capital Expenditures	10%	$2.5	$2.2	$2.0	$2.2B	$2.26B	97%	79%	7.9%
Total Liquidity Measures	**30%**								**18.3%**
10% Improvement in Oil Production Rate	20%	0%	10%	15%	10%	17%	200%	200%	40.0%
Increase Base Production by ≥1 mmboe	20%	0.0	1.0	2.0	1 mmboe	6.5 mmboe	200%	200%	40.0%
8% Reduction in Cycle Time	20%	4%	8%	16%	8%	-5%	0%	0%	0.0%
Total Financial Return Measures	**60%**								**80.0%**
Total Recordable Incident Rate	5%	0.38	0.31	0.20	0.31	0.05	620%	200%	10.0%
10% Reduction in Agency Reportable Spills[b]	5%	80	65	50	65	62	0%	116%	5.8%
Total EHS Measures	**10%**								**15.8%**
EARNED AWARD									**114.1%**

(a) Agreements signed in 2017

(b) Improvement compared to 2016

2015 – 2017 PSU Payouts (Granted in 2015)

Relative Performance Analysis	Relative TSR	Production Growth	Finding and Development Cost
Weighting	50%	25%	25%
Chesapeake	-79% / #12	-39%	$4.29
PROJECTED PAYOUT	**0%**	**0%**	**200%**

Name	Initial 2015 PSU Grant	Initial Grant Value	Relative TSR (50%) Final Payout	Relative TSR (50%) Final Award	Production Growth (25%) Final Payout	Production Growth (25%) Final Award	F&D Cost (25%) Final Payout	F&D Cost (25%) Final Award	Final 2015 PSU Award	Final 2015 PSU Value	Final 2015 Cash Payment	Payment as % of Initial Grant Value
Robert D. ("Doug") Lawler	288,050	$5,375,000	0%	0	0%	0	200%	144,025	144,025	$3.8135	$549,239	10.2%
Dominic J. ("Nick") Dell'Osso, Jr.	80,386	$1,500,000	0%	0	0%	0	200%	40,193	40,193	$3.8135	$153,276	10.2%
James R. Webb	66,989	$1,250,000	0%	0	0%	0	200%	33,495	33,495	$3.8135	$127,731	10.2%
Frank J. Patterson[a]	—	—	—	—	—	—	—	—	—	—	—	—
M. Jason Pigott	66,989	$1,250,000	0%	0	0%	0	200%	33,495	33,495	$3.8135	$127,731	10.2%

(a) Mr. Patterson joined Chesapeake in 2015 after these awards were made

COMPENSATION OVERVIEW 13

How Our Business Results Drove Our Pay Decisions 2017 COMPANY PERFORMANCE 2017 CEO PAY Improved Competitiveness $510M Reduced costs by 18% compared to 2016(a) 3% Adjusted production growth compared to 2016 Reduced Future midstream commitments and legal complexity Decisions $1.3M Base salary — same as 2016 $2.2M Cash bonus payout — 14% less than 2016 $10.7M Total grant date LTI value — same as 2016 Strengthened Balance Sheet $1.3B Asset sales closed in 2017 (net proceeds collected) $1.2B (32%) Reduced outstanding secured debt CEO Accountability 87% Significant portion of total direct compensation variable/at-risk 5X Significant equity stake 5x annual salary and bonus (in compliance with stock ownership guidelines) EHS Accomplishments 87% Improvement in TRIR over 2016 15% Reduction in reported spills over 2016 (b) 2017 CEO TARGET TOTAL DIRECT COMPENSATION 4% 9% 13% (a) Includes production expenses, general and administrative expenses (including stock-based compensation) and gathering, processing and transportation expenses. Excludes restructuring and other termination costs and interest expense. (b) Agency reportable spills Performance Share Units 37% Options 30% Time-Vested Restricted Stock Units 33% 74% Base Salary Annual Variable/At-Risk Compensation Long-Term Variable/At-Risk Compensation All Other Compensation 14 CHESAPEAKE ENERGY CORPORATION

Audit Overview

PROPOSAL 3: Ratification of PwC as Independent Registered Public Accounting Firm

Your vote is needed on Proposal 3:
Ratification of our engagement of PricewaterhouseCoopers LLP (PwC) as independent registered public accounting firm for 2018

Your Board recommends a vote FOR approval of Proposal 3.

In engaging PwC for 2018, we reviewed:

- PwC's performance on prior Chesapeake audits
- PwC's capability and expertise in handling the complexity of our operations and geographically diverse assets
- PwC's known legal and regulatory risks, including review of number of audit clients with restatements as compared to other large auditing firms
- External data on audit quality and performance, including recent PCAOB reports on PwC and peer audit firms
- Appropriateness of PwC's fees, on both an absolute basis and relative to peer firms
- PwC's tenure and independence, including **BENEFITS** and **INDEPENDENCE** risks of long-tenured auditor and controls processes that help ensure PwC's independence

BENEFITS OF A LONG-TENURED AUDITOR

Higher Audit Quality	Efficient Fee Structure	No Onboarding/Education of New Auditor
Institutional knowledge and deep expertise through 25+ years of experience	Familiarity with Chesapeake business keeps costs competitive	Saves management's time and resources

+

INDEPENDENCE CONTROLS

Thorough Audit Committee Oversight	Rigorous Limits on Non-Audit Services	Robust Internal PwC Independence Process	Strong Regulatory Framework
Private meetings with PwC (4x+ per year for Committee and more with Committee Chair) Annual evaluation Committee-directed processes for selecting lead audit engagement partner	Audit Committee pre-approves non-audit services Certain types of services prohibited PwC engaged only when best suited for the job	Includes periodic internal quality reviews Multiple PwC partners staffed on Chesapeake audit Lead audit partner rotation every five years	PwC subject to PCAOB inspections, Big 4 peer reviews and oversight by PCAOB and SEC

AUDIT OVERVIEW 15

PwC Fees for 2016 and 2017 (a) Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2017, $5,639,806 related to the annual audit and interim reviews, $150,000 related to services provided in connection with our issuance of securities, and $310,000 related to the audit of subsidiaries of the Company. In 2016, $6,050,000 related to the annual audit and interim reviews, $200,000 related to services provided in connection with our issuance of securities, and $301,650 related to the audit of subsidiaries of the Company. (b) These amounts related to the audits of employee benefit plans and other audit-related items. (c) These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders and tax consulting services. 16 CHESAPEAKE ENERGY CORPORATION 2017 2016 Audit (a)$6,099,806 $6,551,650 Audit-related (b)345,133 511,012 Tax (c)354,048 305,538 All other fees— — TOTAL $6,798,987 $7,368,200

V and Meeting Information When and where is the Annual Meeting? The 2018 annual meeting of shareholders (the “Annual Meet-ing”) will be held at the Company’s headquarters, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, on Friday, May 18, 2018, at 10:00 a.m. Central Time. Who is entitled to vote? You may vote at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of Chesapeake common stock as of the close of business on Monday, March 19, 2018, the record date for the Annual Meeting. Each share of Chesapeake common stock is enti-tled to one vote at the Annual Meeting. On the record date, there were 911,878,129 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Chesapeake common stock. Who is soliciting my vote? Our Board is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting. What is included in the proxy materials for the Annual Meeting? The proxy materials for the Annual Meeting include: ake D • • • The Notice of 2018 Annual Meeting of Shareholders This Proxy Statement Our 2017 Annual Report to shareholders (the “Annual Report”) TER HERE If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials are expected to be first sent or made available to shareholders on or about April 6, 2018. VOTING AND MEETING INFORMATION 17 N Western Ave. Fitness Center BLDG 2 BLDG 7 BLDG 1 BLDG 4 BLDG 12 BLDG 3 BLDG 8 BLDG 5 BLDG 11 BLDG 6 N Classen Blvd. N Classen Blvd. ANNUAL MEETING MAP OKLAHOMA CITY CAMPUS Chesap TION MEETING PARKING (UNDER-GROUND) EAST SIDE FIRST FLOOR e r. Center E N NW Classen Blvd. Welcome BLDG 10 BLDG 9 MEETING REGISTRA

What proposals will be voted on? What are the voting standards and how does the Board recommend that I vote? TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES* BOARD RECOMMENDATION VOTING STANDARD† VOTING ITEM † We have a majority-vote standard for the Election of Directors: Under our Bylaws, we have implemented a majority-vote policy for the uncontested election of directors. If a non-incumbent director nominee receives a greater number of votes “against” that nominee’s election than “for” that nominee’s election, the nominee will not be elected a director. In addition, if the number of votes “against” an incumbent director’s election exceeds the number of votes “for” such director, the incumbent nominee must promptly comply with the resignation procedures outlined in our Corporate Governance Principles. For this purpose, abstentions and broker non-votes are not counted as a vote either “for” or “against” the director. * Broker Non-Votes: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable New York Stock Exchange (NYSE) rules, the organization that holds your shares may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Routine Matters: The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2018 (Proposal 3) is the only routine matter to be presented at the Annual Meeting on which brokers or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 3. Non-Routine Matters: Each of the other proposals, including the election of directors (Proposal 1) and the advisory resolution approving our NEO compensation (Proposal 2), are considered non-routine matters under applicable NYSE rules. A broker or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connec-tion with Proposals 1, 2, 4 and 5. ** Advisory Votes: Your vote on Proposal 2 is “advisory” and therefore will not be binding upon the Compensation Committee or the Board. However, our Compensation Committee and the Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers. 18 CHESAPEAKE ENERGY CORPORATION Proposal 1. Election of Directors FOR EACH NOMINEE Majority of votes cast No effect MANAGEMENT PROPOSALS: Proposal 2. Advisory Vote to Approve Named Executive Officer Compensation** FOR Plurality of votes cast No effect Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm FOR SHAREHOLDER PROPOSALS: Proposals 4 and 5. Two shareholder proposals if properly presented at the meeting AGAINST Plurality of votes cast No effect

What happens if other matters are properly presented at the Annual Meeting?

We are not aware of any other proposals that will be submitted to shareholders at the Annual Meeting. However, if any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment. Discretionary authority to vote on other matters is included in the proxy.

What happens if a director nominee is unable to serve?

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board's size. If the Board nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

How do I vote?

There are five ways to vote:

INTERNET VIA COMPUTER

Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

INTERNET VIA TABLET OR SMARTPHONE

By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

TELEPHONE

Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

MAIL

If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.

IN PERSON

By requesting a ballot when you arrive and following all of the instructions under the caption "How can I attend the Annual Meeting? Do I need a ticket?" on page 18. If you are a beneficial holder of shares held in street name, you must also obtain a proxy from your financial institution and bring it with you to hand in with your ballot.

How do I vote if I hold my stock through Chesapeake's employee benefit plans?

If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) plan how to vote your 401(k) plan shares. If you are also a shareholder of record, you may receive one proxy for both your directly held and 401(k) plan shares, which will allow you to vote those shares as one block. Please note, however, that because you only vote one time for all shares you own directly and in the 401(k) plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trustee to vote the 401(k) plan shares, your voting instructions must be received by 10:59 p.m. Central Time on May 16, 2018. If you do not vote your proxy, the trustee will vote the 401(k) plan shares credited to your 401(k) plan account in the same proportion as the 401(k) plan shares of other participants for which the trustee has received proper voting instructions.

How can I access the proxy materials electronically or sign up for electronic delivery, and thereby help us reduce the environmental impact of our annual meetings?

Important Notice of Internet Availability of Chesapeake's Proxy Materials for the 2018 Annual Meeting and Future Materials. We use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials, or Notice, to you, which provides instructions on how to use the Internet to:

- View our proxy materials for the Annual Meeting
- Instruct us to send future proxy materials to you by email
- Request a printed copy of the proxy materials

All shareholders will also be able to access the proxy materials online or to request a printed set of the proxy materials at www.proxyvote.com. We encourage shareholders to take advantage of online availability of the proxy materials to help reduce the environmental impact of our annual meetings, and reduce our printing and mailing costs.

VOTING AND MEETING INFORMATION 19

What is the difference between a shareholder of record and a beneficial owner of shares held in street name? Shareholder of Record. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. On the day of the meeting, you will be required to present a valid picture identification such as a driver’s license or passport with your admission ticket, and you may be denied admission if you do not. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other elec-tronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting. Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank or other institutional account, then you are a “beneficial owner” of shares held in “street name,” and a Notice of the Annual Meeting was mailed to you by that organization. This means that you vote by providing instructions to your broker rather than directly to the Company. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on any proposal that is a rou-tine matter (see discussion of “broker non-votes” above). For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the Annual Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares at the meeting, you must obtain a proxy from your financial institution and bring it with you to hand in with your ballot. You can obtain directions to the meeting by visiting www.chk. com/investors/annual-meeting or by calling us at (405) 935-6100. Do we have a policy about directors’ attendance at the Annual Meeting? Yes. Pursuant to our Corporate Governance Guidelines, direc-tors are expected to attend the Annual Meeting. All of the per-sons who were serving as directors at the time attended the 2017 annual meeting of shareholders. Can I change my vote or revoke my proxy? Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted pri-or to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 prior to the Annual Meeting. How can I attend the Annual Meeting? Do I need a ticket? If you plan to attend the meeting, you must be a shareholder on the record date and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You can print your own tickets and bring them to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16-digit number included on your proxy card, voter instruction form or Notice). If you are unable to print your tickets, please call us at (405) 935-6100 for assistance. Who will serve as the inspector of election and count the votes? A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and count the votes. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than Thursday, May 17, 2018. Please note that seating is limited, and requests for tickets will be accepted on a first-come, first-served basis. If you are unable to attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website at www.chk.com/investors. 20 CHESAPEAKE ENERGY CORPORATION

Is my vote confidential? Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except: (i) as necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabula-tion and certification of votes; and (iii) to facilitate successful proxy solicitation efforts. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board for review. If you are a “shareholder of record” and would like to receive a separate copy of a proxy statement or annual report, either now or in the future, or if you are currently receiving multi-ple copies of the Notice or proxy materials and would like to request householding, please contact us: (i) by email at investorinfo@chk.com; (ii) by telephone at (405) 935-6100 or (iii) in writing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154. If you are a “beneficial owner of shares held in street name” and would like additional copies of the Notice, Proxy State-ment or Annual Report, or if you are currently receiving multi-ple copies of the Notice or proxy materials and would like to request householding, please contact your bank, broker or other intermediary. Who is paying for this proxy solicitation? Proxies will be solicited on behalf of the Board by mail, tele-phone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Alliance Advi-sors has been retained to assist in soliciting proxies for a fee of $30,000 plus distribution costs and other expenses. We also pay brokerage firms, banks and similar organizations fees as-sociated with forwarding electronic and printed proxy materials to beneficial holders. In addition, our proxy solicitor and certain of our directors, officers and employees may solicit proxies by mail, by telephone, by electronic communication or in person. Those persons will receive no additional compensation for any solicitation activities. Alternatively, all shareholders can access our Proxy State-ment, Annual Report on Form 10-K and other SEC filings on our investor website at www.chk.com/investors/sec-filings or on the SEC’s website at www.sec.gov. Where can I find the voting results of the Annual Meeting? Preliminary voting results will be announced at the Annual Meeting. We expect to report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. Why did my household receive a single set of proxy materials? How can I request an additional copy of the proxy materials and Annual Report? SEC rules permit us to send a single Notice, proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and benefits both you and us, as it eliminates duplicate mail-ings and allows us to reduce printing and mailing costs and the environmental impact of our annual meetings. VOTING AND MEETING INFORMATION 21

Governance R. Brad Martin Chairman (since 2015) Chairman, since 2007 > Chairman, 1989 – 2007 > Interim President, 2013 – 2014 • Dillard’s Inc. (NYSE: DDS) • Gaylord Entertainment Company (now Ryman • Pilot Travel Centers LLC (dba Pilot/Flying J), Director Your Board recommends a vote FOR each of the eight nominees for election to the Board of Directors 22 CHESAPEAKE ENERGY CORPORATION Independent Director, since 2012 RBM Venture Company, PRIOR BUSINESS EXPERIENCE • Saks Incorporated (NYSE: SKS) > CEO, 1989 – 2006 • University of Memphis CURRENT PUBLIC COMPANY BOARDS • FedEx Corporation (NYSE: FDX) PAST PUBLIC COMPANY BOARDS • First Horizon National Corporation (NYSE: FHN) • Caesars Entertainment Corporation (NASDAQ: CZR), formerly Harrah’s Entertainment, Inc. • lululemon athletica inc. (NASDAQ: LULU) Hospitality Properties, Inc.) (NYSE: RHP) • Ruby Tuesday, Inc. (NYSE: RT) OTHER POSITIONS • Former 5-term member of the Tennessee House of Representatives EDUCATION • University of Memphis • Vanderbilt University, MBA PROPOSAL 1: Election of Directors WHAT ARE YOU VOTING ON? At the 2018 Annual Meeting, we are asking shareholders to elect eight directors to hold office until the 2019 annual meeting and until their successors have been elected and qualified. All are currently Chesapeake directors who were elected by sharehold-ers at the 2017 annual meeting, except for Leslie Starr Keating, appointed to the Board of Directors (“Board”) in September 2017 based on her extensive supply chain management experience. We welcome Leslie to the Board. Our Certificate of Incorporation and Bylaws currently provide for up to ten directors, each serving a one-year term, each to hold office until a successor is elected and qualified or until the direc-tor’s earlier resignation or removal. Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the Board has fixed the maximum number of directors at ten, subject to the right of our preferred shareholders to nominate and elect two directors in circumstances that are not anticipated to apply. The Company’s Bylaws provide that, if any incumbent director or any non-incumbent nominee receives a greater number of votes against his or her election than in favor of his or her election, the non-incumbent nominee will not be elected as a director, and the incumbent director will comply with the resignation procedures es-tablished under the Company’s Corporate Governance Principles. The Board has nominated the following individuals to be elected as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. At the Annual Meet-ing, proxies can be voted only with respect to the eight nominees named in this Proxy Statement. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

Gloria R. Boyland Archie W. Dunham Chairman Emeritus Luke R. Corbett GOVERNANCE23 Independent Director, since 2016 Corbett Management LLC, Manager, since 2006 PRIOR BUSINESS EXPERIENCE • Kerr-McGee Corporation > Chairman and CEO, 1997 – 2006 > President and COO, 1995 – 1997 > Group Vice President,1992 – 1995 • Aminoil, Inc. • Mitchell Energy Company • Amoco Corporation CURRENT PUBLIC COMPANY BOARDS • OGE Energy Corp. (NYSE: OGE) > Lead Independent Director and Chair of Executive Committee PAST PUBLIC COMPANY BOARDS • Anadarko Petroleum Corporation (NYSE: APC) • Noble Corporation (NYSE: NBL) OTHER POSITIONS • American Petroleum Institute, Director • Independent Petroleum Association of America, Director • Earth Sciences Resource Institute, Director EDUCATION • University of Georgia Independent Director, since 2012 ConocoPhillips (NYSE: COP), Retired Executive Chairman PRIOR BUSINESS EXPERIENCE • Chesapeake Energy Corporation (NYSE: CHK) > Member of 3-Person Office of the Chairman, 2012 – 2013 > Chairman of the Board, 2012 – 2015 • ConocoPhillips (NYSE: COP) > Executive Chairman, 2002 – 2004 • Conoco, Inc. > Chairman, 1998 – 2002 > President and CEO, 1996 – 2002 PAST PUBLIC COMPANY BOARDS • Phelps Dodge Corporation • Pride International, Inc. • Louisiana-Pacific Corporation (NYSE: LPX) • Union Pacific Corporation (NYSE: UNP) • E. I. du Pont de Nemours and Company (NYSE: DD) • Deutsche Bank Trust Company Americas, Member of Advisory Board EDUCATION • University of Oklahoma • University of Oklahoma, MBA Independent Director, since 2016 FedEx Corporation (NYSE: FDX), Corporate Vice President of Operations and Service Support, since 2015 PRIOR BUSINESS EXPERIENCE • FedEx Corporation (NYSE: FDX) > Vice President, Service Experience Leadership, 2004 – 2015 • General Electric Company, 1992 – 2004 • AXA Financial, 1986 – 1992 OTHER POSITIONS • U.S. Department of Transportation, Advisory Committee on Automation in Transportation (ACAT) • U.S. Quality Council of The Conference Board • American Society for Quality, Inc. EDUCATION • Eckerd College • University of Pennsylvania, JD • Duke University, MBA

Leslie Starr Keating Merrill A. (“Pete”) Miller, Jr. Robert D. (“Doug”) Lawler Thomas L. Ryan Service Corporation International (NYSE: SCI) 24 CHESAPEAKE ENERGY CORPORATION Independent Director, since 2013 Service Corporation International (NYSE: SCI), Chairman, since 2016, and CEO, since 2005 PRIOR BUSINESS EXPERIENCE Service Corporation International (NYSE: SCI) > President, 2002 – 2015 > CEO European Operations, 2000 – 2002 > Various management positions, 1996 – 2000 Coopers & Lybrand LLP, CPA, 1988 – 1996 CURRENT PUBLIC COMPANY BOARDS Weingarten Realty Investors (NYSE: WRI) PAST PUBLIC COMPANY BOARDS Texas Industries, Inc. (NYSE: TXI) OTHER POSITIONS University of Texas McCombs Business School Advisory Council EDUCATION University of Texas Director, since 2013 Chesapeake Energy Corporation (NYSE: CHK), President and CEO, since 2013 PRIOR BUSINESS EXPERIENCE Anadarko Petroleum Corporation (NYSE: APC) > SVP, International and Deepwater Operations and Member of Executive Committee, 2012 – 2013 > VP, International Operations, 2011 – 2012 > VP, Operations for Southern and Appalachia Region, 2009 – 2012 > VP, Corporate Planning, 2008 – 2009 > Various senior management positions, 2006 – 2009 Kerr-McGee Corporation > Various engineering and management positions, 1988 – 2006 (acquired by Anadarko in 2006) OTHER POSITIONS Pilot Travel Centers LLC (dba Pilot/Flying J), Director American Petroleum Institute, Director EDUCATION Colorado School of Mines Rice University, MBA Independent Director, since 2007 NOW Inc. (NYSE: DNOW), Retired Executive Chairman PRIOR BUSINESS EXPERIENCE NOW Inc. (NYSE: DNOW) > Executive Chairman, 2014 – 2017 National Oilwell Varco, Inc. (NYSE: NOV) > President and CEO, 2001 – 2014 > Chairman, 2002 – 2014 > President and COO, 2000 – 2001 > President, Products and Technology Group, 1997 – 2000 > VP Marketing, Drilling Systems, 1996 – 1997 Chesapeake Energy Corporation (NYSE: CHK) > Lead Independent Director, 2010 – 2012 Anadarko Drilling Company > President, 1995 – 1996 Helmerich & Payne International Drilling Company (NYSE: HP) > Various senior management positions, including VP U.S. Operations, 1980 – 1995 CURRENT PUBLIC COMPANY BOARDS Transocean Ltd. (NYSE: RIG), Chairman Ranger Energy Services, Inc. (NYSE: RNGR), Chairman PAST PUBLIC COMPANY BOARDS NOW Inc. (NYSE: DNOW) National Oilwell Varco, Inc. (NYSE: NOV) OTHER POSITIONS Offshore Energy Center, Director Petroleum Equipment Suppliers Association, Director National Petroleum Council EDUCATION United States Military Academy Harvard Business School, MBA Independent Director, since September 2017 Advance Auto Parts, Inc. (NYSE: AAP), Executive Vice President – Supply Chain Strategy and Transformation PRIOR BUSINESS EXPERIENCE PepsiCo (NASDAQ: PEP) > SVP Supply Chain, 2008 – 2017 > VP of Commercialization and Supply Chain, Frito-Lay Division, 2004 – 2008 > VP Logistics and Warehousing, North America, Frito-Lay Division, 2001 – 2004 > Vice President of Operations, North Division, 1998 – 2001 > Director of Operations, Mid-Atlantic Region, 1995 – 1998 > Director of Operations, Florida Region, 1992 – 1995 > Various management roles, 1985 – 1992 The Procter & Gamble Company (NYSE: PG) > Mechanical Engineer and Line Department Manager, 1982 – 1985 OTHER POSITIONS River Logic, Inc., Director Make-A-Wish Foundation, North Texas, Director Young Men’s Service League EDUCATION Virginia Tech University Georgia State University, MBA

Board Composition How We Build a Board that is Right for Chesapeake We believe that Chesapeake shareholders benefit when there is a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Nominating, Governance and Social Responsibility Com-mittee (the “Nominating Committee”) is charged with review-ing the composition of the Board and refreshing the Board as appropriate. With this in mind, the committee continuous-ly reviews potential candidates and recommends nominees to the Board for approval. We believe that the Chesapeake Board is desirable for director candidates, which allows us to recruit talented directors. In this regard, the committee has recruited three new directors to the Board over the past two years, including one director in September of 2017 and two new directors in November and December of 2016. We believe that directors who have held significant leadership positions over an extended period, possess extraordinary leadership qualities and demonstrate a practical understand-ing of organizations, processes, strategy and risk manage-ment, and know how to drive growth and change. We believe that current and former service as a public com-pany CEO is particularly valuable to our Board, including one of the three directors who the Board appointed since the 2016 annual meeting. IMPORTANT FACTORS IN ASSESSING BOARD COMPOSITION The Nominating Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. The committee considers a wide range of factors when selecting and recruiting director candidates, including: We have sought directors with leadership experience in the E&P industry, including one of the three directors who the Board appointed since the 2016 annual meeting. We have added directors with experience in dealing with governmental and regulatory organizations because Chesa-peake’s business is heavily regulated and is directly affected by governmental actions. Ensuring an experienced, qualified Board with expertise in areas relevant to Chesapeake. The Nominating Committee seeks directors who have held significant leadership positions and who have experience in the finance, risk management, global business, investing, marketing, government and the E&P industry in which we compete, as described below. We have added directors with global business experience be-cause Chesapeake’s long-term success depends, in part, on growing its businesses outside the United States. Annual assessment of Board effectiveness. The Board an-nually assesses its effectiveness through a process led by the Chairman of the Board, who also serves as Chairman of the Nominating Committee. See “How We Evaluate the Board’s Effectiveness” on page 35. As a leading innovator in the E&P industry, we have sought directors with engineering, geoscience and technology back-grounds, including two of the three directors who the Board appointed since the 2016 annual meeting, because our success depends on developing and investing in new tech-nologies and ideas. Technology experience has become in-creasingly important as we intensify our focus on R&D and enhancing operational efficiencies. DIRECTOR RETIREMENT POLICY The Board has established a mandatory retirement policy for directors requiring retirement at the Company’s next annual meeting following the director’s 80th birthday. GOVERNANCE 25 Engineering/Geoscience 5/8 Directors International Experience 8/8 Directors Government/Legal 2/ 8 Directors E&P Industry Experience 4/8 Directors Current and/or Former Public Company CEO 6/8 Directors Operational/Management Leadership Experience 8/8 Directors

Chesapeake uses a broad set of financial metrics to measure its performance, and accurate financial reporting and robust auditing are critical to our success. We have added a number of directors who qualify as audit committee financial experts, including one of the three directors who the Board appoint-ed since the 2016 annual meeting, and we expect all of our directors to have an understanding of finance and financial reporting processes. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the Company, we seek directors with experience in risk management and oversight, including all three directors appointed since the 2016 annual meeting. Enhancing the Board’s diversity of background. Under our Corporate Governance Principles, the Nominating Committee takes into account a candidate’s ability to contribute to the diversity of background on the Board. We consider the can-didate’s and the existing Board members’ ethnicity, gender, age, cultural background, thought leadership and professional experience. The committee reviews its effectiveness in balanc-ing these considerations when assessing the composition of the Board. In 2014, our Board increased the size of its mem-bership with a goal of enhancing director diversity and has since appointed three female directors: Kimberly K. Querrey in April 2015 (resigned November 2016), Gloria R. Boyland in November 2016 and Leslie Starr Keating in September 2017. Complying with regulatory requirements and the Board’s independence guidelines. The Nominating Committee con-siders regulatory requirements affecting directors, including potential competitive restrictions and financial institution management interlocks. It also looks at other positions the di-rector has held or holds (including other board memberships), and the Board reviews director independence. 26 CHESAPEAKE ENERGY CORPORATION DIRECTOR “MUST-HAVES” Highest personal and professional ethics Integrity and values A passion for learning Inquisitive and objective perspective A sense for priorities and balance Risk Management 8/8 Directors Financial Oversight and Accounting 6/8 Directors DIRECTOR RECRUITMENT PROCESS Candidate Recommendations From shareholders, management, directors and search firms Nominating Committee Engages executive search firms to assist in director search process Discusses and interviews candidates Reviews qualifications and expertise, regulatory requirements and cognitive diversity Recommends nominees Board Discusses and analyzes qualifications and independence, and selects nominees Shareholders Vote on nominees at annual shareholders meeting

DIRECTOR CANDIDATE RECOMMENDATIONS The Nominating Committee considers all shareholder recom-mendations for director candidates, evaluating them in the same manner as candidates suggested by other directors or third-party search firms (which the Board retains from time to time, and has retained over the past year, to help identify potential candidates). The Board appointed three new direc-tors since the 2016 annual meeting: Ms. Boyland, Mr. Corbett and Ms. Keating, each of whom were recommended by the Company’s search firm. HOW YOU CAN RECOMMEND A CANDIDATE Write to the Nominating Committee, c/o James R. Webb, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, at the applicable address listed on page 2 of this proxy statement, and include all information that our bylaws require for director nominations. The general qualifications and specific qualities and skills sought by the committee for directors are discussed under the caption “How We Build a Board that is Right for Chesapeake” on page 25. How We Assess Board Size The Nominating Committee takes a fresh look at Board size each year. In 2014, shareholders approved an amendment to our Certificate of Incorporation to increase the maximum number of directors who may serve on the Board to ten. Al-though the Board may consider nominating and appointing additional directors during the coming year (consistent with our Governance Principles and the considerations mandated by the Nominating Committee Charter), the Nominating Com-mittee believes that the Board’s current size (eight directors) is appropriate, particularly given the range of director views and backgrounds to reflect the diversity and complexity of the businesses and markets in which we operate. This size also is consistent with our historical approach. Over the last 10 years, we have had between seven and ten directors, a range the committee believes has served the Company and its shareholders well. How We Assess Director Independence BOARD MEMBERS All of our director nominees (listed under “Election of Direc-tors,” beginning on page 22) other than our CEO, Mr. Lawler, are independent, as were the three directors who resigned from the Board in 2016, Vincent J. Intrieri, John J. (“Jack”) Lipinski and Kimberly K. Querrey, throughout the period they served on our Board. Applying the guidelines in 2017. In determining director in-dependence, the Board considered relevant transactions, relationships and arrangements in assessing independence, including relationships among Board members, their fami-ly members and the Company in 2015, 2016, 2017 and the 2018 first quarter, as described below under the caption: “Relationships and Transactions Considered for Director In-dependence.” In accordance with our Corporate Governance Principles and the NYSE listing standards, the Nominating Committee determined that all transactions and relationships it considered during its review were not material transactions or relationships with the Company and did not impair the inde-pendence of any of the independent directors. The Board’s guidelines. For a director to be considered inde-pendent, the Board, through its Nominating Committee, must determine that he or she does not have any relationship that, in the opinion of the Board, would interfere with his or her independent judgment as a director. The Board’s guidelines for director independence conform to the independence re-quirements in the New York Stock Exchange’s (NYSE) listing standards. In addition to applying these guidelines, the Board considers all relevant facts and circumstances when making an independence determination. COMMITTEE MEMBERS All members of the Audit Committee, Compensation Commit-tee, Finance Committee and Nominating Committee must be independent, as defined by the Board’s Governance Principles. GOVERNANCE 27

- **Heightened standards for Audit Committee members.** Under a separate SEC independence requirement, Audit Committee members may not accept any consulting, advisory or other fee from Chesapeake or any of its subsidiaries, except compensation for Board service.

- **Heightened standards for members of the Compensation and Nominating Committees.** As a policy matter, the Board also applies a separate, heightened independence standard to members of the Compensation and Nominating Committees: no member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Chesapeake or a subsidiary. In addition, in determining that Compensation Committee members are independent, NYSE rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by Chesapeake or a subsidiary.

The Board has determined that all members of the Audit, Compensation and Nominating Committees, as well as the Finance Committee, are independent and, where applicable, also satisfy these committee-specific independence requirements.

Relationships and Transactions Considered for Director Independence

DIRECTOR/ NOMINEE	ORGANIZATION/ INDIVIDUAL	RELATIONSHIP	TRANSACTIONS	SIZE FOR EACH OF LAST THREE YEARS
Ms. Boyland	FedEx Corporation	Employee of FedEx	Sales to Chesapeake	<1% of FedEx revenues
Mr. Corbett	Grant Loxton, employee of Chesapeake (not an executive officer)	Son-in-law of Mr. Corbett	Compensation paid by Chesapeake to Mr. Loxton	<$360,000 of annual cash and equity compensation paid by Chesapeake to Mr. Loxton
Mr. Martin	FedEx Corporation	Director	Sales to Chesapeake	<1% of FedEx revenues
	Pilot Travel Centers LLC	Member of Board of Managers	Sales to Chesapeake	<1% of Pilot revenues
Mr. Miller	Ranger Energy Services, Inc. (RNGR)	Director	Sales to Chesapeake	<1% of RNGR revenues
	Now Inc. (DNOW)	Former Executive Chairman (resigned August 2017)	Sales to Chesapeake	2017: 1.7% of DNOW revenues 2016: 1.3% of DNOW revenues 2015: 1.4% of DNOW revenues 2014: <1% of DNOW revenues
All directors	Various charitable organizations	Director or Trustee	Charitable donations	<1% of organization's revenues

All seven non-employee directors meet heightened standards for director independence.

28 CHESAPEAKE ENERGY CORPORATION

Transactions with Related Persons The Company has adopted a written related party transac-tion policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of in-debtedness) in which: (1) the aggregate amount involved will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) any of its currently serving directors and executive officers, or those serving as such at any time since the beginning of the last fiscal year, or greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect material interest. The Audit Committee reviews and approves all inter-ested transactions, as defined above, subject to certain enu-merated exceptions that the Audit Committee has determined do not present a “direct or indirect material interest” on behalf of the related party, consistent with the rules and regulations of the SEC. Such transactions are subject to the Company’s Code of Business Conduct. Certain transactions with former executive officers and directors that fall within the enumer-ated exceptions are reviewed by the Audit Committee. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. All transactions described below that do not fall within the enumerated exceptions described in the policy have been re-viewed or approved by the Audit Committee. NOW Inc. Mr. Miller, a director of the Company, served as the Executive Chairman of NOW Inc., a distributor of energy and industrial products, until his resignation from NOW in August 2017. The Company engages NOW Inc. as a supplier of pipes, valves, fit-tings and supplies in the normal course of business and no such transaction has been determined to be a related party transac-tion under the Company’s related party transaction policy. Ryan, LLC The brother-in-law of Michael A. Johnson, our Senior Vice President, Controller and Chief Accounting Officer until his resignation in May 2017, serves as a principal at Ryan, LLC. Ryan, LLC was engaged by the Company in the normal course of business to review sales and use taxes paid to governmen-tal entities in exchange for a fee based on the amount of re-funds and assessment reductions. Pursuant to the Company’s related party transaction policy, the Audit Committee reviewed and approved the transaction and determined that it was in the best interests of the Company and its shareholders. Employment of Family Members Grant Loxton, the son-in-law of Mr. Corbett, a director of the Company, has been an employee of the Company since May 2011. Mr. Loxton’s total 2017 cash and equity compensa-tion was $356,791. The Company is a significant employer in Oklahoma City. We seek to fill positions with qualified em-ployees, whether or not they are related to our executive offi-cers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees. Compen-sation arrangements for family members of related parties are approved by the Compensation Committee. BP p.l.c. David C. Lawler, who serves as the Chief Executive Officer of BP p.l.c.’s “Lower 48 Onshore” business, is the brother of Robert D. Lawler, the Company’s CEO. The Company engag-es in transactions with BP in the ordinary course of business and no such transaction has been determined to be a related party transaction under the Company’s related party transac-tion policy. GOVERNANCE 29

Tone at the Top — Our Core Values Our Board has established a “tone at the top” that forms the foundation of the Board’s and management’s leadership and commit-ment to openness, honesty, integrity and ethical behavior. The cornerstone of our tone at the top is found in our core values, which serve as the foundation for all of our activities and provide the lens through which we evaluate every decision we make. Our core values are expected to be followed by all levels of management and thereby generate a commitment to honesty, integrity and ethics that permeates all levels of the organization. We believe that, by living our core values, we are building a stronger, more prosperous Chesapeake for all of our shareholders. 30 CHESAPEAKE ENERGY CORPORATION Integrity and Trust WE WILL: Be truthful and ethical Acknowledge errors and be accountable for results Do what we say we will do WE WILL NOT: Place personal gain above Chesapeake Mislead anyone regarding our business Respect WE WILL: Protect our employees, stakeholders and the environment Appreciate different behavioral styles and seek out different opinions Promote inclusion and the diversity of thoughts and ideas WE WILL NOT: Place hierarchy over our values Accept individual recognition for collective efforts Let our differences divide us Transparency and Open Communication WE WILL: Be clear in our business strategies Work with a “One Chesapeake” mindset and share best practices WE WILL NOT: Exaggerate our performance Climb multiple learning curves Work with a “What’s In It For Me” mindset Allow silo thinking and guarded information sharing to disrupt innovation Commercial Focus WE WILL: Be investment advisors Be stewards of corporate resources and the environment Take prudent risks, employing innovative ideas and technology WE WILL NOT: Be “users” of Chesapeake Take short-term risks that compromise long-term value Change Leadership WE WILL: Elevate innovative solutions Pursue continuous development and improvement Seek to deliver more than what is expected Reward risk taking and learn from failures WE WILL NOT: Elevate problems without solutions Be satisfied with status quo

Other Governance Policies and Practices In addition to our tone at the top and our core values, our Board has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsi-bilities, director qualifications and determination of director independence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct applicable to all directors, officers and employees, including our principal executive officer, princi-pal financial officer and principal accounting officer. These documents, along with our Certificate of Incorporation and Bylaws, provide the framework for the functioning of the Board. The Corporate Governance Principles and the Code of Business Conduct are available on our website at www.chk. com/responsibility/governance. All committee charters are available on our website at www.chk.com/about/board-of-directors. Waivers of provisions of the Code of Business Conduct, if any, as to any director or executive officer are re-quired to be evaluated by the Audit Committee or the Board and amendments to the Code of Business Conduct must be approved by the Board; we intend to post any such waivers from, or changes to, the Code of Business Conduct on our website within four business days of such approval. Compensation Committee Interlocks and Insider Participation The Compensation Committee is comprised entirely of Luke R. Corbett, Archie W. Dunham, Leslie Starr Keating and Merrill A. “Pete” Miller, each of whom is an independent director. None of the members of the Compensation Committee during fiscal year 2017 or as of the date of this proxy statement is or has been an officer or employee of Chesapeake and no executive officer of Chesapeake served on the compensation committee or board of any company that employed any member of Chesapeake’s Compensation Committee or Board. GOVERNANCE 31

Our Board of Directors The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business. Board Leadership Structure and Oversight We separated the Chairman and CEO roles in 2012. Since Oc-tober 2015, Brad Martin has served as the Board’s indepen-dent, non-executive Chairman, and Archie Dunham, the former Chairman, has served as Chairman Emeritus. The Board is composed of seven independent members (including Messrs. Martin and Dunham) and the Company’s Chief Executive Offi-cer. The directors are skilled and experienced leaders in busi-ness, education, government and public policy. They currently serve or have served as chief executives and members of senior management of Fortune 1000 companies, investment banking firms, and private for-profit and nonprofit organizations and are well-equipped to promote our long-term success and to provide effective oversight of, and advice and counsel to, the CEO and other members of senior management. The chart and disclosure below explain the purpose of each level of hierarchy in our leadership structure and provide ad-ditional detail on composition, meetings and activities of the Board. More detail with regard to the composition, meetings and activities of each of the committees can be found below under “—Board Committees” on page 36. WHY OUR BOARD LEADERSHIP STRUCTURE IS APPROPRIATE FOR CHESAPEAKE Our leadership structure allows the CEO to speak for Ches-apeake’s management, while providing for effective indepen-dent Board oversight led by an independent Chairman. Our CEO and independent Chairman work together to focus the independent directors’ attention on the issues of greatest im-portance to the Company and its shareholders. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors, and, in con-sultation with non-employee directors, our CEO and manage-ment, establishes the agenda for each Board meeting. The Board has also delegated certain matters to its four commit-tees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an ef-fective governance framework at this time. HOW WE SELECT THE CHAIRMAN The Nominating Committee considers feedback from our Board members as part of an annual self-assessment, and then makes a recommendation to the Board. Acting on this recommendation, the independent directors elected Mr. Martin as the independent Chairman and Mr. Dunham as Chairman Emeritus in October 2015. 32 CHESAPEAKE ENERGY CORPORATION

CHAIRMAN OF THE BOARD

Purpose: Leads our Board and sets the tone for the Board's culture, ensuring Board effectiveness and responsiveness to Chesapeake's shareholders. Oversees the scheduling, preparation and agenda for each Board meeting, including executive sessions of non-employee directors, which take place at least quarterly.

CHESAPEAKE BOARD OF DIRECTORS

Purpose: Promote the long-term success of Chesapeake for its shareholders and ensure proper oversight of management

Members: 8
Independent: 7
2017 Meetings: 11

Responsibilities and Significant Events:

- Culture of financial and managerial oversight, Board accountability and risk management
- Authorized and implemented "best practice" corporate governance initiatives and accountability measures, including Board declassification, proxy access, removal of supermajority voting provision and separation of Chairman and CEO roles
- Development of corporate strategy focused on financial discipline and generation of operating efficiencies from captured resources
- Oversee and evaluate opportunities to reduce debt and improve liquidity, including:
  - Asset sales
  - Credit facility amendments
  - Senior note offerings
  - Convertible senior note offering
  - Renegotiation of GP&T agreements
  - Transactions reducing debt and preferred stock obligations, including:
    - Open market and negotiated repurchases
    - Tender offers for outstanding senior notes
    - Common stock for senior note exchange transactions
    - Common stock for preferred stock exchange transactions
- Development of an executive compensation plan that appropriately ties executive pay to Company performance
- Full Board review and evaluation of significant Company risks at each regular meeting, including debt and liquidity, commodity prices, and environmental, health and safety (EHS) risks
- Oversee and monitor workplace safety and environmental matters

AUDIT COMMITTEE

Purpose: Oversee financial reporting, legal compliance, internal and external audit functions and risk management systems

FINANCE COMMITTEE

Purpose: Oversee financial condition and strategy, including budgets, commodity hedging and analysis of opportunities to reduce debt and improve liquidity (in 2017, responsibilities were carried out by the Board)

COMPENSATION COMMITTEE

Purpose: Establish and oversee compensation policies and standards that effectively attract, retain and motivate executive officers to achieve

NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE

Purpose: Oversee corporate governance structure and practices, Board composition and corporate social responsibility matters

Outside of formal Board and committee meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet in executive sessions, without management, before and after each regularly scheduled Board meeting. Mr. Martin presides over all executive sessions.

Each director attended, either in person or by telephone conference, at least 84% of the Board and committee meetings held while serving as a director or committee member in 2017. We expect all serving directors to attend annual meetings of shareholders. All directors serving at the time attended the 2017 annual meeting.

GOVERNANCE 33

RESPONSIBILITIES OF THE CHAIRMAN The Chairman focuses on optimizing the Board’s processes and ensuring that the Board is prioritizing the right matters. Spe-cifically, he has the following responsibilities (and may also perform other functions at the Board’s request), as detailed in the Board’s Governance Principles: independent directors 34 CHESAPEAKE ENERGY CORPORATION Board leadership — chairs all Board meetings Oversight of all meetings — oversees quarterly Board meetings and calls additional Board or independent director meetings as needed Leadership of executive sessions — leads executive sessions of the Board, without any management directors or Chesapeake employees present (unless invited), which are held at the beginning and end of each quarterly Board meeting and as needed at other periodic meetings (in addition to the numerous informal sessions that occur throughout the year) Serves as liaison between CEO and independent directors — regularly meets with and serves as liaison between the CEO and Shareholder communications — makes himself available for direct communication with our major shareholders Board discussion items — works with the independent directors/ committee chairs, CEO and management to propose a quarterly schedule of major Board discussion items Board agenda, schedule and information — approves the agenda, schedule and information sent to directors Board governance processes — works with the Nominating Committee to guide the Board’s governance processes, including succession planning and the annual Board self-evaluation Board leadership structure review — oversees the Board’s periodic review and evaluation of its leadership structure Evaluation of CEO — oversees annual CEO evaluation Committee chair and member selection — advises the Nominating Committee in choosing committee chairs and membership Chesapeake Board Room Chairman of the Board President elected solely by and CEO independent directors Also serves as Finance and Nominating Committee Chair Independent Directors Attending Executive Sessions

Board Culture and Focus

As dictated by our core values (as discussed above), the Board has established a boardroom culture that results in informed decisions through meaningful and robust discussion, where views are readily challenged based on each director's diverse background and opinions. The directors are expected to, and do, ask hard questions of management. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board's key areas of focus are on our strategy and vision, enhancing financial and management oversight, Board accountability, and risk management. The Board has demonstrated its focus through the following actions:

- Development of a corporate strategy focused on financial discipline, operating efficiencies and debt reduction efforts, particularly in an era of challenging commodity prices
- Approval and execution of proposals to implement leading corporate governance practices related to Board accountability, including Board declassification, proxy access and removal of supermajority voting provisions
- Development of an executive compensation program that appropriately ties short-term executive pay to short-term goals and long-term pay to the Company's stock performance and other long-term metrics (see "Executive Compensation—Compensation Discussion and Analysis" on page 41)
- Hiring of a Chief Compliance Officer and a Vice President – Internal Audit, who report directly to the Chairman of the Audit Committee
- Full Board review and evaluation of significant Company risks at each regular meeting, including commodity price and EHS risks (see "How We Oversee and Manage Enterprise Risk" on page 38)

Director Attendance

BOARD/COMMITTEE MEETINGS

Board members had near perfect attendance at Board and committee meetings held during 2017, as summarized in the chart below, with each director nominee attending at least 84% of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee.

ANNUAL SHAREHOLDERS MEETING

Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. All of the persons who were serving as directors at the time and one new director nominee attended the 2017 annual meeting of shareholders.

BOARD/COMMITTEE ATTENDANCE



BOARD
AUDIT
COMPENSATION
NOMINATING
95%
90%
100%
100%
0
2
4
6
8
10
12
Number of meetings in 2017
≥95%
Overall attendance

Each director nominee attended at least 84% of the meetings of the Board and committees on which he or she served in 2017.

How We Evaluate the Board's Effectiveness

ANNUAL EVALUATION PROCESS

Each year, directors complete written assessments and the Chairman of the Nominating Committee, who also serves as Chairman of the Board, interviews each director to obtain his or her assessment of director performance, Board dynamics, and the effectiveness of the Board and its committees. The Chairman summarizes the directors' assessments for discussion at executive sessions of the Board and its committees. For more information on this evaluation process, see the Nominating Committee's Charter and the Board's Corporate Governance Principles, which are available on our website at https://www.chk.com/documents/governance/nominating-committee-charter.pdf and http://www.chk.com/documents/governance/corporate-governance-principles.pdf, respectively.

GOVERNANCE 35

Board Committees

A significant portion of the Board's oversight responsibilities is carried out through its four standing committees, each of which is composed solely of independent non-employee directors. A biographical overview of the members of our committees can be found under "Election of Directors" beginning on page 22.

COMMITTEE CHARTERS	COMMITTEE COMPOSITION	COMMITTEE OPERATIONS	COMMITTEE RESPONSIBILITIES
Each committee has a charter that can be found on our website at www.chk.com/about/board-of-directors.	Each committee member satisfies the NYSE's and Chesapeake's definitions of an "independent director," and two of the four members of the Audit Committee are "audit committee financial experts" (as defined under SEC rules), in each case as determined by the Board.	Each committee meets quarterly, and periodically as needed throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority and funding to retain outside advisors. Committee chairs have the opportunity to call for executive sessions at each meeting.	The primary responsibilities of each committee are listed below (and committee responsibilities relating to risk oversight are described under "How We Oversee and Manage Enterprise Risk" on page 38). For more detail, see the committee charters on our website.



AUDIT

Thomas L. Ryan

Chairman

Members: 4
Independent: 4
Audit Committee Financial Experts: 2
2017 Meetings: 9

Key Oversight Responsibilities:

- Independent auditor engagement
- Integrity of financial statements and financial disclosure
- Financial reporting and accounting standards
- Disclosure and internal controls
- Enterprise risk management program
- Compliance with legal and regulatory requirements
- Oversight of Chief Compliance Officer and VP of Internal Audit, both of whom report directly to the Audit Committee
- Compliance and integrity programs
- Internal audit functions
- Employee/vendor anonymous hotline
- Related party transactions

Members:

Thomas L. Ryan†, Chairman
Gloria R. Boyland
Luke R. Corbett†
Leslie Starr Keating

† *Audit Committee Financial Expert*



FINANCE

R. Brad Martin

Chairman

Members: 3
Independent: 3
2017 Meetings: –0–
(in 2017, responsibilities were carried out by the Board)

Key Oversight Responsibilities:

- Annual budget
- Financing strategy and financial policies, including debt agreements, revolving line of credit and debt/equity offerings
- Oversight of capital planning, liquidity and debt reduction strategies, including asset sales, tender offers, equity exchange offers, and open market and/or negotiated repurchase transactions
- Financial risk assessment program, including commodity price hedging and interest rate hedging policies, procedures and transactions
- Strategic transactions, including potential acquisitions and divestitures

Members:

R. Brad Martin, Chairman
Merrill A. ("Pete") Miller, Jr.
Thomas L. Ryan

36 CHESAPEAKE ENERGY CORPORATION

Members: 4 Independent: 4 2017 Meetings: 4 Members: 4 Independent: 4 2017 Meetings: 4 Key Oversight Responsibilities: Key Oversight Responsibilities: • Oversight of compensation plans that attract, retain and motivate executive officers and employees Implementation of new executive compensation plan with appropriate goals and objectives, including liquidity payout gates and new/revised performance metrics CEO and senior executive performance evaluation Incentive compensation programs, including 2014 Long Term Incentive Plan and Deferred Compensation Plan Broad-based plans available to all employees, including 401(k) plan and health-benefit plans Compensation of non-employee directors Negotiation of executive employment agreements, with compensation levels near the median of Company peer group Establishment and monitoring of compliance with stock ownership guidelines applicable to executive officers and directors • Director recruitment and evaluation, with emphasis on diversity (successful recruitment of three new directors, including two female directors, since November 2016) Corporate governance principles, policies and procedures — evaluation, oversight and implementation Size and sufficiency of Board and committees Board committee structure and membership Annual Board self-assessment and evaluation Shareholder engagement program Conflict of interest reviews Corporate social responsibility, including annual corporate responsibility report Political spending and lobbying Charitable donations • • • • • • • • • • • • • • • • • EHS compliance policies and procedures Members: R. Brad Martin, Chairman Gloria R. Boyland Luke R. Corbett Archie W. Dunham Members: Merrill A. (“Pete”) Miller, Jr., Chairman Luke R. Corbett Archie W. Dunham Leslie Starr Keating GOVERNANCE 37 NOMINATING R. Brad Martin Chairman COMPENSATION Merrill A. (“Pete”) Miller, Jr. Chairman

How We Oversee and Manage Enterprise Risk Board Oversight The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Company’s risk profile and tolerance for significant risks, such as risks related to commodity price fluctuations and EHS matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. The Board regularly reviews and monitors a number of processes at the Board level in order to support our risk management efforts, including the following: • • • • Succession planning Significant acquisitions and divestitures Capital markets transactions Oversight of management in carrying out risk manage-ment responsibilities Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, composed of senior management and subject matter experts, have been formed and meet regularly to re-view and assess the Company’s risk management processes and to discuss and address significant risk exposures. • • • • • Long-term strategic plans Capital budget Capital projects and operational/asset performance Hedging policy and strategy Debt management and interest rate hedging Committee Oversight Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting, as indicated below: structure policies and procedures responsibility 38 CHESAPEAKE ENERGY CORPORATION Financial statements, systems and reporting Enterprise risk management program/process Independent auditor Compliance with legal and regulatory requirements (Chief Compliance Officer reports directly to Chairman of the Audit Committee) and legal/regulatory proceedings Internal audit (VP of Internal Audit reports directly to the Chairman of the Audit Committee) Hotline monitoring of anonymous reporting of questionable activity Related party transactions, conflicts of interest and Code of Business Conduct Cybersecurity FINANCE COMMITTEE COMPENSATION COMMITTEE NOMINATING COMMITTEE Corporate financial strate-gies and risks, including: • Annual budget • Strategic transactions, acquisitions and divestitures • Debt repurchase programs • Policies and procedures related to our commodity and interest rate hedging programs In 2017, these responsibili-ties were carried out by the Board. Compensation programs, primarily to ensure that compensation incentives: • Promote responsible business decisions that are in line with shareholder interests • Do not promote excessive risk taking Management retention and development Board composition Director independence Company’s leadership Succession planning Corporate governance EHS matters Corporate social Shareholder concerns and outreach programs AUDIT COMMITTEE

Management Oversight

Within this Board and committee risk management framework, our management team is responsible for executing the Board's risk management program, including the following major risk categories:

FINANCIAL RISK	LEGAL/COMPLIANCE RISK	STRATEGIC AND OPERATIONAL RISKS	
Corporate Accounting, Treasury and Internal Audit Departments	**Legal and Risk & Compliance Departments**	**EHS, IT and Operations Services Departments**	**Executive Committee and Operations Department**
Principal responsibility for monitoring financial risks, including financial reporting, internal control matters, liquidity, debt management, commodity and interest rate hedging, and credit ratings	Principal responsibility for maintaining and monitoring compliance with all corporate policies and procedures, as well as legal and regulatory matters	Oversees and monitors compliance efforts related to EHS risks, data governance, information systems and cybersecurity threats	Oversees and monitors strategic and operational risks affecting all aspects of our business

For more information about specific risks facing the Company, see the "Risk Factors" section of our 2017 annual report on Form 10-K.

Investor Outreach

We Have a Robust Investor Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year. This ensures that management and the Board understand and consider the issues that matter most to our shareholders and enables Chesapeake to address them effectively.

How the Board Receives Direct Feedback from Major Institutional Investors

We invite major institutional investors to meet periodically with Chesapeake's independent directors. This complements management's investor outreach program and allows directors to directly solicit and receive investors' views on Chesapeake's strategy and performance.

FALL
Conduct telephonic meetings between management and our largest investors to assess which governance and compensation practices are of priority

WINTER
Review feedback from fall meetings with Board members and use it to make governance and compensation changes and enhance proxy disclosures



SUMMER
Review shareholder votes at our most recent annual meeting and current trends in corporate governance

SPRING
Conduct follow-up conversations with our largest investors to address important annual meeting issues

ANNUAL SHAREHOLDERS MEETING

HOW YOU CAN COMMUNICATE WITH THE BOARD

Shareholders and other interested parties may communicate with the Board, either individually or as a group (including only independent directors), through one of the processes outlined on the Company's website at www.chk.com/about/board-of-directors.

GOVERNANCE 39

Executive Compensation Your Board recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this proxy statement. 40 CHESAPEAKE ENERGY CORPORATION PROPOSAL 2: Advisory Vote to Approve Named Executive Officer Compensation WHAT ARE YOU VOTING ON? In accordance with Section 14A of the Exchange Act, we are providing our share-We have designed our executive holders with the opportunity to vote to approve, on a non-binding, advisory basis, compensation program to attract the compensation of our NEOs. The vote on this resolution is not intended to address and retain high-performing execu-any specific element of compensation; rather, the vote relates to the compensation tives and align executive pay with of our NEOs as a whole, as described in this proxy statement in accordance with the our performance and the long-term compensation disclosure rules of the SEC. In May 2017, we disclosed that advisory interests of our shareholders. At votes on executive compensation will be submitted to shareholders on an annual the 2018 Annual Meeting, we are basis until the next advisory vote on the frequency of shareholder votes on executive asking shareholders to approve, compensation, which, in accordance with applicable law, is scheduled to occur at on a non-binding advisory basis, the 2023 annual meeting of shareholders. the compensation of our named executive officers (NEOs). Even We are asking our shareholders to indicate their support for the compensation of though this vote is advisory and our NEOs as described in this proxy statement by voting in favor of the following not binding on the Company resolution: or the Board, the Board values shareholders’ opinions and the RESOLVED, that the Company’s shareholders hereby approve, on an advisory Compensation Committee will basis, the compensation of the NEOs, as disclosed in the Company’s proxy take into account the outcome of statement for the 2018 annual meeting of shareholders pursuant to the com-the advisory vote when consider-pensation disclosure rules of the SEC, including the Compensation Discus-ing future executive compensa-sion and Analysis, the compensation tables and the related narrative disclo-tion decisions. sure provided in this proxy statement.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying the Company's executive compensation programs, the compensation decisions made last year under those programs, the factors we considered in making those decisions, and the Compensation Committee's response to our 2017 say-on-pay vote.

2017 Named Executive Officers



Robert D. ("Doug") Lawler

President and Chief Executive Officer, or CEO



Domenic J. ("Nick") Dell'Osso, Jr.

Executive Vice President and Chief Financial Officer, or CFO



James R. Webb

Executive Vice President – General Counsel and Corporate Secretary



Frank J. Patterson

Executive Vice President – Exploration and Production



M. Jason Pigott

Executive Vice President – Operations and Technical Services

Chesapeake's four strategic priorities are critical to driving performance and creating value for our shareholders:

1 *Achieving*

$2 – $3 billion of debt reduction and a 2x debt to EBITDA ratio

2 *Enhancing*

our margins

3 *Reaching*

cash flow neutrality

4 *Sustaining*

top environmental and safety performance

The company's 2017 Annual Incentive Plan (AIP) metrics directly aligned with these strategic priorities, as they were designed to enhance liquidity, increase financial returns and encourage top-tier environmental and safety performance.

The 2017 AIP metrics encouraged a disciplined approach from the management team, one which protected long-term value creation over short-term gain, especially important during periods of historically low commodity prices. For example, over the course of 2017, the acquisition and divestiture market proved to be challenging for companies wishing to divest significant assets. While some market commentators called for Chesapeake's management team to divest a significant asset to create short-term value, a divestment of that nature in last year's market conditions would have required Chesapeake to deeply discount the asset's assessed value. While in the short term the market may have applauded a sale, we believe such a sale would have been counterproductive to our strategic priorities. Chesapeake is working tirelessly to achieve these priorities as quickly as possible, but not at the expense of or detriment to long-term value creation for our shareholders.

EXECUTIVE COMPENSATION 41

Shareholder Outreach At our 2017 Annual Meeting, 58.86% of shareholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation programs. Our Compensation Committee was not satisfied with that result. Since then, the Chairman of our Compensation Committee, along with management, actively engaged in dialogue with a significant number of large share-holders to gain a better understanding of our shareholders’ views regarding the Company’s compensation programs. Our 2017 – 2018 shareholder outreach efforts included requesting discussions with our top 50 shareholders (representing an aggregate of over 56% of our outstanding stock). The Compensation Committee has focused on recommendations arising from these discussions and as a result has made sig-nificant revisions to the Executive Compensation program, most notably in the 2018 peer group as summarized below. Please see page 54 for more details on the 2018 peer group and process behind the changes. 42 CHESAPEAKE ENERGY CORPORATION What we heardHow we responded from our shareholders during 2017 – 2018 outreach following the shareholder discussions Review our selected peer group to ensure alignment with Chesapeake’s current operating results The Compensation Committee reviewed and replaced its compensation consultant. The new consultant analyzed cur-rent and alternative peer companies and the Compensation Committee selected a new peer group for 2018. Over 50% of the 2017 peer companies have been replaced with new peers based upon lower enterprise value, production and market cap. Review the metrics established for short-term and long-term incentive programs to ensure the targets are increasingly challenging and consider adding a long-term incentive metric focused on return on invested capital The 2018 short-term incentives have been refocused on more financial measures and fewer operational measures to more appropriately align with shareholder value. The 2018 long-term incentives have resulted in a performance share unit (PSU) measure of return on invested capital based on the EBITDA to capex ratios established for the executives. Review the setting of long-term incentive awards as a multiple of salary and confirm each element of pay is appropriate when compared to peer group Shareholder comments were received after the 2017 long-term incentive awards were granted. Accordingly, the Com-pensation Committee took this comment into consideration in establishing 2018 awards. The Compensation Committee reviewed each element of the long-term incentive awards and established more rigorous metrics for 2018 PSU awards, shifting the focus to financial metrics measuring return on invested capital and value generation.

Pay-for-Performance Compensation Philosophy

Our compensation program follows a pay-for-performance approach designed so that pay levels are strongly linked with our short-term operational performance and long-term market performance.

EXECUTIVE COMPENSATION GOVERNANCE

What We Do

- Consistently gather, analyze and respond to shareholder feedback
- 87% of the CEO's compensation is at-risk
- 63% of the CEO's compensation is subject to achievement of objective, pre-established performance goals tied to financial, operational and strategic objectives
- All equity awards under our 2014 Long Term Incentive Plan (LTIP) are subject to "double-trigger" change-of-control vesting provisions
- Apply robust stock ownership guidelines
- Maintain a clawback policy to recapture unearned incentive payments
- Use a representative and relevant peer group
- Our Compensation Committee is made up solely of independent directors and uses an independent compensation consultant

What We Don't Do

- No tax gross ups on change in control payments
- No cash payments upon death or disability
- No "single-trigger" change-of-control payments
- No repricing of underwater stock options
- No hedging or pledging of Company stock by executive officers or directors
- No excessive perquisites

The philosophy of the Compensation Committee is to have a program that:

- Pays competitively for performance across all salary grades and has a meaningful portion of executives' pay tied to business performance
- Attracts and retains high-performing executives and employees across the organization
- Aligns compensation with shareholder interests while rewarding long-term value creation
- Applies compensation program design in a consistent manner at all levels of the organization
- Discourages excessive risk by rewarding both short-term and long-term performance
- Reinforces high ethical conduct, environmental awareness and safety; and
- Maintains flexibility to better respond to the dynamic and cyclical energy industry

REALIZED LONG-TERM INCENTIVE COMPENSATION TIED TO SHAREHOLDER PERFORMANCE

Based on the construct of our compensation program, executive compensation is directly tied with the shareholders. Over the past three years, our NEOs have realized less than 30% of the grant date value. The following graphic further illustrates the tie between executive compensation and shareholder return.

3-YEAR CEO TOTAL LOST PAY (2015 – 2017)



% Reduction
10
0
-10
-20
-30
-40
-50
-60
-70
-80
-64%
-63%
-61%
-56%
-48%
-44%
-40%
-36%
-20%
-17%
2.2%
CHK
MRO
APA
ECA
MUR
NBL
DVN
COP
HES
APC
EOG

	CHK	MRO	APA	ECA	MUR	NBL	DVN	COP	HES	APC	EOG
3-Year TSR	-80%	-36%	-29%	9%	-30%	-36%	-29%	-12%	-32%	-33%	20%

EXECUTIVE COMPENSATION 43

Our Strategic Transformation and Priorities We continue to focus on reducing debt, enhancing our margins and reaching cash flow neutrality through financial discipline and operating efficiencies. To accomplish these goals, we allocate our capital expenditures to projects we believe offer the highest return, deploy leading drilling and completion technology throughout our portfolio, and divest additional assets to strengthen our cost structure and our portfolio. Increasing our margins means not only increasing our absolute level of cash flow from operations, but also increasing our cash flow from operations generated per barrel of oil equivalent production. Our capital program is focused on investments that can improve our cash flow generating ability regardless of the commodity price environment. Our ability to reduce capital expenditures while still growing production is primarily the result of improved operating efficiencies, including improved well performance. We continue to seek opportunities to reduce cash costs (production, general and administrative, gathering, processing and transportation and interest expenses) and improve our production volumes from existing wells. We took significant steps in 2017 to continue to address the legacy issues that have had a negative effect on the Company’s bottom line. Some of our key 2017 results reflect significant progress against these challenges. Adjusted Earnings Per Share(a) $0.82 2016 adjusted EPS was negative Adjusted EBITDA(a) $2,160mm 60% increase over 2016 Cash Costs (LOE, G&A, GP&T)(b) $510mm Down 18% from 2016 Daily Total Production(c) 548mboe/d Daily Oil Production(c) 90mbo/d Cash from Operations $949mm 3% increase over 2016 2% increase over 2016 2016 CFO was negative (a) See non-GAAP reconciliation at http://www.chk.com/Documents/investors/non-gaap/2017Q4.pdf. (b) Cash costs defined as lease operating expenses combined with general and administrative expenses (including stock-based compensation and gathering, processing and transportation expenses); excludes restructuring and termination costs and interest expense. (c) Adjusted for asset sales. Our current management team has driven a foundational transformation of Chesapeake, based upon a strategic focus shift away from activity toward value for shareholders. A representation of the key challenges Mr. Lawler encountered in 2013 when he joined Chesapeake along with the subsequent progress for each challenge is represented below: (a) Production from closed asset sales represents approximately ~200,000 boe/d. 44 CHESAPEAKE ENERGY CORPORATION High debt Reduced ~48% of total leverage since 2012 Challenging legacy transportation commitments Poor capital efficiency Reduced ~50% of midstream commitments since 2012 2017 capex budget was ~83% lower than in 2012, yet adjusted production remained flat (a) High cash costs Governance challenges New cash cost leader after halving costs during transformation Moved from bottom quartile to Top 2% in Drury’s Annual Board Rankings (see page 10) Poor EHS performance ~92% improvement across all key EHS metrics

Our transformation journey continues in 2018 with the overarching objective of shareholder value creation. We believe reducing leverage, enhancing margins and cash flow, and prudent capital investment along with continued EHS excellence will result in enhanced shareholder value. Reducing leverage > $2 – $3 billion of debt reduction targeted > Ultimate goal of 2x debt/EBITDA Enhancing margins and cash flow > Attacking all areas of cash costs > On the path to achieve free cash flow neutrality in 2018 Focused on capital discipline > Funding our highest returning projects > ~13,300 undrilled locations and continuously high-grading our portfolio EHS excellence > Continued commitment to improving environmental and safety performance Process for Determining Executive Compensation The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. In determining compensation, the Compensation Committee makes an overall assess-ment of the performance of the NEOs, both individually and as a team, on an annual basis. In 2017, the Compensation Commit-tee’s approach consisted of both an objective consideration of the Company’s performance relative to predetermined metrics as more fully described beginning on page 47 under the caption “—Primary Executive Compensation Elements for 2017” and a subjective consideration of each NEO’s performance and overall role in the organization, including consideration of the median compensation of similarly situated executives among our compensation peer group. In its assessment of the performance of each NEO in 2017, the Compensation Committee considered the following: COMPANY PERFORMANCE Financial and operational performance of the Company, including progress made with respect to predetermined metrics more fully described below INDIVIDUAL PERFORMANCE TANGIBLES • NEO’s contributions to the development and execution of the Company’s business plans and strategies • Performance of the NEO’s department or functional unit • Level of responsibility • Tenure with the Company EXECUTIVE OFFICER ASSESSMENT INDIVIDUAL PERFORMANCE INTANGIBLES • Leadership ability • Demonstrated commitment to the Company • Motivational skills • Attitude • Work ethic EXECUTIVE COMPENSATION 45

Independent Compensation Consultant Pursuant to its charter, the Compensation Committee may retain a compensation consultant, and is directly respon-sible for the appointment, compensation and oversight of the work of any compensation consultant that it retains. In September 2017 the Compensation Committee performed a comprehensive review of its compensation consultants. As a result of this review, a new compensation consultant was selected in October 2017. Until October 5, 2017, the Com-pensation Committee retained FW Cook as its independent compensation consultant to provide an objective analysis of, and counsel on, the Company’s executive compensation program. In addition, Pay Governance LLC (Pay Governance) provided consulting services to management through Octo-ber 5, 2017 related to the Company’s director and executive compensation programs, policies and processes, including preparing peer data comparisons and preparing other briefing materials as necessary. Effective October 5, 2017, The Com-pensation Committee selected Longnecker and Associates (“L&A”) as its compensation consultant. In 2017, the Com-pany paid $32,131 for Pay Governance’s services, $99,593 for FW Cook’s services and $61,241 for L&A’s services. We refer to FW Cook, Pay Governance and L&A together as the “Compensation Consultants.” • Pay Governance also provided information and recom-mendations to the Compensation Committee with respect to executive compensation. • FW Cook participated in these meetings and performed an independent, objective analysis of market and other data provided by Pay Governance and generally counseled the Compensation Committee as to the advice obtained from Pay Governance. Beginning in October 2017, L&A served as the sole Compen-sation Consultant. L&A attended all remaining Compensation Committee meetings and provided peer group recommenda-tions and detailed analysis for the Committee’s 2018 com-pensation decisions. The Compensation Committee evaluated whether conflicts of interest were created by the retention of any of the advi-sors providing compensation consulting services in 2017 and evaluated their independence pursuant to the standards set forth in the NYSE Listed Company Manual. As a result of this assessment, the Compensation Committee concluded that (i) no conflicts of interest existed with respect to FW Cook, Pay Governance or L&A; and (ii) Pay Governance was not in-dependent from management given its reporting relationship with management, the responsibility of management for the oversight of Pay Governance’s work product and the services provided. The Compensation Committee concluded that any potential conflict posed by the Compensation Committee’s receipt of information and advice from Pay Governance was sufficiently mitigated by the direct involvement of its indepen-dent compensation consultant, FW Cook, and the Compen-sation Committee’s own examination and assessment of the objectivity of Pay Governance’s advice. Prior to its selection in October 2017, the Compensation Committee reviewed the independence of L&A, and determined that L&A was an inde-pendent consultant. In 2017, FW Cook attended all Compensation Committee meetings through August 2017. • FW Cook provided the Compensation Committee with market analyses and advised the Compensation Commit-tee on market trends and regulatory and governance de-velopments and how they may impact our executive com-pensation programs. They also advised the Compensation Committee with regard to the design and structure of our executive compensation programs to ensure appropriate linkage between pay and performance, setting the pay for our CEO, and compensation for other executive officers in consultation with the CEO. 46 CHESAPEAKE ENERGY CORPORATION

Chief Executive Officer and Management Role in Executive Compensation Process The Company’s CEO has an active role in executive compen-sation, and typically makes recommendations to and partic-ipates in discussions with the Compensation Committee to provide information regarding the compensation of the other NEOs. Following such recommendations, the Compensation Committee discusses the compensation of each NEO and approves the final NEO compensation amounts, subject to such modifications as it deems appropriate. The Compensa-tion Committee discusses the compensation of the CEO in executive session with its independent compensation consul-tant and approves his final compensation amounts. Follow-ing such approvals, the Compensation Committee provides a report of its executive compensation decisions to the full Board for discussion and ratification. The CEO, not being a member of the Compensation Committee, does not vote at Compensation Committee meetings or participate in discus-sions about his compensation, and he does not participate in the Board’s discussion or vote on the acceptance and ratifi-cation of the Compensation Committee’s approvals or reports with respect to his compensation. In addition to the participation of our CEO, other members of senior management typically provide the CEO and Com-pensation Committee and its advisors with detailed analyses and recommendations regarding each element of executive officer compensation (other than for the CEO) to facilitate the Compensation Committee’s annual review. Primary Executive Compensation Elements for 2017 DELIVERY METHOD PURPOSE levels of responsibility and contribution to the success performance of established metrics to shareholder value by linking ultimate award to share designed to drive enhanced shareholder value (a) Please refer to page 50 for limitations with respect to Mr. Lawler’s award. EXECUTIVE COMPENSATION 47 Fixed Compensation Base Salary Cash To competitively compensate executives to reflect of the Company Performance Based Compensation(a) Annual Incentive Awards Cash To provide an incentive focused on short-term, one-year Long-term Incentive Awards Time-Based RSUs 33% of the total value To ensure executives experience long-term value linked price movement Options 33% of the total value To link executives directly to shareholder value with three-year vesting and a 10-year term Performance Share Units 33% of the total value (payable in cash) To focus executives on delivery of longer-term measures COMPENSATION COMPONENT

COMPENSATION PEER GROUP

The 2017 peer group was approved in August 2016 for purposes of 2017 compensation decisions and included the companies listed below because they were similar to the Company in size, scope and nature of business operations, and with whom we compete for talent. The following table shows trailing 12-month U.S. production and enterprise value as of June 30, 2016 (the most current information available at the time of the Compensation Committee decision).

Company Name	2016 U.S. Production (mmboe)[(a)]	2016 U.S. Enterprise Value ($mm)[(a)]
Chesapeake Energy Corporation	243	16,287
Anadarko Petroleum Corporation	261	44,782
Apache Corporation	89	30,191
ConocoPhillips	256	78,811
Devon Energy Corporation	163	34,051
Encana Corporation	72	12,007
EOG Resources, Inc.	181	52,140
Hess Corporation	82	24,119
Marathon Oil Corporation	90	17,426
Murphy Oil Corporation	28	7,544
Noble Energy, Inc.	107	22,280
Occidental Petroleum Corporation	117	62,302

(a) Source: Bloomberg, as of 6/30/2016. U.S. production is the average total production for the trailing 12 months ending 6/30/2016. Enterprise Value is calculated as the market capitalization plus outstanding debt and preferred stock, less cash and cash equivalents.

As discussed below under the caption "Changes for 2018 Executive Compensation—Compensation Comparison Group," in response to shareholder outreach efforts in the summer and fall of 2017, the Compensation Committee significantly revised the Corporation's peer group for 2018 executive compensation decisions.

2017 BASE SALARIES

Base salaries reflect each NEO's level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry. In March 2017, the Compensation Committee reviewed base salaries for the NEOs.

Based upon the factors described above, the Compensation Committee determined that current commodity prices as well as external peer survey data did not warrant an increase in base salary for any Company executives with the exception of Frank Patterson. The Committee determined that Mr. Patterson's responsibilities significantly increased with the departure of another executive in 2016 and determined that his base salary should be increased by 10%. Over the past three years, our other NEOs' base salaries have remained flat.

Name	2015 Base Salary	2016 Base Salary	2017 Base Salary
Robert D. ("Doug") Lawler	$1,300,000	$1,300,000	$1,300,000
Domenic J. ("Nick") Dell'Osso, Jr.	$725,000	$725,000	$725,000
James R. Webb	$625,000	$625,000	$625,000
Frank J. Patterson	$600,000	$600,000	$660,000
M. Jason Pigott	$575,000	$575,000	$575,000

48 CHESAPEAKE ENERGY CORPORATION

2017 ANNUAL INCENTIVE PROGRAM

The 2017 incentive program was established pursuant to the 2013 Annual Incentive Plan, which was approved by shareholders at the 2013 annual meeting. The structure of the 2017 annual incentive program is the same as the 2016 annual incentive program. The following chart provides an example of the range of 2017 annual incentive program payout percentages if executives had achieved only target performance, as well as an example of payout at 200% performance level.

Range of Annual Incentive Payout Metrics

Name	Base	Annual Incentive Program Target as % of Base	Annual Incentive Program at Target (100% Performance Metrics Achieved)($)	200% Performance Achievement($)
Robert D. ("Doug") Lawler	1,300,000	150	1,950,000	3,900,000
Domenic J. ("Nick") Dell'Osso, Jr.	725,000	125	906,250	1,812,500
James R. Webb	625,000	125	781,250	1,562,500
Frank J. Patterson	660,000	125	825,000	1,650,000
M. Jason Pigott	575,000	125	718,750	1,437,500

2017 AIP Performance Goals and Calculation of Payout Factor. For the 2017 annual incentive program, which operates under the 2013 Annual Incentive Plan, the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately reflected factors that would positively impact shareholder value during 2017 and beyond. Each metric was focused on delivery of the following three long-term corporate objectives:

Enhanced liquidity + Increased financial return + Top-tier environmental and safety programs

The targets were drawn from the Company's forecast, which is developed in consultation with the Board. The metrics and the AIP payout calculation are shown in the table below:

2017 Executive Bonus Pool Calculation

Goal	Goal Weighting	Threshold 0%	Target 100%	Maximum 200%	Performance Goal	2017 Actuals	Achievement Level (% of Target)	Goal Payout Factor (Performance based on payout scale)	Weighted Goal (Goal Weighting Goal Payout Factor)
Asset Sales[(a)]	20%	$0.3	$1.0	$1.5	$1.0B	$0.66B	66%	52%	10.4%
Capital Expenditures	10%	$2.5	$2.2	$2.0	$2.2B	$2.26B	97%	79%	7.9%
Total Liquidity Measures	**30%**								**18.3%**
10% Improvement in Oil Production Rate	20%	0%	10%	15%	10%	17%	200%	200%	40.0%
Increase Base Production by $\geq$1 mmboe	20%	0.0	1.0	2.0	1 mmboe	6.5 mmboe	200%	200%	40.0%
8% Reduction in Cycle Time	20%	4%	8%	16%	8%	-5%	0%	0%	0.0%
Total Financial Return Measures	**60%**								**80.0%**
Total Recordable Incident Rate	5%	0.38	0.31	0.20	0.31	0.05	620%	200%	10.0%
10% Reduction in Agency Reportable Spills[(b)]	5%	80	65	50	65	62	0%	116%	5.8%
Total EHS Measures	**10%**								**15.8%**
EARNED AWARD									**114.1%**

(a) Agreements signed in 2017

(b) Improvement compared to 2016

EXECUTIVE COMPENSATION 49

Summary of Targets and Payments for 2017. The following table shows how the 2017 annual incentive program formula was applied and the actual amounts awarded under the 2017 annual incentive program for NEOs. Annual Incentive Program Target as % of Base Actual Earned 114.1% Performance($) Base Salary($) Annual Incentive Program at Target($) Payout Factor(%) Name Domenic J. (“Nick”) Dell’Osso, Jr. 725,000 125 906,250 114.1 1,034,031 Frank J. Patterson 660,000 125 825,000 114.1 941,325 2017 Long-Term Incentive Program Long-term incentives align the compensation of the NEOs with the long-term interests of our shareholders. Target total direct compensation is weighted heavily toward long-term incentive compensation, consistent with our goal of long-term share-holder value creation. For 2017, the Compensation Committee determined to grant long-term incentive awards, which con-sisted of one-third PSUs, one-third RSUs and one-third stock options, subject to 2014 LTIP Plan Limits. This approach is intended to motivate our NEOs to achieve our business objec-tives by continuing to reinforce the link between the long-term interests of our NEOs and our shareholders. After choosing the general target value for each NEO’s equi-ty awards, the Compensation Committee allocates the dollar value between time-based awards and performance-based awards. Long-term incentive awards for NEOs, with the ex-ception of Mr. Lawler, in 2017 consisted of one-third RSUs (the value of which was based on the closing price of the Company’s common stock on the grant date), approximately one-third stock options (the value of which was determined using the Black-Scholes option pricing model on the grant date) and approximately one-third cash-settled PSUs (the value of which was determined in part based on the closing price of the Company’s common stock and in part by a Monte Carlo simulation, each on the grant date). Due to the limita-tions within the 2014 LTIP, Mr. Lawler’s stock option awards were capped at 1,000,000 representing 29.6% of his targeted value award; 33% of his award equal to $3,583,333 was awarded as RSUs and the balance, $3,986,667 or 37.0%, was awarded as PSUs. No supplemental equity awards were granted to the NEOs during 2017. SIZE AND FORM OF 2017 LONG-TERM INCENTIVE AWARDS The size of equity awards granted to each NEO is based on an estimated target dollar value. The Compensation Commit-tee determines the target value based on each NEO’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and a review of the compensation levels for individuals in the peer group compa-nies with similar titles and responsibilities. The Compensation Committee also considers potential shareholder dilution. 37% performance share units 33% restricted stock units 30% stock options Mr. Lawler’s 2017 Long-Term Incentive awards were allocated: 50 CHESAPEAKE ENERGY CORPORATION M. Jason Pigott 575,000125718,750114.1820,094 James R. Webb 625,000125781,250114.1891,406 Robert D. (“Doug”) Lawler1,300,0001501,950,000114.12,224,950

2017 LONG-TERM INCENTIVE AWARD GRANTS

Name	2016 Aggregate Grant Date Target Value($)	2017 Aggregate Grant Date Target Value($)	% Change	Reason for Change
Robert D. ("Doug") Lawler	10,750,000	10,750,000	—	
Domenic J. ("Nick") Dell'Osso, Jr.	4,000,000	3,000,000	-25%	2016 reflected retention award
James R. Webb	2,500,000	2,500,000	—	
Frank J. Patterson	2,500,000	3,000,000	20%	To reflect increased responsibilities
M. Jason Pigott	3,500,000	2,500,000	-29%	2016 reflected retention award

2017 TIME-BASED AWARDS

RSUs and stock options each vest ratably over a three-year period beginning on the first anniversary of the grant date. The Compensation Committee continues to believe that RSUs play an important role in accomplishing the objectives of the executive compensation program, in particular, retention and alignment with shareholder interest. Holders of unvested RSUs are entitled to receive dividend equivalents on such units; however, the Company does not anticipate paying dividends on its common stock in the foreseeable future. The Compensation Committee also continues to believe that time-vested stock options further tie compensation to Company performance, given that stock options only have value if the Company's stock price increases after the date of grant.

2017 PSU AWARDS

The target PSUs vest ratably over the three-year period ending on December 31, 2019; however, the final number and value of the PSUs paid to a NEO depend on the Company's performance relative to objective performance goals during the same three-year performance period. The Compensation Committee established the performance goals in early 2017 based on performance measures enumerated in the 2014 LTIP and, if met, each PSU earned entitles a NEO to a cash payment based on the price per share of the Company's common stock, determined at the end of the performance period. No dividend equivalents are paid on PSUs. The Compensation Committee determined that settling the PSUs in cash strikes the right balance between aligning executives' and shareholders' interests and maintaining a responsible level of compensation-related shareholder dilution.

2017 PSU PERFORMANCE GOALS

The final number of shares awarded to NEOs were determined at the end of the three-year performance period based on the Company's performance against objective performance goals. There are two performance goals for the 2017 PSU award: 50% relative TSR; and 50% relative finding and development cost per boe. The Compensation Committee chose these performance metrics for 2017 PSUs to motivate NEOs to drive differential performance for the Company's shareholders while driving operational improvements in line with our 2017 focus on efficiency and liquidity. The performance goals correlate to the Company's performance during the performance period with modifiers expressed as a percentage, resulting in a combined range of 0 to 200% (subject to the "circuit breaker" described below). The Company's performance with respect to these goals will be measured against a peer group described under "2017 Compensation Peer Group and Benchmarking."

EXECUTIVE COMPENSATION 51

2017 PAYOUT SCALE FOR PERFORMANCE SCORE

Performance Goal	Relative Total Shareholder Return (TSR)		Relative Finding and Development Costs	
Weighting	50%		50%	
Payout Scale for Performance Score	TSR Rank	PSUs Earned as % of Target	F&D Costs Rank	PSUs Earned as % of Target
	1	200%	1	200%
	2	182%	2	175%
	3	164%	3	150%
	4	146%	4	125%
	5	128%	5	100%
	6	110%	6	75%
	7	92%	7	50%
	8	74%	8	25%
	9	56%	9 – 12	0%
	10 – 12	0%		

2017 PSUs are subject to an absolute TSR "circuit breaker" that caps the number of PSUs earned at 100% of target when the Company's absolute TSR is negative over the performance period. The circuit breaker does not apply if the Company's performance results in an aggregate modifier of less than 100%.

The 2017 PSUs will vest based 50% on the Company's TSR performance relative to the updated peer group over the three-year period ending December 31, 2019, and 50% on relative Finding and Development Costs. All 2017 PSU awards were intended to comply with the "performance-based compensation" requirements under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, this exception for "performance-based compensation" under Section 162(m) of the Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and, therefore, eligible for the "performance-based compensation" exception under Section 162(m) of the Code.

Certification of 2015 – 2017 Performance Share Units

The 2015 PSUs were calculated on the basis of three performance measures: 50% relative TSR; 25% Production Growth per Debt Adjusted Share and 25% Finding and Development Cost. The actual results are just below. The payout scale for each of the metrics is in the table below:

2015 PAYOUT SCALE FOR PERFORMANCE SCORE[(a)]

Finding and Development Costs		Production Growth		Relative TSR	
F&D Costs $/BOE	Payout %	Prod Growth / DAS	Payout %	TSR Rank	Payout %
≤$13	200%	≥10%	200%	1	200%
$14	175%	9%	175%	2	182%
$15	150%	8%	150%	3	164%
$16	125%	7%	125%	4	146%
$17	100%	6%	100%	5	128%
$18	75%	5%	75%	6	110%
$19	50%	4%	50%	7	92%
>$19	0%	<4%	0%	8	74%
				9	56%
				10 – 12	0%

(a) As of December 31, 2017

52 CHESAPEAKE ENERGY CORPORATION

The following table reflects the final relative performance for each metrics as well as the cash value of PSUs that were earned by each NEO. The three metrics selected in 2015 proved to be rigorous, in that the only metric to pay out was the Finding and Development Costs which comprised 25% of the overall PSU opportunity. Further, the final cash value of the PSUs is a function of stock price, resulting in alignment with absolute TSR.

2015 – 2017 PSU PAYOUTS (GRANTED IN 2015)

Relative Performance Analysis	Relative TSR	Production Growth	Finding and Development Cost
Weighting	50%	25%	25%
Chesapeake	-79% / #12	-39%	$4.29
PROJECTED PAYOUT	**0%**	**0%**	**200%**

Name	Initial 2015 PSU Grant	Initial Grant Value	Relative TSR (50%) Final Payout	Relative TSR (50%) Final Award	Production Growth (25%) Final Payout	Production Growth (25%) Final Award	F&D Cost (25%) Final Payout	F&D Cost (25%) Final Award	Final 2015 PSU Award	Final 2015 PSU Value	Final 2015 Cash Payment	Payment as % of Initial Grant Value
Robert D. ("Doug") Lawler	288,050	$5,375,000	0%	0	0%	0	200%	144,025	144,025	$3.8135	$549,239	10.2%
Dominic J. ("Nick") Dell'Osso, Jr.	80,386	$1,500,000	0%	0	0%	0	200%	40,193	40,193	$3.8135	$153,276	10.2%
James R. Webb	66,989	$1,250,000	0%	0	0%	0	200%	33,495	33,495	$3.8135	$127,731	10.2%
Frank J. Patterson[(a)]	—	—	—	—	—	—	—	—	—	—	—	—
M. Jason Pigott	66,989	$1,250,000	0%	0	0%	0	200%	33,495	33,495	$3.8135	$127,731	10.2%

(a) Mr. Patterson joined Chesapeake in 2015 after these awards were made

Other Compensation

We also provide compensation in the form of benefits and perquisites to the NEOs, including health and welfare insurance benefits, matching contributions under the Company's 401(k) plan and nonqualified deferred compensation plan (up to 15% of an employee's annual base salary and cash bonus compensation) and financial planning services. The NEOs also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events. The Company does not permit personal use of corporate aircraft by executive officers or directors. Although family members and invited guests are occasionally permitted to accompany executive officers and directors on business flights, the aggregate incremental cost to the Company is de minimis. The foregoing benefits and perquisites are provided to all employees or large groups of senior-level employees. See "—Executive Compensation Tables—All Other Compensation Table" on page 60 for more information.

The Company includes the above benefits and perquisites as taxable income to the executive on Form W-2 after each fiscal year, in accordance with Internal Revenue Service guidelines. The Company does not provide tax gross-up payments for these amounts.

Our NEOs participate in the same health and welfare insurance benefits and 401(k) plan as all of our employees. All full-time employees are eligible for an annual bonus dependent upon individual and corporate performance during the year.

EXECUTIVE COMPENSATION 53

Changes for 2018 Executive Compensation

The following is a discussion of the Compensation Committee's analysis and specific decisions with respect to the direct and indirect compensation elements utilized to establish our 2018 executive compensation program. Beginning in 2017, the Compensation Committee engaged L&A, its independent compensation consultant, to review the overall competitiveness of our executive compensation program for 2018, with continued focus on aligning management compensation with performance and Chesapeake's general strategy and market positioning.

COMPENSATION COMPARISON GROUP

In response to the most current shareholder outreach requests, the Compensation Committee undertook an extensive review of the 2017 peer companies and determined that a revision to the peer group was warranted in 2018 due to reduced enterprise value and market capitalization. As a result, in November 2017, the Compensation Committee adopted a significantly revised peer group for 2018, with more than half of the previous peer companies being replaced with new peer companies. The Compensation Committee based its decision on a peer group report prepared by L&A and an analysis of factors deemed most important in determining the Company's peer group, including enterprise value, market capitalization and U.S. production data as of September 30, 2017 (the most current information available at the time of the decision). Based on this analysis, the Compensation Committee replaced the six peer companies with the largest enterprise values and market capitalizations (ConocoPhillips, EOG, Hess, Marathon, Murphy and Occidental) with the following companies: (1) Antero Resources Corporation; (2) Cimarex Energy Co.; (3) EQT Corporation; (4) Newfield Exploration Company; (5) Pioneer Natural Resources Company; and (6) Range Resources Corporation (as highlighted below).

2017 Peer Group

Company Name	Enterprise Value ($mm)[(a)]	Market Cap ($mm)[(a)]	2016 U.S. Production (mmboe)[(a)]
Chesapeake Energy Corporation	16,287	3,319	243
Anadarko Petroleum Corporation	44,782	27,184	261
Apache Corporation	30,191	21,119	89
ConocoPhillips	78,811	53,999	256
Devon Energy Corporation	34,051	18,995	163
Encana Corporation	12,007	6,581	72
EOG Resources, Inc.	52,140	45,994	181
Hess Corporation	24,119	19,032	82
Marathon Oil Corporation	17,426	12,729	90
Murphy Oil Corporation	7,544	5,467	28
Noble Energy, Inc.	22,280	15,532	107
Occidental Petroleum Corporation	62,302	57,722	117
25th Percentile	17,141	11,192	87
50th Percentile	27,155	19,014	112
75th Percentile	46,621	31,886	196
CHK Ranking	**18%**	**Lowest**	**82%**

2018 Peer Group

Company Name	Enterprise Value ($mm)[(b)]	Market Cap ($mm)[(b)]	2017 U.S. Production (mmboe)[(b)]
Chesapeake Energy Corporation	15,715	3,897	199
Anadarko Petroleum Corporation	40,457	26,995	222
Apache Corporation	25,450	17,447	74
Antero Resources Corporation	11,496	6,278	131
Cimarex Energy Co.	11,892	10,828	66
Devon Energy Corporation	31,700	19,273	149
Encana Corporation	14,778	11,451	54
EQT Corporation	17,561	11,309	132
Newfield Exploration Company	7,929	5,924	52
Noble Energy, Inc.	21,361	13,896	100
Pioneer Natural Resources Company	25,850	25,106	93
Range Resources Corporation	8,837	4,856	118
25th Percentile	11,793	6,189	72
50th Percentile	16,638	11,380	109
75th Percentile	25,550	17,903	136
CHK Ranking	**45%**	**Lowest**	**91%**

(a) *Source: Bloomberg, as of 6/30/2016 — (1) Enterprise Value is calculated as the market capitalization plus outstanding debt and preferred stock, less cash and cash equivalents; (2) Market Capitalization is the value of a company that is traded on the stock market, calculated by multiplying the total number of shares by the present share price; (3) U.S. production is the average total production for the trailing 12 months ending 6/30/2016.*

(b) *Source: Bloomberg, as of 9/30/2017 — (1) Enterprise Value is calculated as the market capitalization plus outstanding debt and preferred stock, less cash and cash equivalents; (2) Market Capitalization is the value of a company that is traded on the stock market, calculated by multiplying the total number of shares by the present share price; (3) U.S. production is the average total production for the trailing 12 months ending 9/30/2017.*

54 CHESAPEAKE ENERGY CORPORATION

BASE SALARY

In March 2018, the Compensation Committee reviewed base salaries for the NEOs. Based upon the factors described above, the Compensation Committee determined that current commodity prices as well as external peer survey data did not warrant an increase in base salary for any Company executives. Base salary for 2018 compared to 2017 for NEOs is shown below reflecting no increase to NEO base salary.

Name	2017 Base Salary	2018 Base Salary
Robert D. ("Doug") Lawler	$1,300,000	$1,300,000
Domenic J. ("Nick") Dell'Osso, Jr.	$725,000	$725,000
James R. Webb	$625,000	$625,000
Frank J. Patterson	$660,000	$660,000
M. Jason Pigott	$575,000	$575,000

2018 ANNUAL INCENTIVE PROGRAM

The 2018 annual incentive program was established pursuant to the 2013 Annual Incentive Plan, which was approved by shareholders at the 2013 annual meeting. The structure of the 2018 annual incentive program is the same as the 2017 annual incentive program; however, the performance metrics for 2018 reflect an increased emphasis on financial measures (cash and value generation) and a lesser emphasis on operational measures.

The Compensation Committee reviewed the potential 2018 AIP metrics with the desire to deliver shareholder value through enhanced return on invested capital (ROIC). As an incentive to increase ROIC, the Committee is asking the management team to reduce debt, increase EBITDA and improve free cash flow.

2017 AIP Measures	Weighting
Asset Sales	20%
Capital Expenditures	10%
Oil Production Growth	20%
Base Production Growth	20%
Cycle Time Reduction	20%
Total Recordable Incident Rate	5%
Agency Reportable Spills	5%

2018 AIP Measures	Weighting
Free Cash Flow	20%
Capital Expenditures	20%
Oil Production Growth	20%
EBITDA	10%
Cash Costs	20%
Total Recordable Incident Rate	5%
Agency Reportable Spills	5%

The 2018 AIP metrics are designed to incentivize our management team to deliver enhanced ROIC, additional debt reduction, increased EBITDA and improved free cash flow.

EXECUTIVE COMPENSATION 55

2018 LONG-TERM INCENTIVE PROGRAM

Effective March 19, 2018, the Compensation Committee granted the long-term incentive awards for NEOs. The 2018 LTIP grants follow the form of 2017. LTIP awards for each NEO consisted of one-third PSUs, one-third RSUs and one-third stock options, subject to 2014 LTIP Plan Limits. This approach is intended to motivate our NEOs to achieve our business objectives by continuing to reinforce the link between the long-term interests of our NEOs and our shareholders.

Name	Target LTIP($)	PSU($)	RSU($)	Stock Options($)
Robert D. ("Doug") Lawler	10,750,000	5,940,000	3,010,000	1,800,000
Domenic J. ("Nick") Dell'Osso, Jr.	3,300,000	1,100,000	1,100,000	1,100,000
James R. Webb	3,000,000	1,000,000	1,000,000	1,000,000
Frank J. Patterson	3,300,000	1,100,000	1,100,000	1,100,000
M. Jason Pigott	3,000,000	1,000,000	1,000,000	1,000,000

The 2018 PSU grant value will be paid in cash following the vesting date, depending upon performance against the PSU metric. The 2018 PSU metric is significantly redesigned from prior years with the intention of aligning performance metrics with the Company goals of increased return on invested capital. The PSU metric will function as a ratio of (1) value creation is measured by EBITDA from both the existing production and the new production over a three-year period to (2) 2018 current year capital investment. At the end of each of the three years, the ratio will be calculated. The PSUs will vest one-third each year over the next three years. The vested value of the PSUs will be paid out annually.

OTHER COMPENSATION

The NEOs will receive similar other compensation as provided in 2017, as previously described. See "—Executive Compensation Tables—All Other Compensation Table" on page 60 for more information.

Other Executive Compensation Matters

Stock Ownership Guidelines

The Compensation Committee has established stock ownership levels for our directors and executive officers, including the NEOs, because we believe stock ownership directly aligns their interests with those of our shareholders. The Compensation Committee reviews compliance with the stock ownership guidelines annually. Executives are expected to be in compliance with these minimum guidelines within five years of employment or assignment to a new organizational tier. All NEOs are currently in compliance with these minimum guidelines.

The stock ownership policy requires that each executive own at least a number of shares of common stock equal to a multiple of the executive's base salary (or, in the case of the CEO, base salary plus target bonus), measured against the value of the executive's holdings, based on the greater of a spot price or the trailing 36-month average closing price of the Company's common stock. The executive officer ownership guidelines are as follows:

Position	Guideline
CEO	5.0 times total cash compensation (base salary plus target bonus)
EVP	3.0 times base salary, subject to a 25,000 share floor
SVP	2.5 times base salary, subject to a 10,000 share floor

56 CHESAPEAKE ENERGY CORPORATION

After achieving compliance with the stock ownership guide-lines, each director and executive must continue to meet the stock ownership guidelines for his or her current office. A di-rector or executive that has fallen out of compliance with the guidelines has six months to cure, measured from the later of the date of receipt of written notice of non-compliance or the first day of the next open trading window following receipt of such notice. In measuring compliance with the guidelines, the Company in-cludes shares purchased in the open market; shares held in the open market; shares held in Company plans (401(k) and de-ferred compensation plans); the unvested portion of RSUs and restricted stock; and shares owned both directly and indirectly. Neither unexercised stock options nor unearned PSUs count toward satisfaction of the guidelines. Prohibition of Hedging and Pledging Transactions Our Insider Trading Policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. In March 2013, the Compensation Committee revised the policy, eliminating the practice of applying the pro-hibition only with respect to shares held in satisfaction of the stock ownership guidelines and making the policy an outright prohibition on any derivative or speculative transactions involv-ing Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Company stock or engaging in hedging or monetization transactions with respect to Company stock. The policy also prohibits directors and executive officers from hold-ing Company stock in a margin account or pledging Company stock as collateral for a loan. We believe the expanded appli-cation of the prohibition more effectively aligns each officer’s interests with those of our shareholders. Compensation Recovery or “Clawback” Policy In 2012, the Board adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Company may seek to recover from any current or former executive officer incentive-based compensation in the event of an accounting restatement resulting from the Company’s material noncom-pliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement as determined by the Compensation Committee. The Company also maintains compensation recovery provi-sions relating to stock options, restricted shares, RSUs and PSUs. Under these provisions, the Company may cancel such long-term incentive awards, in whole or in part, whether or not vested, of executives who engage in serious breaches of conduct, including violations of employment agreements, confidentiality or other proprietary matters, or otherwise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders. The Compensation Committee applies best practices in compensation governance items, including implementation of a clawback policy, stock ownership guidelines, prohibitions of hedging and pledging transactions and confirmation our programs are reviewed for excessive risk annually. For a summary of Chesapeake compensation governance principles, please see the chart on page 43. EXECUTIVE COMPENSATION 57

Relationship between Compensation Program and Risk Our Compensation Committee performed a review of key attributes and structures of the Company’s compensation policies and programs and has determined that they do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material ad-verse effect on the Company for the following reasons: • Our compensation recovery policy is designed to recap-ture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under applicable law that leads to an accounting restate-ment and permits the cancellation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with the busi-ness of the Company. • The annual incentive compensation for executive officers in 2017 consisted of a mix of seven financial and opera-tional goals that are aligned with the Company’s strategic short-term goals and designed to improve the Company’s performance in the long term. • The compensation programs that apply to non-executive employees consist of competitive base salaries, formulaic annual incentives based on pre-determined metrics that drive the Company’s performance and long-term incentive compensation consisting of RSU and other equity-based awards that vest over three years. The steady income pro-vided by base salaries allows employees to focus on the Company’s business. The annual incentives motivate em-ployees to achieve the Company’s financial and operation-al goals without incentivizing inappropriate risk-taking. The long-term incentive awards align employees’ long-term interests with those of our shareholders and generally en-courage a long-term view. • In addition to RSU awards, the variable long-term incen-tive compensation for executive officers in 2017 also in-cluded awards of PSUs and stock options, all of which have multiple-year vesting or performance periods, there-by discouraging short-term risk taking. • Our stock ownership guidelines encourage our directors and executives to maintain a long-term perspective. • Our prohibition on derivative or speculative transactions involving Company stock by directors and executive offi-cers reinforces the alignment of our directors’ and execu-tives’ interests with those of our shareholders. 58 CHESAPEAKE ENERGY CORPORATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Merrill A. ("Pete") Miller, Jr., Chairman

Luke R. Corbett

Archie W. Dunham

Leslie Starr Keating

Executive Compensation Tables

Summary Compensation Table for 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [(a)]	Option Awards ($) [(b)]	Non-Equity Incentive Plan Compensation ($) [(c)]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [(d)]	All Other Compensation ($) [(e)]	Total ($)
Robert D. ("Doug") Lawler President and Chief Executive Officer	2017	1,300,000	–	7,570,008	3,180,000	2,224,950	–	628,948	14,903,906
	2016	1,300,000	–	9,060,000	1,690,000	2,589,571	–	643,792	15,283,363
	2015	1,348,462	–	8,062,526	2,687,504	2,691,000	–	628,523	15,418,015
Domenic J. ("Nick") Dell'Osso, Jr. Executive Vice President and Chief Financial Officer	2017	725,001	–	2,000,009	1,000,002	1,034,031	–	324,183	5,083,226
	2016	725,001	–	2,400,000	1,600,000	1,203,487	–	330,884	6,259,372
	2015	752,885	–	2,250,013	750,004	1,250,625	–	327,656	5,331,183
James R. Webb Executive Vice President – General Counsel and Corporate Secretary	2017	625,000	–	1,666,673	833,335	891,406	–	281,515	4,297,929
	2016	625,000	–	1,666,666	833,333	1,037,489	–	278,779	4,441,267
	2015	648,269	–	1,875,017	625,005	1,078,125	–	266,657	4,493,073
Frank J. Patterson Executive Vice President – Exploration and Production	2017	660,000	–	2,000,009	1,000,002	941,325	–	204,590	4,805,926
	2016	600,000	–	1,666,666	833,333	995,989	–	189,188	4,285,176
M. Jason Pigott Executive Vice President – Operations and Technical Services	2017	574,999	–	1,666,673	833,335	820,094	–	264,333	4,159,435
	2016	574,999	–	2,066,666	1,433,334	954,489	–	352,327	5,381,815
	2015	595,423	–	1,875,017	625,005	991,875	–	255,454	4,342,774

(a) *These amounts represent the aggregate grant date fair value of RSUs and PSU awards, determined in accordance with generally accepted accounting principles, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For RSU awards, values are based on the closing price of the Company's common stock on the grant date (or the most previous business day if the grant date is on a weekend or holiday). NEOs received dividend equivalent rights with respect to unvested RSU awards until the Company eliminated common stock dividends in July 2015. For the PSU awards, the Company utilized the Monte Carlo simulation, and used the following weighted average assumptions to determine the fair value of the PSUs granted in 2017: historical volatility of 80.65%; dividend yield of 0% for valuing TSR; dividend yield of 0% for valuing the awards; and risk-free interest rate of 1.54% for the TSR performance measure. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date. The PSUs are settled in cash upon vesting and the maximum award opportunity for each NEO for the 2017 PSU awards as of the grant date is as follows: Mr. Lawler, $6,695,641; Mr. Dell'Osso, $1,679,516; Mr. Webb, $1,399,593; Mr. Patterson, $1,679,516; and Mr. Pigott, $1,399,593. Refer to the Grants of Plan-Based Awards Table for 2017 for additional information regarding RSU and PSU awards made to the NEOs in 2017. The assumptions used by the Company in calculating the amounts related to RSUs and PSUs are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K.*

EXECUTIVE COMPENSATION 59

(b) *These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K. Refer to the Grants of Plan-Based Awards Table for 2017 for additional information regarding stock option awards made to the NEOs in 2016.*

(c) *The 2017 amounts in this column represent annual incentive program awards earned with respect to the designated year and paid in the following year, as described under the caption "2017 Annual Incentive Program" beginning on page 49.*

(d) *The Company does not have a pension plan. In addition, our nonqualified deferred compensation plan does not provide for above-market or preferential earnings. Our nonqualified deferred compensation plan is discussed in detail in the narrative to the Nonqualified Deferred Compensation Table for 2017.*

(e) *See the All Other Compensation Table for additional information.*

All Other Compensation Table

Name	Year	Company Matching Contributions to Retirement Plans ($)[a]	New Hire Benefits ($)	Other Perquisites and Benefits ($)[b]	Total ($)
Robert D. ("Doug") Lawler	2017	607,436	—	21,512	628,948
	2016	622,650	—	21,142	643,792
	2015	610,363	—	18,160	628,523
Domenic J. ("Nick") Dell'Osso, Jr.	2017	307,273	—	16,910	324,183
	2016	314,344	—	16,540	330,884
	2015	310,178	—	17,478	327,656
James R. Webb	2017	273,373	—	8,142	281,515
	2016	273,469	—	5,310	278,779
	2015	260,478	—	6,179	266,657
Frank J. Patterson	2017	189,368	—	15,222	204,590
	2016	84,000	89,118[c]	16,070	189,188
M. Jason Pigott	2017	247,423	—	16,910	264,333
	2016	253,031	—	99,295	352,327
	2015	239,314	—	16,140	255,454

(a) *This column represents the matching contributions made by the Company for the benefit of the NEOs under the Company's 401(k) plan and nonqualified deferred compensation plan. These plans are discussed in more detail in the narrative to the Nonqualified Deferred Compensation Table for 2017 beginning on page 64.*

(b) *This column represents the value of other benefits provided to the NEOs and includes amounts for supplemental life insurance premiums for all NEOs and, other than Messrs. Webb and Patterson, amounts for financial advisory services. The Company does not permit personal use of corporate aircraft by our executive officers. Although families and invited guests are occasionally permitted to accompany executive officers and directors on business flights, no additional compensation is included in the table because the aggregate incremental cost to the Company is de minimis. The NEOs also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events.*

(c) *Relocation benefits for 2016, for Mr. Patterson.*

60 CHESAPEAKE ENERGY CORPORATION

Employment Agreements

We maintain employment agreements with the NEOs, the material terms of which are described throughout this Proxy Statement. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the NEOs and the competitiveness, value and adequacy of the severance arrangements. Below is a discussion of the employment agreements that we have entered into with our NEOs. In addition to the terms described below, the employment agreements provide that payments will be due to the NEOs upon the occurrence of specified events, such as termination of their employment or a change of control of the Company.

The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits NEOs are entitled to receive upon the occurrence of specified termination events. See "—Post-Employment Compensation" beginning on page 66 for a discussion of payments due upon such events.

Robert D. ("Doug") Lawler

The Company's employment agreement with Mr. Lawler was effective on June 17, 2013. Effective June 16, 2016, Mr. Lawler's employment agreement was amended to add a new term to his existing agreement beginning on June 16, 2016 and ending on December 31, 2018, with automatic renewals for successive one-year terms unless either party gives notice of non-renewal. The agreement provides, among other things, for (i) an initial annual base salary of $1,250,000, which will be reviewed annually and which may be increased at the discretion of the Compensation Committee; (ii) eligibility for annual incentive program payments payable at achievement of target and maximum levels of 150% and 300%, respectively; (iii) annual grants of equity-based incentive awards under the Company's equity compensation plans; and (iv) health and other benefits similar to other executive officers. In addition, in recognition of equity awards with Mr. Lawler's previous employer that were forfeited upon his accepting employment with the Company, Mr. Lawler received an award of restricted stock with an aggregate grant date fair value of $2,500,000 vesting in equal installments on the second, third and fourth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock. In recognition of forfeited pension benefits, the Company also granted Mr. Lawler restricted stock with an aggregate grant date fair value of $5,000,000 vesting in equal installments on the third, fourth and fifth anniversaries of the effective date, referred to as the Pension Makeup Restricted Stock. If Mr. Lawler remains continuously employed with the Company through the fifth anniversary of his hiring date in June 2018, he will receive an additional grant of Pension Makeup Restricted Stock with an aggregate grant date fair value of $5,000,000 with vesting on the third, fourth and fifth anniversaries of the grant date.

Other Named Executive Officers

Domenic J. ("Nick") Dell'Osso, Jr., James R. Webb, Frank J. Patterson and M. Jason Pigott

Effective January 1, 2016, the Company entered into new three-year employment agreements with Messrs. Dell'Osso, Webb, Patterson and Pigott. The employment agreements provide, among other things, for (i) minimum 2016 annual base salaries of $725,000, $625,000, $600,000 and $575,000, respectively, for Messrs. Dell'Osso, Webb, Patterson and Pigott; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Company's then current annual incentive program; (iii) eligibility for equity awards under the Company's stock compensation plans; and (iv) health and other benefits.

EXECUTIVE COMPENSATION 61

Grants of Plan-Based Awards Table for 2017

Name	Type of Award[a]	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)[b] Threshold	Target	Maximum	Estimated Future Payouts Under Equity Incentive Plan Awards(#)[c] Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)[d]	All Other Option Awards: Number of Shares of Stock (#)[e]	Exercise Price of Option Awards ($)[f]	Grant Date Fair Value ($)[g]
Robert D. ("Doug") Lawler	AIP	—	—	975,000	1,950,000	3,900,000							
	PSU	3/15/17	3/2/17				76,785	614,279	1,228,558				3,986,667
	RSU	3/15/17	3/2/17							657,493			3,583,337
	SO	3/15/17	3/2/17								1,000,000	5.45	3,180,000
Domenic J. ("Nick") Dell'Osso, Jr.	AIP	—	—	453,125	906,250	1,812,500							
	PSU	3/15/17	3/2/17				19,261	154,084	308,168				1,000,000
	RSU	3/15/17	3/2/17							183,487			1,000,004
	SO	3/15/17	3/2/17								314,466	5.45	1,000,002
James R. Webb	AIP	—	—	390,625	781,250	1,562,500							
	PSU	3/15/17	3/2/17				16,050	128,403	256,806				833,333
	RSU	3/15/17	3/2/17							152,906			833,333
	SO	3/15/17	3/2/17								262,055	5.45	833,334
Frank J. Patterson	AIP	—	—	412,500	825,000	1,650,000							
	PSU	3/15/17	3/2/17				19,261	154,084	308,168				1,000,000
	RSU	3/15/17	3/2/17							183,487			1,000,004
	SO	3/15/17	3/2/17								314,466	5.45	1,000,002
M. Jason Pigott	AIP	—	—	359,375	718,750	1,437,500							
	PSU	3/15/17	3/2/17				16,050	128,403	256,806				833,333
	RSU	3/15/17	3/2/17							152,906			833,338
	SO	3/15/17	3/2/17								262,055	5.45	833,335

(a) These awards are described in "Compensation Discussion and Analysis" beginning on page 41.

(b) The actual amount earned in 2017 was paid in March 2018 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2017. See "Compensation Discussion and Analysis—Primary Compensation Elements for 2017—2017 Annual Incentive Program" on page 49 for more information regarding our 2017 annual incentive program.

(c) These columns reflect the potential payout range, in units, of aggregate PSUs granted in 2017. 2017 PSU awards vest ratably over three years from the date of grant. NEOs do not have voting or dividend rights with respect to unvested PSU awards. See "Compensation Discussion and Analysis—2017 Long-Term Incentive Program—2017 Long-Term Incentive Award Grants" on pages 51 – 52 for more information regarding our 2017 long-term incentive program.

(d) The RSU awards generally vest ratably over three years from the date of grant. NEOs do not have voting rights with respect to unvested RSU awards, but do receive dividend equivalent rights.

(e) The stock option awards generally vest ratably over three years from the date of grant and terminate on the tenth anniversary of the date of grant.

(f) Stock option exercise prices reflect the closing price of the Company's common stock on the date of grant (or the most previous business day if the grant date is on a weekend or holiday).

(g) These amounts represent the aggregate grant date fair value of RSU, stock option and PSU awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For RSU awards, values are based on the closing price of the Company's common stock on the grant date. NEOs do not have voting rights with respect to unvested RSU awards, but are eligible to receive dividend equivalent rights. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Form 10-K. The assumptions used by the Company in calculating the amounts related to PSUs are provided in footnote (a) to the "— Executive Compensation Tables—Summary Compensation Table for 2017" on page 59. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date.

62 CHESAPEAKE ENERGY CORPORATION

Outstanding Equity Awards at Fiscal Year End 2017 Table

Name	Option Awards: Number of Securities Underlying Unexercised Options(#)[(a)] Exercisable	Option Awards: Number of Securities Underlying Unexercised Options(#)[(a)] Unexercisable	Option Exercise Price($)	Option Expiration Date	Stock Awards: Number of Shares or Units of Stock That Have Not Vested(#)[(b)]	Market Value of Shares or Units of Stock That Have Not Vested($)[(c)]	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(#)[(d)]	Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested($)[(e)]
Robert D. ("Doug") Lawler	—	1,000,000	5.45	3/15/27	1,434,150[(f)]	5,679,234	1,607,373	6,129,717
	333,334	666,666	3.71	1/14/26				
	254,145	—	24.57	1/10/24				
	653,343	—	20.10	6/17/23				
	333,024	166,512	18.37	1/10/22				
Domenic J. ("Nick") Dell'Osso, Jr.	—	314,466	5.45	3/15/27	484,607[(g)]	1,919,044	344,679	1,314,433
	—	340,909	3.71	1/14/26				
	197,239	394,477	3.71	1/14/26				
	59,906	—	24.57	1/10/24				
	203,311	—	18.13	1/29/23				
	209,320	104,658	18.13	1/29/23				
	92,938	46,468	18.37	1/10/22				
James R. Webb	—	262,055	5.45	3/15/27	313,992[(h)]	1,243,408	287,232	1,095,359
	164,366	328,731	3.71	1/14/26				
	72,613	—	24.57	1/10/24				
	61,879	—	18.13	1/29/23				
	104,660	52,329	18.13	1/29/23				
	77,448	38,724	18.37	1/10/22				
Frank J. Patterson	—	314,466	5.45	3/15/27	392,292[(i)]	1,553,476	290,584	1,108,142
	164,366	328,731	3.71	1/14/26				
M. Jason Pigott	—	262,055	5.45	3/15/27	466,070[(j)]	1,845,637	287,232	1,095,359
	—	340,909	3.71	1/14/26				
	164,366	328,731	3.71	1/14/26				
	60,510	—	24.57	1/10/24				
	40,108	—	25.18	8/26/23				
	77,448	38,724	18.37	1/10/22				

(a) By their terms, these stock option awards vest ratably over three years from the grant date of the award and have a ten-year or seven-year term, with the exception of stock option awards made to each of Messrs. Dell'Osso and Webb in January 2013 as retention incentives, which vest in three equal installments beginning on the third anniversary of the date of grant. Stock option awards were made to each of Messrs. Dell'Osso and Pigott in January 2016 as retention incentives, which cliff vest on the third anniversary of the grant date.

(b) We issued restricted stock awards prior to June 1, 2013 and began issuing RSU awards on June 1, 2013, with the exception of the Equity Makeup Restricted Stock and Pension Makeup Restricted Stock issued to Mr. Lawler in June 2013. By their terms, annual restricted stock awards granted prior to June 1, 2013 vest ratably over four years from the date of grant and RSU awards granted on or after June 1, 2013 vest ratably over three years from the grant date of the award, with the exception of the following awards: (i) two awards issued to Mr. Lawler upon his hiring in June 2013, including the Equity Makeup Restricted Stock which vests in three equal installments beginning on the third anniversary of the date of grant and the Pension Makeup Restricted Stock which vests in three equal installments beginning on the second anniversary of the grant date; (ii) the Equity Makeup Restricted Stock Unit award issued to Mr. Pigott upon his hiring in August 2013 which vests in three equal installments beginning on the third anniversary of the date of grant; (iii) awards granted to Messrs. Dell'Osso and Pigott in January 2016 as retention incentives, which cliff vest on the third anniversary of the date of grant.

(c) The values shown in this column are based on the closing price of the Company's common stock on December 29, 2017 of $3.96 per share.

(d) Includes target 2015, 2016 and 2017 PSU awards for each NEO granted January 10, 2015, January 14, 2016 and March 15, 2017, respectively. The PSUs vest ratably over a three-year performance period beginning on the first anniversary of the grant date. For details regarding PSUs, see "—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Program—2017 PSU Awards on pages 51 – 52.

EXECUTIVE COMPENSATION 63

(e) *The values shown in this column are based on the 20-day average closing price of the Company's stock ending on December 29, 2017, $3.8135 per share, in accordance with the 2015, 2016 and 2017 PSU award agreements.*

(f) *Includes 83,986 shares of restricted stock granted June 17, 2013; 48,766 shares of RSUs granted January 10, 2015; 643,905 shares of RSUs granted January 14, 2016; and 657,493 shares granted March 15, 2017.*

(g) *Includes 13,609 shares of RSUs granted January 10, 2015; 287,511 shares of RSUs granted January 14, 2016; and 183,487 shares of RSUs granted March 15, 2017.*

(h) *Includes 11,341 shares of restricted stock granted January 10, 2015; 149,745 shares of restricted stock granted January 14, 2016; and 152,906 shares of restricted stock granted March 15, 2017.*

(i) *Includes 59,060 shares of restricted stock granted June 30, 2015; 149,745 shares of restricted stock granted January 14, 2016; and 183,487 shares of restricted stock granted March 15, 2017.*

(j) *Includes 44,261 shares of restricted stock granted August 26, 2013; 11,341 shares of restricted stock granted January 10, 2015; 257,562 shares of restricted stock granted January 14, 2016; and 152,906 shares of restricted stock granted March 15, 2017.*

Option Exercises and Stock Vested Table for 2017

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares or Units Acquired on Vesting(#) [a]	Value Realized on Vesting($) [b]
Robert D. ("Doug") Lawler	—	—	5,792,762	2,842,929
Domenic J. ("Nick") Dell'Osso, Jr.	—	—	1,250,221	1,045,780
James R. Webb	—	—	1,087,237	574,657
Frank J. Patterson	—	—	1,071,921	252,777
M. Jason Pigott	—	—	1,243,170	721,583

(a) *Represents restricted stock, 2014 PSUs, 2015 PSUs and 2016 PSUs. The 2014, 2015 and 2016 PSUs have a three-year performance period and vest one-third per year over three years. The PSUs acquired above are reflected at target and vested on January 10, 2017 and January 14, 2017, respectively. For details regarding PSUs, see "Compensation Discussion and Analysis—Components of Executive Compensation—Performance-Based Annual Incentives—2017 Long-Term Incentive Program" beginning on page 50.*

(b) *The values realized upon vesting for restricted stock are based on the closing price of the Company's common stock on the vesting dates. The values realized upon vesting for one-third of the 2014, 2015 and 2016 PSUs are based on the 20-day average closing price of the Company's stock ending on December 29, 2017, $3.8135 per share, multiplied by the target number of 2014, 2015 and 2016 PSUs that vested during the year.*

Nonqualified Deferred Compensation Table for 2017

Name	Executive Contributions in Last Fiscal Year($) [a]	Registrant Contributions in Last Fiscal Year($) [b]	Aggregate Earnings (Losses) in Last Fiscal Year($) [c]	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year-End($) [d]
Robert D. ("Doug") Lawler	583,436	583,436	(48,494)	—	3,701,196
Domenic J. ("Nick") Dell'Osso, Jr.	289,273	289,273	(225,743)	(328,947)	1,422,659
James R. Webb	249,373	249,373	(33,987)	—	1,483,180
Frank J. Patterson	165,368	165,368	20,978	—	473,478
M. Jason Pigott	229,423	229,423	(43,642)	—	1,377,047

(a) *Executive contributions are included as compensation in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table for 2017.*

(b) *Company matching contributions are included as compensation in the All Other Compensation column of the Summary Compensation Table for 2017.*

(c) *The aggregate earnings from investments in the Company's nonqualified deferred compensation plan are not included as compensation in the Summary Compensation Table for 2017 because the nonqualified deferred compensation plan does not provide for "above market or preferential earnings," as specified in Item 402(c)(2)(viii) of Regulation S-K.*

(d) *The aggregate balances shown in this column include the following amount that was reported in previous years as compensation: Mr. Lawler $2,722,056; Mr. Dell'Osso $3,043,788; Mr. Webb $1,092,816; Mr. Patterson $120,000 and Mr. Pigott $1,038,690.*

64 CHESAPEAKE ENERGY CORPORATION

The Company maintains the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan, a non-qualified deferred compensation plan. In 2017, we matched employee-participant contributions to the deferred compensation plan annually, in our common stock dollar for dollar for up to 15% of the employee-participant's base salary and bonus, unless the participant was over the age of 55 and chose to diversify the Company match. Annual matching contribution to the deferred compensation plan vests at the rate of 20% per year over the first five years of employment. Unvested matching contributions in our common stock are eligible to receive dividend equivalents.

Participant contributions to the deferred compensation plan are held in a "Rabbi trust." Notional earnings on participant contributions are credited to each participant's account based on the market rate of return of the available benchmark investment alternatives offered under the deferred compensation plan. The benchmark investments are indexed to traded mutual funds and each participant allocates his or her contributions among the investment alternatives. Participants may change the asset allocation of their account balance or make changes to the allocation for future contributions at any time. Any unallocated portion of a participant's account is deemed to be invested in the money market fund.

Benchmark Investment	2017 Rate of Return(%)
Morningstar Cash TR USD	0.86
Morningstar US Core Bond TR USD	3.64
Morningstar Lifetime Moderate Income TR USD	8.55
Morningstar Lifetime Moderate 2015 TR USD	11.39
Morningstar Lifetime Moderate 2020 TR USD	12.79
Morningstar Mod Target Risk TR USD	14.66
Morningstar Lifetime Moderate 2025 TR USD	14.54
Morningstar Lifetime Moderate 2030 TR USD	16.59
Morningstar Lifetime Moderate 2035 TR USD	18.52
Morningstar Lifetime Moderate 2040 TR USD	19.87
Morningstar Lifetime Moderate 2045 TR USD	20.53
Morningstar Lifetime Moderate 2050 TR USD	20.78
Morningstar Lifetime Moderate 2055 TR USD	20.95
Morningstar Lifetime Moderate 2060 TR USD	21.06
Morningstar US Large Cap TR USD	22.69
Morningstar US Mid Cap TR USD	19.50
Morningstar US Mid Core TR USD	19.88
Morningstar Global Markets xUS GR USD	28.02

Employees participating in the deferred compensation plan who retire or terminate employment after attainment of age 55 with at least 10 years of service can elect to receive distributions of their vested account balances in full or partial lump sum payments or in installments up to a maximum of 20 annual payments. Upon retirement or termination of employment prior to the attainment of age 55 or with less than 10 years of service to the Company, the employee will receive his or her entire account balance in a single lump sum. Participants can modify the distribution schedule for a retirement/termination distribution from lump sum to annual installments or from installments to lump sum if such modification requires that payments commence at least five years after retirement/termination and the modification is filed with the plan administrator at least 12 months prior to retirement/termination. Distributions from the deferred compensation plan upon the death of a participant will be made in a single lump sum and upon a participant's disability, as defined in the deferred compensation plan, based on the participant's retirement/termination distribution election. The Company has sole discretion to accelerate vesting of unvested Company matching contributions upon a participant's retirement, death or disability. Under each NEO's employment agreement, his or her unvested Company matching contributions in any nonqualified deferred compensation plan will become fully vested upon a termination without cause or upon his or her death or dis-

EXECUTIVE COMPENSATION 65

ability. All unvested Company matching contributions become fully vested upon a change of control. Employees who are considered “key employees” for purposes of Section 409A of the Code must wait six months after retirement/termination before distributions may begin. Any assets placed in trust by the Company to fund future ob-ligations of the deferred compensation plan are subject to the claims of creditors in the event of insolvency or bankruptcy, and participants are general creditors of the Company as to their deferred compensation in the deferred compensation plan. Post-Employment Compensation As described further below, our NEOs will receive specified payments in the event of a termination without cause or res-ignation for good reason, change of control, or retirement. As of January 1, 2013, we no longer provide cash payments in the case of change of control (without accompanying termi-nation), disability or death. The termination arrangements with respect to our NEOs are contained in their respective employ-ment agreements and our long-term incentive and deferred compensation plans. For purposes of Mr. Lawler’s agreement, “cause” is defined in relevant part as (i) willful and continued failure to perform his duties following written demand; (ii) willfully engaging in illegal conduct or gross misconduct that is injurious to the Company; or (iii) a material breach of any of the representations in his em-ployment agreement. Mr. Lawler’s resignation for “good reason” is defined as (i) the elimination of his position or a material re-duction in duties, title or authority, including the reassignment to a position other than CEO or a reduction in duties materially in-consistent with a CEO; (ii) the failure to be nominated for reelec-tion to the Board; (iii) a 5% reduction in base salary or target or maximum annual bonus opportunity; (iv) the Company’s material breach of his employment agreement or any other agreement with Mr. Lawler; or (v) the requirement to relocate more than 50 miles from the Company’s principal executive office. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON The Company may terminate its employment agreements with its NEOs at any time without cause or the executive may terminate his agreement for good reason; however, upon such termination the NEOs are entitled to continue to receive the following pursuant to their employment agreements and the terms of our equity compensation and nonqualified deferred compensation plans: Other Named Executive Officers The employment agreements of our NEOs, other than the CEO, upon termination by the Company without cause, or the executive’s resignation for good reason, provide for (i) a lump sum severance payment equal to one times base salary plus annual bonus compensation; (ii) pro rata vesting of all unvested equity-based compensation (iii) immediate vesting of unvested Company matching contributions under the de-ferred compensation plans; and (iv) payment of accrued but unused paid time off. In each case, the PSUs subject to such immediate or pro rata vesting will only be payable subject to the attainment of the performance measures for the applica-ble performance period as provided under the terms of the applicable award agreement. Robert D. (“Doug”) Lawler If Mr. Lawler is terminated without cause or terminates his em-ployment for good reason outside of a change-of-control period, he will receive (i) a lump sum payment equal to 1.75 times his base salary and annual bonus; (ii) pro rata vesting of all unvested equity-based compensation awarded other than Equity Make-up Restricted Stock and Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance peri-od as provided under the terms of the applicable award agree-ment); (iii) immediate vesting of all unvested shares of Equity Makeup Restricted Stock; (iv) immediate vesting of a number of shares of Pension Makeup Restricted Stock determined in accordance with the formula set forth in his employment agree-ment; (v) immediate vesting of any unvested Company match-ing contributions under the deferred compensation plan; and (vi) payment of accrued but unused paid time off. For purposes of the agreements of the other NEOs, “cause” is defined in relevant part as: (i) willful and continued failure of the executive to perform his duties following written demand; (ii) the executive’s willfully engaging in illegal conduct or gross misconduct that is injurious to the Company. Resignation for 66 CHESAPEAKE ENERGY CORPORATION

"good reason" is defined as (i) the elimination of the executive's position or a material reduction in duties and/or reassignment to a position of less authority; or (ii) a material reduction in the executive's base salary.

For all NEOs, the annual bonus compensation applicable to the severance payment is the average of the annual bonus payments the executive received during the immediately preceding three calendar years unless the executive has been employed by the Company or held the position stated in the agreement for less than 15 months prior to the date of termination, in which case the annual bonus is the greater of the executive's target bonus for the year in which the date of termination occurs or the average annual bonus payments the executive has received during the immediately preceding three calendar years.

The Compensation Committee believes these payments are appropriate given the risk and responsibility the executives have assumed.

CHANGE OF CONTROL

Pursuant to their respective employment agreements, upon a change of control[(a)], each current NEO is entitled to the following:

Robert D. ("Doug") Lawler

If Mr. Lawler is terminated without cause or terminates employment for good reason during a 24-month period commencing on the effective date of a change of control, he will receive (i) a lump sum payment equal to 2.75 times his base salary and annual bonus; (ii) immediate vesting of all unvested equity-based compensation, including any unvested shares of Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control); (iii) if such termination occurs following the fourth anniversary of the effective date and prior to the fifth anniversary of the effective date of his employment agreement, a cash payment of $5,000,000 in respect of the second Pension Makeup Restricted Stock that will become issuable in June 2018 if Mr. Lawler remains continuously employed with the Company through the fifth anniversary of his hiring date; (iv) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (v) payment of accrued but unused paid time off.

Other Named Executive Officers

The employment agreements of our NEOs, other than the CEO, upon the termination by the Company without cause or for resignation for good reason during a 24-month period commencing on the effective date of a change of control, provide for (i) a lump sum payment of two times the sum of base salary and annual bonus, calculated in the manner provided above for termination without cause; (ii) all unvested equity-based compensation and unvested Company matching contributions under the deferred compensation plan will immediately vest, and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control; and (iii) payment of accrued but unused paid time off.

In addition to the definitions provided above for "cause" and "good reason," during a change-of-control period, a requirement that the executive relocate outside of a 50-mile radius from his or her principal base of operation also constitutes "good reason."

(a) A Change of Control is defined as:

(1) a person acquiring beneficial ownership of 30% or more of the Company's outstanding common stock or the voting power of the Company's existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition by the Company or a Company employee benefit plan or any redemption, share acquisition or other purchase directly or indirectly by the Company;

(2) during any period of not more than 24 months, the members of the Incumbent Board no longer constitute the majority of the Board (the directors as of the beginning of the period and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board);

(3) the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company's assets unless following such business combination (i) all or substantially all of the persons who beneficially owned the Company's common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions; (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination; and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; or

(4) the approval by the shareholders of a complete liquidation or dissolution of the Company. We recognize that the other named executive officers may not be retained by a successor in the event of a change of control. Therefore, we provide such officers these severance payments to motivate the named executive officers to continue to work for the Company, even if they perceive that a change of control is imminent. We believe this protection helps prevent the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change-of-control transaction for the benefit of the shareholders.

EXECUTIVE COMPENSATION 67

RETIREMENT Robert D. (“Doug”) Lawler If Mr. Lawler retires after the attainment of age 55, he will be eligible for (i) continued post-retirement vesting of all unvested equity-based compensation (other than the Equity Makeup Re-stricted Stock and the Pension Makeup Restricted Stock) that remains unvested at the time of retirement (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); and (ii) im-mediate vesting of unvested Company matching contributions under the deferred compensation plan, in addition to any other benefits to which he may be entitled pursuant to his employ-ment agreement. Actual amounts vested will be in accordance with a retirement matrix that applies a percentage based on age and years of service. DEATH OR DISABILITY Pursuant to their respective employment agreements, if a NEO becomes disabled, as determined by the Company’s Board, and is unable to perform the duties set out in his employment agreement for a period of 12 consecutive weeks (four con-secutive months for Mr. Lawler), the Board can terminate his services. If such a termination occurs, the NEOs are entitled to receive the following: Robert D. (“Doug”) Lawler If Mr. Lawler’s employment is terminated due to death or disability, Mr. Lawler, or his estate, will receive (i) immediate vesting of all unvested awards granted to Mr. Lawler under the equity compensation plans, including the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off. Other Named Executive Officers Upon retirement after the attainment of age 55, each cur-rent NEO, other than the CEO, will be eligible for (i) contin-ued post-retirement vesting of the unvested awards granted under the Equity Compensation Plans, provided that PSUs shall only be payable subject to the attainment of the per-formance measures for the applicable performance period; and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan. NEOs who are terminated without cause after the age of 55 will be eligible for such continued vesting in addition to termination without cause benefits described above. Actual amounts vested will be in accordance with a retirement matrix that ap-plies a percentage based on age and years of service. The Compensation Committee believes continued vesting more closely aligns departing NEOs with the long-term interests of the Company and its shareholders. Other Named Executive Officers Upon termination as a result of death or disability, each cur-rent NEO, other than the CEO, or such executive’s estate, shall receive (i) immediate vesting of all unvested long-term incentive compensation, including the Equity Makeup RSUs granted to Mr. Pigott (provided PSUs will only be payable sub-ject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of un-vested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off. PAYMENT CONDITIONS The right to severance compensation is subject to the NEO’s execution of a severance agreement that operates as a re-lease of all legally waivable claims against the Company. The NEOs’ employment agreements also provide for a one-year non-competition period after termination of employment and a one-year non-solicitation period with respect to employees, contractors, customers, vendors and subcontractors. 68 CHESAPEAKE ENERGY CORPORATION

Termination and Change of Control Tables

	Termination without Cause/ Good Reason Termination($) [a]	Change of Control($) [b]	Termination by Executive/ Retirement($) [c]	Death or Disability of Executive($) [d]
Robert D. ("Doug") Lawler				
Cash Severance	6,942,364	10,909,430	—	—
AIP Award	—	2,223,000	—	2,223,000
PSU Awards [e]	3,278,546	6,129,717	—	6,129,717
Restricted Stock Awards	2,944,175	5,872,348	—	5,872,348
Stock Option Awards [f]	109,132	166,667	—	166,667
Deferred Comp Plan Matching	234,508	234,508	—	234,508
Accrued Paid Time Off	244,375	244,375	—	244,375
TOTAL	**13,753,100**	**25,780,045**	**—**	**14,870,615**
Domenic J. ("Nick") Dell'Osso, Jr.				
Cash Severance	1,981,360	3,962,721	—	—
AIP Award	—	1,033,125	—	1,033,125
PSU Awards [e]	668,799	1,314,433	—	1,314,433
Restricted Stock Awards	992,059	1,919,044	—	1,919,044
Stock Option Awards [f]	120,382 [h]	183,847	—	183,847
Deferred Comp Plan Matching	13,026	13,026	—	13,026
Accrued Paid Time Off	81,563	81,563	—	81,563
TOTAL	**3,857,189**	**8,507,759**	**—**	**4,545,038**
James R. Webb				
Cash Severance	1,692,955	3,385,909	—	—
AIP Award	—	890,625	—	890,625
PSU Awards [e]	555,430	1,095,359	—	1,095,359
Restricted Stock Awards	593,744	1,243,408	—	1,243,408
Stock Option Awards [f]	53,813	82,183	—	82,183
Deferred Comp Plan Matching	2,086	2,086	—	2,086
Accrued Paid Time Off	118,990	118,990	—	118,990
TOTAL	**3,017,018**	**6,818,560**	**—**	**3,432,651**
Frank J. Patterson				
Cash Severance	1,675,495	3,350,989	—	—
AIP Award	—	940,500	940,500	940,500
PSU Awards [e]	497,005	1,108,142	1,108,142 [g]	1,108,142
Restricted Stock Awards	776,817	1,553,476	1,553,476 [g]	1,553,476
Stock Option Awards [f]	53,813 [h]	82,183	82,183 [g]	82,183
Deferred Comp Plan Matching	138,550	138,550	138,550	138,550
Accrued Paid Time Off	115,385	115,385	—	115,385
TOTAL	**3,257,065**	**7,289,225**	**3,822,851**	**3,938,236**
M. Jason Pigott				
Cash Severance	1,557,121	3,114,243	—	—
AIP Award	—	819,375	—	819,375
PSU Awards [e]	575,352	1,012,671	—	1,012,671
Restricted Stock Awards	1,025,824	1,845,637	—	1,845,637
Stock Option Awards [f]	109,619	167,410	—	167,410
Deferred Comp Plan Matching	91,835	91,835	—	91,835
Accrued Paid Time Off	32,344	32,344	—	32,344
TOTAL	**3,392,095**	**7,083,515**	**—**	**3,969,272**

EXECUTIVE COMPENSATION 69

(a) Includes: (i) 1 times (1.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus; (ii) pro rata vesting of unvested equity awards; (iii) acceleration of unvested supplemental matching contributions under the deferred compensation plan; and (iv) any accrued but unused paid time off. (b) Assumes change of control followed by termination of executive without cause or good reason termination. Includes 2 times (2.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus, amounts payable under the AIP, accelerated vesting of unvested equity awards, acceleration of unvested supplemental matching contributions under the deferred compensation plan and any accrued but unused paid time off. (c) Includes: (i) continued vesting of unvested equity awards; and (ii) acceleration of unvested supplemental matching contributions under the deferred compensation plan in accordance with retirement matrix in employment agreement if over age 55. (d) Includes: (i) accelerated vesting of unvested equity awards; (ii) acceleration of unvested supplemental matching contributions under the deferred com-pensation plan; and (iii) accrued but unused paid time off. (e) Includes 2015, 2016 and 2017 PSU awards for all NEOs. The unvested 2015, 2016 and 2017 PSUs are shown at target. All PSU values are based on the 20-day average closing price of the Company’s stock ending on December 29, 2017, $3.8135 per share, in accordance with the 2015, 2016 and 2017 PSU award agreements. PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown. (f) Value of accelerated stock option awards represents the excess, if any, of the closing price of the Company’s common stock on December 29, 2017, $3.96 per share, over the exercise prices of such stock options. (g) Includes the following awards that are subject to continued vesting: 290,584 PSUs; 392,292 shares of restricted stock; and 328,731 stock options. (h) Includes retention stock options granted January 29, 2013 for which vesting would be accelerated in full. In addition to the amounts shown above, the NEOs would have been entitled to receive the distributions reflected in the Aggre-gate Balance at Last Fiscal Year-End column of the Nonqualified Deferred Compensation Table for 2017 (payments of which may be deferred to satisfy the provisions of Section 409A of the Internal Revenue Code or made over time pursuant to individual elections). CEO Pay Ratio As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing disclosure regarding the total compensation of the CEO to the total com-pensation of our median employee. We identified our median employee from all full-time and part-time workers who were included as employees on our payroll records as of Decem-ber 31, 2017 (the date used to identify the median employee), based on base salary, using a reasonable estimate of hours worked and overtime actually paid during 2017 for hourly employees, bonuses earned for 2017 performance, the grant date value of equity granted in 2017, and 401(k) matching contributions during 2017. The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and appli-cable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facil-itate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $14,903,906, as reported in the Summary Compensation Table of this proxy statement. The 2017 annual total compensation as determined under Item 402 of Regulation S-K and described above for our median employee was $118,761. The ratio of our CEO’s annu-al total compensation to our median employee’s annual total compensation for fiscal year 2017 was approximately 125 to 1. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions. 70 CHESAPEAKE ENERGY CORPORATION

2017 Director Compensation The Compensation Committee reviews pay levels for non-em-ployee directors each year with assistance from its indepen-dent compensation consultant, who prepares a comprehen-sive assessment of our non-employee director compensation program. The assessment includes benchmarking of director compensation with the same peer group used for executive compensation purposes, and update on recent trends in di-rector compensation and a review of related corporate gover-nance best practices. • An annual grant to the Audit Committee Chairman of addi-tional RSUs with a value of approximately $25,000; and • An annual grant to each Chairman of the Compensation, Finance and Nominating Committees of additional RSUs with a value of approximately $15,000. RSU grants to non-employee directors are granted annually on the date of the annual meeting of shareholders and vest on the earlier of: (i) the one-year anniversary of the grant date or (ii) the date of the next year’s annual meeting of shareholders. Grants of RSUs have been made pursuant to our 2014 Long Term Incentive Plan, or 2014 LTIP. In 2017, Ms. Keating (as a newly appointed director September 2017) received a prorated equity award and cash retainer for service during the third and fourth quarters of 2017. Directors are also reimbursed for travel and other expenses directly related to their service as directors. Our current non-employee director compensation program con-sists of an annual cash retainer, a value-based equity grant for all non-employee directors and additional value-based equity grants for the Chairman of the Board, Chairman Emeritus and the Chairman of each Board committee. Details of our annual non-employee director compensation program are as follows: • An annual retainer of $100,000, payable in equal quarterly installments; Directors are eligible to defer any or all of their annual cash retainers through a deferred compensation plan of the Com-pany on a tax-deferred basis. During 2017, Mr. Ryan and Ms. Keating elected to defer all or a portion of their cash retainers into Company stock through the Chesapeake Deferred Com-pensation Plan for Non-Employee Directors. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings. • An annual grant of RSUs with an aggregate annual value of approximately $250,000; • An annual grant to the independent, non-executive Chair-man of the Board and the Chairman Emeritus of additional RSUs with a value of approximately $250,000; EXECUTIVE COMPENSATION 71

Director Compensation Table

Name	Fees Earned or Paid in Cash($) [(a)]	Stock Awards($) [(b)]	Option Awards($) [(c)]	All Other Compensation($)	Total($)
Gloria R. Boyland	100,000	250,002	—	—	350,002
Luke R. Corbett	100,000	250,002	—	—	350,002
Archie W. Dunham	100,000	499,999	—	—	599,999
Leslie Starr Keating	30,435	76,713	—	—	107,148
R. Brad Martin	100,000	530,003	—	—	630,003
Merrill A. ("Pete") Miller, Jr.	100,000	265,001	—	—	365,001
Thomas L. Ryan	100,000	275,001	—	—	375,001

(a) *Reflects annual retainer for all directors. Ms. Keating and Mr. Ryan elected to defer all or a portion of their annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Ms. Keating, who was first appointed to the Board on September 11, 2017, received a prorated cash payment.*

(b) *Reflects the aggregate grant date fair value of 2017 RSU awards determined pursuant to FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 9 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "Form 10-K"), as filed with the SEC on February 22, 2018. For service as an independent Board member during 2017, Ms. Boyland and Mr. Corbett each received an annual award of 43,253 RSUs on May 19, 2017, with a grant date fair value of $250,002. For service as Chairman Emeritus and an independent director during 2017, Mr. Dunham received an annual award of 86,505 RSUs on May 19, 2017, reflecting a grant date fair value of $499,999. For service as an independent during 2017, Ms. Keating, who was first appointed to the Board on September 11, 2017, received a prorated award of 21,133 RSUs on September 11, 2017, with a grant date fair value of $76,713. For service as Chairman of the Board, Chairman of the Nominating and Finance Committees, and an independent director during 2017, Mr. Martin received an annual award of 91,696 RSUs on May 19, 2017, reflecting a grant date fair value of $530,003. For service as Chairman of the Compensation Committee and an independent director during 2017, Mr. Miller received an annual award of 45,848 RSUs, reflecting a grant date fair value of $265,001. For service as Chairman of the Audit Committee and an independent director during 2017, Mr. Ryan received an annual award of 47,578 RSUs, reflecting a grant date fair value of $275,001. As of December 31, 2017, the aggregate number of shares of unvested restricted stock and unvested RSUs, as applicable, held by each of the then-serving non-employee directors was as follows: Ms. Boyland, 44,806; Mr. Corbett, 44,117; Mr. Dunham, 124,119; Ms. Keating 21,133; Mr. Martin, 152,608; Mr. Miller, 79,527 and Mr. Ryan, 81,992.*

(c) *The Company granted no stock options to non-employee directors in 2017 and none of the non-employee directors held any stock options as of December 31, 2017.*

Stock Ownership Guideline

Beginning in 2016, we established a new stock ownership guideline for non-employee directors to hold common stock, including RSUs, valued at $500,000 or more, based upon the greater of the spot price of our common stock or the trailing 36-month average closing price of our common stock. Non-employee directors are expected to comply with the stock ownership guideline at all times while serving as a director; however, newly appointed directors are generally given three years from the date of appointment to comply. Failure to comply with this guideline or potential deferrals of the guideline due to hardship are addressed on a case-by-case basis, but generally must be cured within six months. There were no failures or deferrals in 2017.

Beneficial Ownership

The table below sets forth (i) the name and address and beneficial ownership of each person known by management to own beneficially more than 5% of our outstanding common stock, and (ii) the beneficial ownership of common stock of our director nominees, directors and NEOs and all current directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of March 19, 2018, the record date, and the persons named below have sole voting and/or investment power with respect to such shares.

72 CHESAPEAKE ENERGY CORPORATION

Beneficial Ownership Table

Beneficial Owner	Common Stock			
	Number of Shares	Share Equivalents	Total Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	92,656,059	—	92,656,059 [(a)]	10.19%
Harris Associates LP 111 S. Wacker Drive, Suite 4600 Chicago, IL 60606	64,980,152	—	64,980,152 [(b)]	7.10%
State Street Corporation One Lincoln Street Boston, MA 02111	55,212,444	—	55,212,444 [(c)]	6.08%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	51,614,414	—	51,614,414 [(d)]	5.70%
Robert D. ("Doug") Lawler	1,253,801 [(e)]	2,407,025 [(f)]	3,660,826	*
Domenic J. ("Nick") Dell'Osso, Jr.	667,846	1,215,901 [(f)]	1,883,747	*
James R. Webb	312,513	823,737 [(f)]	1,136,250	*
M. Jason Pigott	343,408	632,874 [(f)]	976,282	*
Frank J. Patterson	196,180	433,554 [(f)]	629,734	*
Archie W. Dunham	4,604,050	5,169 [(g)]	4,609,219	*
R. Brad Martin	463,697 [(h)]	5,169 [(g)]	468,866	*
Merrill A. ("Pete") Miller, Jr.	238,199	5,169 [(g)]	243,368	*
Thomas L. Ryan	379,037	5,169 [(g)]	384,206	*
Leslie Starr Keating	11,844	—	11,844	*
Gloria R. Boyland	1,558	—	1,558	*
Luke R. Corbett	1,161	—	1,161	*
All current directors and executive officers as a group (14 persons)	**15,442,991**			**1.7%**

* *Less than 1%*

(a) *This information is as of December 31, 2017, as reported in a Schedule 13G/A filed by The Vanguard Group ("Vanguard") on February 9, 2018. According to the filing, Vanguard has sole voting power with regard to 1,065,140 shares, shared voting power with regard to 149,980 shares, sole dispositive power with regard to 91,516,861 shares and shared dispositive power with regard to 1,139,198 shares. Vanguard Fiduciary Trust Company (VFTC) and Vanguard Investments Australia, Ltd. (VIA), wholly owned subsidiaries of Vanguard, are the beneficial owner of 989,218 shares and 225,902 shares, respectively, as a result of VFTC serving as investment manager of collective trust accounts and VIA serving as investment manager of Australian investment offerings.*

(b) *This information is as of December 29, 2017, as reported in a Schedule 13G filed by Harris Associates L.P. ("Harris") and Harris Associates Inc. ("General Partner") on February 14, 2018. The Schedule 13G reports sole power to vote or to direct the vote of 63,600,852 shares and sole power to dispose or to direct the disposition of 64,980,152 shares.*

(c) *This information is as of December 31, 2017, as reported in a Schedule 13G filed by State Street Corporation on February 14, 2018. The Schedule 13G reports sole power to vote or to direct the vote of 55,212,444 shares and sole power to dispose or to direct the disposition of 55,212,444 shares.*

(d) *This information is as of December 31, 2017, as reported in a Schedule 13G filed by BlackRock, Inc. on January 24, 2018. The Schedule 13G reports sole power to vote or to direct the vote of 46,665,936 shares and sole power to dispose or to direct the disposition of 51,614,414 shares.*

(e) *Includes unvested shares of restricted stock granted after January 1, 2013 with respect to which executive officers and directors have voting power.*

(f) *Represents shares of common stock that can be acquired through the exercise of stock options on March 19, 2018 or within 60 days thereafter.*

(g) *Includes RSUs that are scheduled to vest within 60 days of March 19, 2018.*

(h) *Includes 50,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control, and 15,000 shares held in a family trust for the benefit of Mr. Martin's children.*

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and subsequent changes with the SEC. Based solely on a review of filings with the SEC and written representations of our officers and directors that no other reports were required, we believe that all Section 16(a) reports were filed on a timely basis.

EXECUTIVE COMPENSATION 73

Audit Your Board recommends a vote FOR approval of Proposal 3. We Engaged PwC After a Rigorous Review Process The Audit Committee is directly responsible for the appoint-ment, compensation (including advance approval of audit fees), retention and oversight of the independent registered public accounting firm (independent auditor) that audits our financial statements and our internal control over financial re-porting. The committee has selected PwC as our independent auditor for 2018. PwC and its predecessors have served as our independent auditor since 1992. • External data on audit quality and performance, includ-ing recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms; Appropriateness of PwC’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and PwC’s independence and tenure as our auditor, including the benefits and independence risks of having a long-ten-ured auditor and controls and processes that help ensure PwC’s independence. • • The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or en-gage a different independent auditor. In the course of these reviews, the committee considers, among other things: LONG-TENURE BENEFITS Higher audit quality. Through more than 25 years of experi-ence with Chesapeake, PwC has gained institutional knowl-edge of and deep expertise regarding our operations and businesses, accounting policies and practices, and internal control over financial reporting. • PwC’s historical and recent performance on the Chesa-peake audit; PwC’s capability and expertise in handling the breadth and complexity of our nationwide operations; An analysis of PwC’s known legal risks and any significant legal or regulatory proceedings in which it is involved (in-cluding a review of the number of audit clients reporting re-statements as compared to other major accounting firms); • • Efficient fee structure. PwC’s aggregate fees are compet-itive with peer companies because of PwC’s familiarity with our business. 74 CHESAPEAKE ENERGY CORPORATION PROPOSAL 3: Ratification of PwC as Independent Registered Public Accounting Firm for 2018 WHAT ARE YOU VOTING ON? We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP (PwC) as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2018. Although ratification is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate governance. If the selection is not ratified, the committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the committee may select a different auditor at any time during the year if it determines that this would be in the best interest of Chesapeake and our shareholders.

No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls. Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work, staffs Chesa-peake’s nationwide audit (including statutory audits) with a large number of partners and rotates lead partners every five years. INDEPENDENCE CONTROLS Thorough Audit Committee Strong regulatory framework. PwC, as an independent regis-tered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight. oversight. The committee’s oversight includes private meetings with PwC (the full com-mittee meets with PwC at least eight times per year and the chair at least eight times per year), a comprehensive annual evaluation by the committee in determining whether to en-gage PwC, and a committee-directed process for selecting the lead partner. Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chesapeake and our shareholders to retain PwC as our inde-pendent auditor for 2018. Rigorous limits on non-audit services. Chesapeake re-quires Audit Committee pre-approval of non-audit services, prohibits certain types of non-audit services that otherwise would be permissible under SEC rules, and requires that PwC is engaged only when it is best suited for the job. PwC Will Attend the Annual Meeting PwC representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and be available to respond to appropriate shareholder questions. Through more than 25 years of experience with Chesapeake, PwC has gained institutional knowledge of and deep expertise regarding our operations and businesses. AUDIT 75 8x+8x+ Meetings per year between Committee meetings per year, including executive committee chair and PwCsessions between committee members and PwC

Independent Auditor Information PwC Fees for 2016 and 2017 (a) Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2017, $5,639,806 related to the annual audit and interim reviews, $150,000 related to services provided in connection with our issuance of securities, and $310,000 related to the audit of subsidiaries of the Company. In 2016, $6,050,000 related to the annual audit and interim reviews, $200,000 related to services provided in connection with our issuance of securities, and $301,650 related to the audit of subsidiaries of the Company. (b) These amounts related to the audits of employee benefit plans and other audit-related items. (c) These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders and tax consulting services. How We Control and Monitor Non-Audit Services Provided by PwC The Audit Committee has retained PwC (along with other accounting firms) to provide non-audit services in 2018. We understand the need for PwC to maintain objectivity and inde-pendence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the com-mittee has established the following policies and processes related to non-audit services. WE HAVE A PRE-APPROVAL PROCESS FOR NON-AUDIT SERVICES The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that PwC performs for us. Specifically, the committee has pre-approved the use of PwC for specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services, including due diligence; consultations regarding accounting and reporting matters; and reviews and consultations on in-ternal control and other related services. The committee has set a specific annual limit on the amount of non-audit ser-vices (audit-related and tax services) that the Company can obtain from PwC. It has also required management to obtain specific pre-approval from the committee for any single en-gagement over $1 million or any types of services that have not been pre-approved. The committee chair is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided these decisions are presented to the full committee at its next regularly scheduled meeting. WE RESTRICT THE NON-AUDIT SERVICES THAT PWC CAN PROVIDE To minimize relationships that could appear to impair PwC’s objectivity, the Audit Committee has restricted the types of non-audit services that PwC may provide to us (and that oth-erwise would be permissible under SEC rules) and requires that the Company engage PwC only when it is best suited for the job. 76 CHESAPEAKE ENERGY CORPORATION 2017 2016 Audit (a)$6,099,806 $6,551,650 Audit-related (b)345,133 511,012 Tax (c)354,048 305,538 All other fees— — TOTAL $6,798,987 $7,368,200

We Have Hiring Restrictions for PwC Employees To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any PwC partner, director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax pro-fessional and any other individuals responsible for providing audit assurance on any aspect of PwC’s audit and review of our financial statements. Rotation of Key Audit Partners and Audit Firms Audit Committee oversees selection of new lead audit engagement partner every five years. The Audit Committee requires key PwC partners assigned to our audit to be rotated at least every five years. The committee and its chair oversee the selection process for each new lead engagement partner. Throughout this process, the committee and management provide input to PwC about Chesapeake priorities, discuss candidate qualifications and interview potential candidates put forth by the firm. Consideration of audit firm rotation. To help ensure continuing auditor independence, the committee also periodically consid-ers whether there should be a regular rotation of the independent auditor. Audit Committee Report The Audit Committee is directly responsible for the appoint-ment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing au-dit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee. In connection with fulfilling its responsibilities under its char-ter, the Audit Committee met with management and Price-waterhouseCoopers LLP (PwC) throughout the year, and met with PwC at each quarterly meeting without the presence of management. The Audit Committee also reviewed and dis-cussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017. The Committee discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board, or the PCAOB, and reviewed and discussed with PwC the auditor’s indepen-dence from the Company and its management. As part of that review, PwC provided the Committee the written disclosures and letter concerning independence required by the PCAOB. Pursuant to its charter, the Audit Committee is also charged with the oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and indepen-dence; and the performance of the Company’s internal audit function, independent auditor and Chief Compliance Officer. Based on these reviews and discussions, the Audit Commit-tee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. Management is responsible for preparing the Company’s fi-nancial statements in accordance with generally accepted ac-counting principles, or GAAP, and for developing, maintaining and evaluating the Company’s internal control over financial reporting and other control systems. The independent regis-tered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and ex-pressing an opinion with respect to each. MEMBERS OF THE AUDIT COMMITTEE: Thomas L. Ryan, Chairman Gloria R. Boyland Luke R. Corbett Leslie Starr Keating AUDIT 77

Shareholder Matters

PROPOSAL 4: Shareholder Proposal Relating to Lobbying Activities and Expenditures Report

The Unitarian Universalist Association, located at 24 Farnsworth Street, Boston, MA 02210-1409, a beneficial owner of 1,008 shares of the Company's common stock as of November 20, 2017, has notified the Company that it intends to submit the proposal set forth below at the Annual Meeting.

RESOLUTION

WHEREAS, we believe full disclosure of Chesapeake Energy's ("Chesapeake") direct and indirect lobbying activities and expenditures is required to assess whether Chesapeake's lobbying is consistent with its expressed goals and in the best interests of shareholders.

RESOLVED, the shareholders of Chesapeake request the preparation of a report, updated annually, disclosing:

1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2. Payments by Chesapeake used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3. Chesapeake's membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4. Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Chesapeake is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state, and federal levels.

The report shall be presented to the Nominating, Governance and Social Responsibility Committee and posted on Chesapeake's website.

SUPPORTING STATEMENT

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation. Chesapeake spent $11,856,560 from 2010 – 2016 on federal lobbying. This figure does not include lobbying expenditures in states, where Chesapeake also lobbies but disclosure requirements are uneven or absent. For example, Chesapeake had lobbying contracts worth a total of $1,160,000 to $2,255,000 in Texas from 2010 – 2016, and Chesapeake's lobbying in Colorado has attracted media attention ("Colorado AG Defies Governor, Appeals Oil and Gas Safety Ruling to State Supreme Court," International Business Times, May 18, 2017).

Chesapeake lists its membership in the American Petroleum Institute, which has spent $55,458,000 on lobbying from 2010 – 2016. However, Chesapeake fails to disclose any of its other memberships in trade associations and does not disclose the amounts of its contributions used for lobbying. For example, Chesapeake also serves on the boards of the Marcellus Shale Coalition, the Oklahoma Oil & Gas Association and the Texas Oil & Gas Association, but does not disclose these memberships. Nor does Chesapeake disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as sponsoring the American Legislative Exchange Council (ALEC).

We are concerned that Chesapeake's lack of trade association and ALEC disclosure presents reputational risks.

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For example, Chesapeake's ALEC membership has drawn press scrutiny ("Three States Pushing ALEC Bill to Require Teaching Climate Change Denial in Schools," Huffington Post, April 3, 2013). Over 100 companies have publicly left ALEC, including BP, ConocoPhillips, Occidental Petroleum and Shell.

Board of Directors Statement in Opposition to Proposal 4

The Board recommends a vote AGAINST this proposal because the Board believes that the Company's annual Government Affairs and Political Activity Report, which is posted to the Company's website at https://www.chk.com/Documents/responsibility/2017-Political-Activity-Report.pdf, provides substantially all of the information requested. The Board believes that any marginal benefit provided by disclosing additional information is an unnecessary and unproductive use of the Company's and ultimately the shareholders' resources. In this regard, Chesapeake complies with federal, state and local laws that require disclosure of political contributions and lobbying activities, and the Company's participation in the political process reflects strict adherence to high ethical standards and Chesapeake's core values of respect, integrity and trust.

As stated above, Chesapeake regularly provides its shareholders with useful information about its political policies, procedures and lobbying activities. The Board has approved a policy on corporate political participation and lobbying activities, which is contained in the Company's Code of Business Conduct available on the Company's website at www.chk.com and in the Company's Political Participation Policy. Additionally, as the result of a shareholder proposal first received in 2015, Chesapeake began preparing an annual Government Affairs and Political Activity Report, which discloses:

- annual political action committee contributions and expenditures and provides links to federal and state government websites where more detailed information can be obtained;
- that Chesapeake did not make any corporate contributions to candidates, campaign committees or "Super" PACs;
- annual contributions to trade and chamber associations; and
- annual federal lobbying expenditures.

The Nominating, Governance and Social Responsibility Committee of the Board is responsible for overseeing the Company's political spending and lobbying activities. As part of this important oversight responsibility, the Nominating, Governance and Social Responsibility Committee of the Board reviews the purpose and benefit of the Company's political spending in consultation with the corporate officers responsible for such activities.

The Company operates in an industry that is heavily regulated and deeply affected by the political and legislative process. The Company strongly believes that its long-term value to its shareholders is enhanced by a business environment that protects and supports the oil and gas industry. While Chesapeake's primary focus in this area is on compliance with state and federal laws governing its activities, rather than on active participation in the political or legislative process, from time to time the Company supports organizations and trade associations that are active in the public policy and political engagement processes as they affect the exploration, production and transportation of oil and natural gas. In so doing, the Company strictly adheres to its policies, referenced above, and to U.S. and state laws and regulations that govern political engagement for U.S. public companies. The Company's Federal Political Action Committee, which is funded through voluntary contributions by eligible employees, files its reports of receipts and contributions as required by the Federal Election Commission. The Board also believes in making the Company's political contributions transparent to interested parties, as evidenced by its regular disclosures of this information in the Government Affairs and Political Activity Report on the Chesapeake website.

SHAREHOLDER MATTERS 79

As required by the Lobbying Disclosure Act, the Company files quarterly reports that describe issues lobbied and the amount spent on lobbying activity. These reports are publicly available on the website of the U.S. House of Representatives at http://lobbyingdisclosure.house.gov/ and the U.S. Senate website at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. All state lobbying disclosure requirements — which vary by jurisdiction — are met, with some states publishing those reports on their respective websites.

Several components of the special report requested within this proposal are already provided in the Company's public disclosures, including payments for federal lobbying and the Company's policies, procedures, management oversight and decision making related to lobbying activities. Chesapeake has adopted a Political Participation Policy regarding political contributions to candidates and other political entities, as well as lobbying activities and trade associations, and publishes an annual Government Affairs and Political Activity Report on the Company's website disclosing annual contributions. The Company also files publicly available disclosure reports with the U.S. House of Representatives, the U.S. Senate, the Federal Election Commission, and the ethics/campaign finance agencies operated by the states where it lobbies and/or makes corporate contributions to candidates.

With respect to trade association contributions, the Company's primary purpose in joining groups such as the American Petroleum Institute is not for political purposes, nor does the Company agree with all positions taken by trade and industry associations on issues. The greater benefits Chesapeake receives from trade association memberships are the general business, technical and industry standard-setting expertise that these organizations provide, as well as ensuring that the Company has the ability to operate in the best public policy environment.

We note that similar proposals regarding the Company's political spending were made in 2015 and in 2016. At the 2015 annual meeting of shareholders, the political spending proposal received support from approximately 15% of voted shares. More importantly, Chesapeake began posting an annual Government Affairs and Political Activity Report on the Company's website after receiving the 2015 shareholder proposal. At the 2016 annual meeting of shareholders, a second political spending proposal received support from only 5.7% of voted shares.

The Board is confident that the Company's political policies, procedures and lobbying activities are aligned with its long-term interests and does not believe that a special report beyond the Company's current voluntary and mandatory lobbying disclosures is either necessary or an efficient use of Company resources.

⊘ The Board of Directors recommends a vote "AGAINST" Proposal 4

80 CHESAPEAKE ENERGY CORPORATION

PROPOSAL 5: Shareholder Proposal Relating to 2 Degrees Celsius Scenario Assessment Report

The Office of the State Comptroller of the State of New York, located at 59 Maiden Lane, 30th Floor, New York, NY 10038, a beneficial owner of 1,888,500 shares of the Company's common stock as of December 6, 2017, has notified the Company that it intends to submit the proposal set forth below at the Annual Meeting.

RESOLUTION

WHEREAS: In November 2016, the Paris Agreement entered into force. Its goal of keeping global temperature rise well below 2 degrees Celsius is already shaping global policy decisions. Resulting national, state, and local regulations to address climate change, technological innovation, energy efficiency improvements, and consumer preference are leading the way toward a low carbon energy market that will meaningfully reduce demand for carbon-based fuels.

The CEOs of Statoil and Shell have predicted that peak demand for oil may occur as early as the 2020s. The increasing likelihood of public policy action, and the speed of technological advancements to address climate change, make it vital that Chesapeake provide investors with more detailed analyses of the potential risks to its business under a range of climate scenarios. This imperative is underscored by Moody's announcement that it will take climate risk into account in establishing bond ratings.

Investors are increasingly focused on the need for robust climate disclosure, including scenario analysis. In June 2017, the Financial Stability Board's Task Force on Climate-related Financial Disclosures finalized its guidelines for reporting on climate risk, recommending that companies in the energy sector evaluate the potential impact of different scenarios, including a 2°C scenario, on the organization's businesses, strategy, and financial planning.

Investors representing over $25 trillion in assets publicly endorsed the Task Force recommendations.

Chesapeake admits in its financial filings that action on climate change "could significantly impact our industry and the company, causing increased costs and reduced demand for oil and natural gas." A recent analysis by Carbon Tracker found that 40 to 50% of Chesapeake's potential capital expenditure is at risk in a low-carbon transition.

And yet our company's current disclosure is weak, receiving a failing score of "F" from CDP, a climate disclosure organization supported by investors with $100 trillion in assets, even as peers like ConocoPhillips and Occidental have begun the process of providing shareholders with improved disclosure on carbon asset risk.

A 2-degree scenario analysis of Chesapeake's future plans will generate a more complete picture of current and future risks and opportunities than business-as-usual planning. Scenario analysis allows a company to consider multiple potential futures, and design a strategy that is resilient in a world of increasing uncertainty. This report will help Chesapeake identify both vulnerabilities and opportunities for its business, and reassure investors that our company is poised to manage and take advantage of future regulatory, technological and market changes.

RESOLVED: Shareholders request that by 2019 Chesapeake publish, with board oversight, an assessment of the long-term portfolio impacts of scenarios consistent with the internationally recognized goal of limiting the global increase in temperature to 2 degrees Celsius. The assessment should outline the impacts of multiple, fluctuating demand and price scenarios on the company's existing reserves and resource portfolio and explain how capital planning and business strategies incorporate analyses of the financial risks of a low-carbon transition. The report should be done at reasonable cost and omit proprietary information.

Board of Directors Statement in Opposition to Proposal 5

The Board recommends a vote AGAINST this proposal because (i) the Company's Form 10-K for the fiscal year ended December 31, 2017 (the "Form 10-K") and its annual Corporate Responsibility Report already provide information responsive to the proposal and (ii) the proposal requires a report addressing issues outside the Company's experience and purpose.

THE COMPANY'S EXISTING DISCLOSURE

The proposal seeks, in significant part, a report on the long- and short-term financial risks to the Company associated with policy actions related to climate change. The Form 10-K

SHAREHOLDER MATTERS 81

already provides information responsive to the proposal. Specifically, the Company's Form 10-K identifies the following risks and matters:

- **Global Warming and Climate Change**
  At the federal level, EPA regulations require us to establish and report a prescribed inventory of greenhouse gas emissions. Legislative and regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require us to incur additional operating costs and could adversely affect demand for the oil and natural gas that we sell. In recent years, the EPA has considered additional standards of performance to limit methane emissions from oil and gas sources. In 2017, the EPA announced that it is reconsidering these standards and has proposed to stay their requirements. However, the standards currently remain in effect. The potential increase in our operating costs could include new or increased costs to (i) obtain permits, (ii) operate and maintain our equipment and facilities (through the reduction or elimination of venting and flaring of methane), (iii) install new emission controls on our equipment and facilities, (iv) acquire allowances authorizing our greenhouse gas emissions, (v) pay taxes related to our greenhouse gas emissions, and (vi) administer and manage a greenhouse gas emissions program. In addition to these federal actions, state governments and/or regional agencies are considering enacting new legislation and/or promulgating new regulations governing or restricting the emission of greenhouse gases from stationary sources such as our equipment and operations.

  In addition, the United States was actively involved in the United Nations Conference on Climate Change in Paris, which led to the creation of the Paris Agreement. The Paris Agreement requires countries to review and "represent a progression" in their nationally determined contributions, which set emissions reduction goals, every five years. In August 2017, the United States informed the United Nations of its intent to withdraw from the Paris Agreement. The earliest possible effective withdrawal date from the Paris Agreement is November 2020.

Form 10-K, page 20.

- **Oil, natural gas and NGL prices fluctuate widely, and lower prices for an extended period of time are likely to have a material adverse effect on our business.**

Our revenues, operating results, profitability, liquidity and ability to grow depend primarily upon the prices we receive for the oil, natural gas and NGL we sell. We incur substantial expenditures to replace reserves, sustain production and fund our business plans. Low oil, natural gas and NGL prices can negatively affect the amount of cash available for capital expenditures, debt service and debt repayment and our ability to borrow money or raise additional capital and, as a result, could have a material adverse effect on our financial condition, results of operations, cash flows and reserves. In addition, low oil and natural gas prices, such as those experienced in 2015 and continuing into the first quarter of 2017, may result in ceiling test write-downs of our oil and natural gas properties.

Historically, the markets for oil, natural gas and NGL have been volatile, and they are likely to continue to be volatile. Wide fluctuations in oil, natural gas and NGL prices may result from factors that are beyond our control, including:

- domestic and worldwide supplies of oil, natural gas and NGL, including U.S. inventories of oil and natural gas reserves;
- weather conditions;
- changes in the level of consumer and industrial demand;
- the price and availability of alternative fuels;
- the effectiveness of worldwide conservation measures;
- the availability, proximity and capacity of pipelines, other transportation facilities and processing facilities;
- the level and effect of trading in commodity futures markets, including by commodity price speculators and others;
- U.S. exports of oil, natural gas, liquefied natural gas and NGL;
- the price and level of foreign imports;

82 CHESAPEAKE ENERGY CORPORATION

- the nature and extent of domestic and foreign governmental regulations and taxes;
- the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
- political instability or armed conflict in oil and natural gas producing regions;
- acts of terrorism; and
- domestic and global economic conditions.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil, natural gas and NGL price movements with any certainty. As of February 22, 2018, including January and February derivative contracts that have settled, approximately 74% and 68% of our forecasted 2018 oil production and natural gas production, respectively, was hedged through swaps and collars. Even with oil, natural gas and NGL derivatives currently in place to mitigate price risks associated with a portion of our 2018 cash flows, we have substantial exposure to oil, natural gas and NGL prices in 2019 and beyond. In addition, a prolonged extension of lower prices could reduce the quantities of reserves that we may economically produce.

Form 10-K, pages 22 – 23.

- **Potential legislative and regulatory actions addressing climate change could significantly impact our industry and us, causing increased costs and reduced demand for oil and natural gas.**

Various state governments and regional organizations are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from stationary sources such as our equipment and operations. At the federal level, the EPA has already made findings and issued regulations that require us to establish and report a prescribed inventory of greenhouse gas emissions. Additional legislative and/or regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require us to incur additional operating costs and could adversely affect demand for the oil and natural gas that we sell. The potential increase in our operating costs could include new or increased costs to obtain permits, operate and maintain our equipment and facilities, install new emission controls on our equipment and facilities, acquire allowances to authorize our greenhouse gas emissions, pay taxes related to our greenhouse gas emissions and administer and manage a greenhouse gas emissions program. Even without federal legislation or regulation of greenhouse gas emissions, states may pursue the issue either directly or indirectly.

In addition, the United States was actively involved in the United Nations Conference on Climate Change in Paris, which led to the creation of the Paris Agreement. The Paris Agreement will require countries to review and "represent a progression" in their nationally determined contributions, which set emissions reduction goals, every five years. In August 2017, the United States informed the United Nations of its intent to withdraw from the Paris Agreement. The earliest possible effective withdrawal date from the Paris Agreement is November 2020. The Paris Agreement could further drive regulation in the United States. Restrictions on emissions of methane or carbon dioxide that have been or may be imposed in various states, or at the federal level could adversely affect the oil and gas industry. Moreover, incentives to conserve energy or use alternative energy sources as a means of addressing climate change could reduce demand for oil and natural gas. Finally, we note that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth's atmosphere may produce climate changes that have significant physical effects, such as higher sea levels, increased frequency and severity of storms, droughts, floods, and other climatic events. If any such effects were to occur, they could have an adverse effect on our financial condition and results of operations.

Form 10-K, page 30.

Moreover, the Company is engaged in a highly regulated business, as detailed on pages 17 – 20 of the Form 10-K. The Company is also subject to extensive disclosure requirements pursuant to the rules and regulations of the SEC. The proposal requests that the Company provide an "assessment of the long-term portfolio impacts of scenarios consistent with the internationally recognized goal of limiting the global increase in temperature to 2 degrees Celsius." Among other disclosure requirements, SEC Regulation S-K,

SHAREHOLDER MATTERS 83

Items 101 (Description of Business), 303 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and 503(c) (Risk Factors) require the Company to provide disclosure in its public filings with the SEC that covers significant aspects of the information requested in the proposal. In Commission Guidance Regarding Disclosure Related to Climate Change, Exchange Act Release No. 61469 (Feb. 2, 2010), the SEC underscored the possible need to include climate change disclosure to the Regulation S-K items referenced above. Finally, pursuant to Item 1202 of Regulation S-K, we are required to make specified disclosures about our reserves, and any third party who audits our reserves is required to disclose in its reserves report a discussion of the possible effects of regulation on our ability to recover the estimated reserves. The Company has made responsive disclosures. For example, in the risk factor addressing climate change, which is quoted above, the Company notes that "incentives to conserve energy or use alternative energy sources as a means of addressing climate change could reduce demand for oil and natural gas."

In addition to the information included in the Form 10-K, the Company also publishes an annual Corporate Responsibility Report. A key segment of this report outlines steps taken by the Company with regard to environment, health and safety issues. The report includes discussion and key metrics regarding the Company's operations and activities, including those that are central to the evolving discussion related to climate change. The Board believes the Company has already addressed and publicly disclosed in its SEC filings and the Corporate Responsibility Report information addressing significant aspects of the report sought by the proposal.

CDP vs. Disclosing the Facts

The shareholder proposal states that Chesapeake's current disclosure is weak, receiving a failing score of "F" from the Carbon Disclosure Project, or CDP, a climate disclosure organization. In reality, Chesapeake's score from the CDP is entirely attributable to the Company's lack of participation in the CDP rather than a deficiency in disclosure or environmental stewardship. In keeping with the Company's commitment to transparent engagement with our stakeholders regarding air quality compliance and methane reduction practices, Chesapeake actively participates in Disclosing the Facts, a climate disclosure organization comprised of 28 prominent oil and gas companies. Consistent with this commitment, Chesapeake scored a top quartile ranking — receiving 10 out of 13 possible points — on the 2017 Disclosing the Facts scorecard. Significantly, this report focused on methane emissions and methane reduction practices. Furthermore, in 2017 the Company joined The Environmental Partnership, a coalition of U.S. natural gas and oil companies that work together to improve environmental performance by reducing emissions.

The Company's primary purpose in joining groups such as The Environmental Partnership and Disclosing the Facts is to benefit from the technical and industry standard-setting environmental expertise that these organizations provide, as well as ensuring that the Company operates in an efficient and environmentally compliant manner.

BURDEN AND EXPENSE OF REQUESTED REPORT

In addition, the proposal requires a report addressing issues outside the Company's experience and purpose. The report required by the proposal would require the Company to speculate what specific policy steps might be undertaken, both in the United States and internationally, to limit the global increase in temperature to 2 degrees Celsius. We do not see any clear path, let alone one involving only "reasonable cost," for forecasting a panoply of scenarios based on what political bodies such as the United States Congress, state legislatures or foreign governments may do in the future, nor to predict future administrative actions or the validity of future administrative actions regarding climate change and fossil fuels. We do not believe it to be in the shareholders' best interests to expend corporate funds and time engaging in such projections.

CONCLUSION

The Board is confident that the Company's portfolio strategy, operating procedures and environmental compliance policies are aligned with the long-term interests of its shareholders and believes that the Company already provides robust disclosure consistent with that requested in the shareholder proposal. Furthermore, the Company has engaged in discussions with some of its largest shareholders and intends to continue to elicit feedback from various stakeholders with regard to these disclosures.

⊘ The Board of Directors recommends a vote "AGAINST" Proposal 5

84 CHESAPEAKE ENERGY CORPORATION

Submitting Shareholder Proposals for 2019 Annual Meeting

The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for next year's annual meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our bylaws, as applicable, to see all applicable requirements.

	Proposals for inclusion in 2019 proxy	Director nominees for inclusion in 2019 proxy (proxy access)	Other proposals/nominees to be presented at 2019 meeting
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8	A shareholder (or a group of shareholders) owning at least 3% of Chesapeake stock for at least 3 years may submit director nominees (up to 25% of the Board) for inclusion in our proxy statement by satisfying the requirements specified in Article I, Section 11 of our bylaws*	Shareholders may present proposals or shareholder nominations directly at the annual meeting (and not for inclusion in our proxy statement) by satisfying the requirements specified in Article I, Sections 11(b) and 12 of our bylaws*
When proposal must be received by Chesapeake	No later than close of business on December 7, 2018	No earlier than December 19, 2018 and no later than close of business on January 18, 2019	No earlier than January 18, 2019 and no later than close of business on February 17, 2019
Where to send	By mail: James R. Webb, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, at the applicable address listed on page 2 of this proxy statement By email: shareholder.proposals@chk.com		
What to include	The information required by SEC Rule 14a-8	The information required by our bylaws*	The information required by our bylaws*

** Our bylaws are available at www.sec.gov/Archives/edgar/data/895126/000089512614000171/bylawsex32.htm.*

The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our bylaws or other requirements of rules under the Exchange Act.

Additional Shareholder Engagement: Community-Focused Initiatives

Chesapeake strives to be a charitable, engaged and responsible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 150-year history in the U.S., oil and natural gas development is still a very new industry in several areas of the country. We understand the importance of educating community members about our activities, maintaining open lines of communication and proactively seeking out opportunities to provide further information about our safe and responsible drilling and completion processes, including the over 60-year-old process of hydraulic fracturing. Following discussions with shareholders, we recognize that addressing the community impacts of our operations has become increasingly important to a wider audience, including our shareholders. Consequently, we intend to continue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improvement in all of our operations, including our community engagement strategies and public disclosures.

SHAREHOLDER MATTERS 85

Forward-Looking Statements This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include any statements that are not historical facts and include expected oil, natu-ral gas and natural gas liquids (NGL) production and future expenses, estimated operating costs, assumptions regarding future oil, natural gas and NGL prices, planned drilling ac-tivity, estimates of future drilling and completion and other capital expenditures, goals for the future, projected future commitments, the potential use of newly authorized shares, the company’s go-forward strategy and path forward, per-formance goals, actions related to 2018 executive compen-sation, estimated future payouts under long-term incentive plan awards, additional shareholder engagement, anticipated sales, the adequacy of our provisions for legal contingencies, statements concerning anticipated cash flow and liquidity debt and preferred stock repurchases, operating and capital efficiencies, business strategy and other plans and objectives for future operations. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Factors that could cause actual results to differ ma-terially from expected results are described under Risk Factors and other sections of our most recent annual report on Form 10-K and in other filings with the SEC, and include: the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access capital markets on favorable terms; the availability of cash flows from operations and other funds to finance reserve replacement costs or satisfy our debt obligations; our ability to replace reserves and sustain production; results of litigation; charges incurred in response to market conditions and in con-nection with our ongoing actions to reduce financial leverage and complexity; drilling and operating risks and resulting lia-bilities; and a deterioration in general economic, business or industry conditions. EXHIBIT A Chesapeake Energy Corporation Non-GAAP Financial Measures Certain of the financial metrics applicable to the 2017 and 2018 annual incentive programs, as described on pages 49 and 55, respectively, are non-GAAP financial measures. We provide reconciliations to the most directly comparable finan-cial measures calculated in accordance with generally accept-ed accounting principles in our quarterly earnings releases and post them on the Company’s website at www.chk.com in the Non-GAAP Financials sub-section of the section entitled “SEC Filings” under “Investors.” tization expense. Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results, including unrealized gains and losses on natural gas, oil and natural gas liquids derivatives, restructuring and other termination costs, impairments, gains and losses on sales of fixed assets and investments, losses on investments, losses on purchases of debt and extinguishment of other financing, and net income attributable to noncontrolling interests. For 2017, adjusted EBITDA was $2.160 billion and adjusted EBIT-DA/boe was $10.80. Price adjusted EBITDA, the performance metric used for purposes of the 2017 annual incentive pro-gram, is defined under the caption. EBITDA represents net income (loss) before income tax ex-pense, interest expense and depreciation, depletion and amor-86 CHESAPEAKE ENERGY CORPORATION

Headquartered in Oklahoma City, Chesapeake’s operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States. The company also owns oil and natural gas marketing and natural gas gathering and compression businesses. Our focus on financial discipline and profitable and efficient growth from captured resources includes balancing capital expenditures with cash flow from operations, reducing operational risk and complexity, promoting a culture of safety and integrity, and being a great business. With leading positions in top U.S. oil and natural gas plays from South Texas to Pennsylvania, we continue to unlock value in each of our operating areas. 2018 INTERACTIVE PROXY https://iiwisdom.com/CHK-2018 2017 ANNUAL REPORT www.chk.com/investors/annual-report 2018 ANNUAL MEETING WEBSITE www.chk.com/investors/annual-meeting CORPORATE RESPONSIBILITY REPORT COMMUNICATE WITH THE COMPANY Corporate responsibility is embedded in the culture of Chesapeake. Our Corporate Responsibility Report communicates our high standards and highlights our operations focused on safety, stewardship and sustainability. www.chk.com/responsibility Board of Directors 866-291-3401 (Director Access Line) TalktoBoD@chk.com Investor Relations 405-935-8870 ir@chk.com Owner Relations 877-CHK-1GAS (877-245-1427) contact@chk.com Compliance and Ethics 877-CHK-8007 (877-245-8007) (anonymous) compliance@chk.com www.chkethics.com OUR STORIES Every day Chesapeake employees create value that drives our company forward and capitalizes on our strengths — high-quality assets, advanced technical capabilities and ongoing operating efficiencies, to name just a few. We share these topics in the News and Stories section of www.chk.com/media.

6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118

CHESAPEAKE ENERGY

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 17, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLAN PARTICIPANTS
If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), you may vote the Plan shares using the methods mentioned above up until 10:59 P.M. Central Time on May 16, 2018. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41542-Z71787-P02670 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHESAPEAKE ENERGY CORPORATION

The Board of Directors recommends a vote FOR the election of all director nominees.

1. Election of Directors	For	Against	Abstain
1a. Gloria R. Boyland	☐	☐	☐
1b. Luke R. Corbett	☐	☐	☐
1c. Archie W. Dunham	☐	☐	☐
1d. Leslie Starr Keating	☐	☐	☐
1e. Robert D. "Doug" Lawler	☐	☐	☐
1f. R. Brad Martin	☐	☐	☐
1g. Merrill A. "Pete" Miller, Jr.	☐	☐	☐
1h. Thomas L. Ryan	☐	☐	☐

Company Proposals - The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. To approve on an advisory basis our named executive officer compensation.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
Shareholder Proposals – The Board of Directors recommends a vote AGAINST Proposals 4 and 5.			
4. Lobbying activities and expenditures report.	☐	☐	☐
5. 2 degrees Celsius scenario assessment report.	☐	☐	☐

Other Matters

6. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E41543-Z71787-P02670 PROXY CHESAPEAKE ENERGY CORPORATION Annual Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS May 18, 2018 10:00 A.M. Central Time The undersigned hereby appoints R. Brad Martin, Robert D. Lawler and James R. Webb, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the Company’s Annual Meeting of Shareholders to be held on Friday, May 18, 2018, at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given. If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), this voting instruction form is sent to you on behalf of Fidelity Management Trust Company, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. As a participant in the Plan, you hereby direct Fidelity Management Trust Company, as Trustee, to vote all shares of Common Stock of the Company represented by your proportionate interest in the Plan (the "Plan Shares") at the Company's Annual Meeting of Shareholders, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2 AND 3, "AGAINST" THE SHAREHOLDER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.